Exhibit 99.2

INDEX TO FINANCIAL STATEMENTS

NORANDA ALUMINUM HOLDING CORPORATION

Consolidated Financial Statements
Report of Independent Registered Public Accounting Firm for 2007, 2008 and 2009	F-2
Consolidated Balance Sheets as of December 31, 2008 and 2009 (Successor)	F-4

Consolidated Statements of Operations for the Periods from January 1, 2007 to May 17, 2007
(Predecessor), and May 18, 2007 to December 31, 2007 (Successor), and the Years Ended
December 31, 2008 and 2009 (Successor)

F-5

Consolidated Statements of Shareholders’ Equity (Deficiency) for the Periods from January 1, 2007 to May 17, 2007 (Predecessor), and May 18, 2007 to December 31, 2007 (Successor), and the Years
Ended December 31, 2008 and 2009 (Successor)

F-6

Consolidated Statements of Cash Flows for the Periods from January 1, 2007 to May 17, 2007
(Predecessor), and May 18, 2007 to December 31, 2007 (Successor), and the Years Ended December
31, 2008 and 2009 (Successor)

F-7
Notes to Consolidated Financial Statements	F-8

GRAMERCY ALUMINA LLC
Audited Financial Statements
Report of Independent Registered Public Accounting Firm	F-72
Balance Sheets as of December 31, 2007 and 2008	F-73
Statements of Operations for the Years Ended December 31, 2007 and 2008	F-74
Statements of Changes in Members’ Equity for the Years Ended December 31, 2007 and 2008	F-75
Statements of Comprehensive Income for the Years Ended December 31, 2007 and 2008	F-76
Statements of Cash Flows for the Years Ended December 31, 2007 and 2008	F-77
Notes to Financial Statements	F-78

Unaudited Financial Statements
Statement of Operations for the Eight Months Ended August 31, 2009	F-87
Statement of Changes in Members’ Equity for the Eight Months Ended August 31, 2009	F-88
Statement of Comprehensive Income for the Eight Months Ended August 31, 2009	F-89
Statement of Cash Flows for the Eight Months Ended August 31, 2009	F-90
Notes to Financial Statements	F-91

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors

Noranda Aluminum Holding Corporation

We have audited the accompanying consolidated balance sheets of Noranda Aluminum Holding Corporation (the “Company”) as of December 31, 2009 and 2008 (Successor) and the related consolidated statements of operations, shareholders’ equity (deficiency), and cash flows for the years ended December 31, 2009 and 2008 (Successor) and the periods from January 1, 2007 to May 17, 2007 (Predecessor) and from May 18, 2007 to December 31, 2007 (Successor). These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits. We did not audit the financial statements of Gramercy Alumina LLC (Gramercy) and St. Ann Bauxite Limited (St. Ann) for the years ended December 31, 2008 and 2007 (corporations in which the Company had 50% interests through August 31, 2009). Those statements have been audited by other auditors whose reports have been furnished to us, and our opinion on the Company’s consolidated financial statements, insofar as it relates to the amounts included for Gramercy and St. Ann before consolidation adjustments, is based solely on the reports of the other auditors. In the Company’s consolidated financial statements (in thousands), the Company’s investments in Gramercy and St. Ann are stated at $101,888 and $103,769, respectively, at December 31, 2008 (Successor), and the Company’s equity in the net income (loss) before consolidation adjustments of Gramercy and St. Ann is $9,769 and $(2,066), respectively for the year ended December 31, 2008 (Successor) and $4,103 and $2,877, respectively, for the period from January 1, 2007 to May 17, 2007 (Predecessor) and $8,604 and $3,451, respectively, for the period from May 18, 2007 to December 31, 2007 (Successor).

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits and the reports of the other auditors provide a reasonable basis for our opinion.

In our opinion, based on our audits and the reports of other auditors, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Noranda Aluminum Holding Corporation at December 31, 2009 and 2008 (Successor), and the consolidated results of its operations and cash flows for the years ended December 31, 2009 and 2008 (Successor) and the periods from January 1, 2007 to May 17, 2007 (Predecessor) and from May 18, 2007 to December 31, 2007 (Successor), in conformity with U.S. generally accepted accounting principles.

/S/ ERNST & YOUNG LLP

Nashville, Tennessee

March 1, 2010,

except for the second, fourteenth and sixteenth

paragraphs of Note 1 and Note 25,

as to which the date is April 26, 2010

INDEPENDENT AUDITORS’ REPORT

To the members of

ST. ANN BAUXITE LIMITED AND ITS SUBSIDIARY

We have audited the accompanying consolidated balance sheets of St. Ann Bauxite Limited and its subsidiary (the Group) as at December 31, 2007 and 2008 and the related consolidated profit and loss account and statements of changes in equity and cash flows for the years ended December 31, 2007 and 2008. These financial statements are the responsibility of the directors and management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance that the financial statements are free of material misstatements. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by directors and management, as well as evaluating the overall financial statement presentation. We believe our audits provide a reasonable basis for our opinion.

In our opinion such consolidated financial statements, present fairly, in all material respects, the financial position of the Group as at December 31, 2007 and 2008 and of the results of its financial performance and cash flows for the years ended December 31, 2007 and 2008 prepared in accordance with International Financial Reporting Standards.

US GAAP Reconciliation

Accounting principles under International Financial Reporting Standards vary in certain significant respects from accounting principles generally accepted in the United States of America. Information relating to the nature and effect of such differences is presented in note 23 of the financial statements.

/S/ DELOITTE & TOUCHE

Chartered Accountants

Kingston, Jamaica,

February 6, 2009

NORANDA ALUMINUM HOLDING CORPORATION

CONSOLIDATED BALANCE SHEETS

(dollars expressed in thousands, except share information)

	Successor
	December 31, 2008	December 31, 2009
	$	$
ASSETS
Current assets:
Cash and cash equivalents	184,716	167,236
Accounts receivable, net	74,472	86,249
Inventories	139,019	182,356
Derivative assets, net	81,717	68,036
Taxes receivable	13,125	730
Prepaid expenses	3,068	36,418
Other current assets	299	13,808

Total current assets	496,416	554,833

Investments in affiliates	205,657	—
Property, plant and equipment, net	599,623	745,498
Goodwill	242,776	137,570
Other intangible assets, net	66,367	79,047
Long-term derivative assets, net	255,816	95,509
Other assets	69,516	85,131

Total assets	1,936,171	1,697,588

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable:
Trade	34,816	69,912
Affiliates	34,250	—
Accrued liabilities	32,740	61,961
Accrued interest	2,021	167
Deferred tax liabilities	24,277	27,311
Current portion of long-term debt	32,300	7,500

Total current liabilities	160,404	166,851

Long-term debt, net	1,314,308	944,166
Pension and OPEB liabilities	120,859	106,393
Other long-term liabilities	39,582	55,632
Deferred tax liabilities	262,383	330,382
Common stock subject to redemption (200,000 shares at December 31, 2008 and 2009)	2,000	2,000
Shareholders’ equity:
Common stock (100,000,000 shares authorized; $0.01 par value; 43,499,096 shares issued and 43,493,096 shares outstanding at December 31, 2008; 43,752,832 shares issued and outstanding at December 31, 2009, including 200,000 shares subject to redemption at December 31, 2008 and 2009)	434	436
Capital in excess of par value	14,383	16,123
Accumulated deficit	(176,497)	(75,123)
Accumulated other comprehensive income	198,315	144,728

Total Noranda shareholders’ equity	36,635	86,164
Noncontrolling interest	—	6,000

Total shareholders’ equity	36,635	92,164

Total liabilities and shareholders’ equity	1,936,171	1,697,588

See accompanying notes to consolidated financial statements

NORANDA ALUMINUM HOLDING CORPORATION

CONSOLIDATED STATEMENTS OF OPERATIONS

(dollars expressed in thousands, except per share information)

	Predecessor	Successor
	Period from January 1, 2007 to May 17, 2007	Period from May 18, 2007 to December 31, 2007	Year ended December 31, 2008	Year ended December 31, 2009
	$	$	$	$
Sales	527,666	867,390	1,266,427	769,911
Operating costs and expenses:
Cost of sales	424,505	768,010	1,122,676	779,888
Selling, general and administrative expenses	16,853	39,159	73,831	75,551
Goodwill and other intangible asset impairment	—	—	25,500	108,006
Excess insurance proceeds	—	—	—	(43,467)
Other recoveries, net	(37)	(454)	—	—

	441,321	806,715	1,222,007	919,978

Operating income (loss)	86,345	60,675	44,420	(150,067)

Other (income) expense:
Interest expense, net	6,235	65,043	87,952	53,561
(Gain) loss on hedging activities, net	56,467	(12,497)	69,938	(111,773)
Equity in net (income) loss of investments in affiliates	(4,269)	(7,375)	(7,702)	79,654
(Gain) loss on debt repurchase	—	2,200	1,202	(211,188)
Gain on business combination	—	—	—	(120,276)

	58,433	47,371	151,390	(310,022)

Income (loss) before income taxes	27,912	13,304	(106,970)	159,955
Income tax (benefit) expense	13,655	5,137	(32,913)	58,580

Net income (loss)	14,257	8,167	(74,057)	101,375

Earnings per share
Basic		0.19	(1.70)	2.33
Diluted		0.19	(1.70)	2.33

Weighted-average shares outstanding
Basic		43,206	43,440	43,526
Diluted		43,330	43,440	43,526
Cash dividends declared per common share		$5.00	$2.35	$—

See accompanying notes to consolidated financial statements

NORANDA ALUMINUM HOLDING CORPORATION

CONSOLIDATED STATEMENTS OF SHAREHOLDERS’ EQUITY (DEFICIENCY)

(dollars expressed in thousands)

	Common Stock	Capital in excess of par value	(Accumulated deficit) retained earnings	Accumulated other comprehensive (loss) income	Non- controlling interest	Total shareholders’ equity (deficiency)
	$	$	$	$	$	$
Balance, December 31, 2006 (Predecessor)	1	953,653	59,425	(4,578)	—	1,008,501

For the period from January 1, 2007 to May 17, 2007 (Predecessor):
Adoption of new accounting standard (uncertain tax positions)	—	—	(1,226)	—	—	(1,226)
Net income	—	—	14,257	—	—	14,257
Pension adjustment, net of tax of $(1,494)	—	—	—	3,206	—	3,206

Total comprehensive income						17,463
Capital contribution from parent	—	128,600	—	—	—	128,600
Distribution to parent	—	—	(25,000)	—	—	(25,000)
Non-cash distribution to parent	—	—	(1,541)	—	—	(1,541)

Balance, May 17, 2007 (Predecessor)	1	1,082,253	45,915	(1,372)	—	1,126,797

Adjustment to reflect Apollo Acquisition (Successor)	432	215,914	(216)	—	—	216,130
For the period from May 18, 2007 to December 31, 2007 (Successor):
Net income	—	—	8,167	—	—	8,167
Pension adjustment, net of tax of $(7,368)	—	—	—	(12,059)	—	(12,059)

Total comprehensive loss						(3,892)
Distribution to shareholders	—	(207,963)	(8,167)	—	—	(216,130)
Stock option expense	—	3,816	—	—	—	3,816

Balance, December 31, 2007 (Successor)	432	11,767	(216)	(12,059)	—	(76)

For the year ended December 31, 2008 (Successor):
Net loss	—	—	(74,057)	—	—	(74,057)
Pension adjustment, net of tax of $(31,842)	—	—	—	(53,408)	—	(53,408)
Unrealized gain on derivatives, net of tax of $150,296	—	—	—	263,782	—	263,782

Total comprehensive income						136,317
Distribution to shareholders	—	—	(102,223)	—	—	(102,223)
Issuance of shares	2	285	(1)	—	—	286
Repurchase of shares	—	(45)	—	—	—	(45)
Stock option expense	—	2,376	—	—	—	2,376

Balance, December 31, 2008 (Successor)	434	14,383	(176,497)	198,315	—	36,635

For the year ended December 31, 2009 (Successor):
Net income	—	—	101,375	—	—	101,375
Net unrealized gains (losses):	—
Pension adjustment, net of tax of $6,866	—	—	—	11,164	—	11,164
Unrealized gains on derivatives, net of taxes of $25,419	—	—	—	45,143	—	45,143
Reclassification of derivative amounts realized in net income, net of tax benefit of $62,354	—	—	—	(109,894)	—	(109,894)

Total comprehensive income						47,788
Noncontrolling interest	—	—	—	—	6,000	6,000
Repurchase of shares	—	(90)	—	—	—	(90)
Issuance of shares	2	290	(1)	—	—	291
Stock compensation expense	—	1,540	—	—	—	1,540

Balance, December 31, 2009 (Successor)	436	16,123	(75,123)	144,728	6,000	92,164

See accompanying notes to consolidated financial statements

NORANDA ALUMINUM HOLDING CORPORATION

CONSOLIDATED STATEMENTS OF CASH FLOWS

(dollars expressed in thousands)

	Predecessor	Successor
	Period from January 1, 2007 to May 17, 2007	Period from May 18, 2007 to December 31, 2007	Year ended December 31, 2008	Year ended December 31, 2009
	$	$	$	$
OPERATING ACTIVITIES
Net income (loss)	14,257	8,167	(74,057)	101,375
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	29,637	69,709	98,300	93,405
Non-cash interest expense	2,200	3,105	5,075	41,457
(Gain) loss on disposal of property, plant and equipment	(160)	685	5,312	9,373
Insurance proceeds applied to capital expenditures	—	—	—	(11,495)
Goodwill and other intangible asset impairment	—	—	25,500	108,006
(Gain) loss on hedging activities, net of cash settlements	56,467	(12,497)	46,952	(68,913)
Settlements from hedge terminations, net	—	—	—	120,782
(Gain) loss on debt repurchase	—	2,200	1,202	(211,188)
Gain on business combination	—	—	—	(120,276)
Equity in net (income) loss of investments in affiliates	(4,269)	(7,375)	(7,702)	79,654
Deferred income taxes	(14,828)	(1,856)	(73,422)	57,632
Stock compensation expense	—	3,816	2,376	1,540
Changes in other assets	124	(8,477)	7,490	794
Changes in pension and other long term liabilities	(4,925)	4,312	195	(2,855)
Changes in operating assets and liabilities, net of acquisitions:
Accounts receivable, net	(8,239)	39,779	22,697	8,531
Inventories	(18,069)	43,565	41,231	7,564
Taxes (receivable) payable	13,011	(9,052)	278	12,395
Other current assets	16,956	1,975	(18,584)	(12,712)
Accounts payable	(13,250)	1,301	8,992	5,017
Accrued liabilities and accrued interest	(27,743)	21,434	(26,303)	362

Cash provided by operating activities	41,169	160,791	65,532	220,448

INVESTING ACTIVITIES
Capital expenditures	(5,768)	(36,172)	(51,653)	(46,655)
Proceeds from insurance related to capital expenditures	—	—	—	11,495
Net increase in advances due from parent	10,925	—	—	—
Proceeds from sale of property, plant and equipment	—	—	490	57
Payments for the Apollo Acquisition, net of cash acquired	—	(1,161,519)	—	—
Cash acquired in business combination	—	—	—	11,136

Cash provided by (used in) investing activities	5,157	(1,197,691)	(51,163)	(23,967)

FINANCING ACTIVITIES
Proceeds from issuance of shares	—	216,130	2,285	291
Distribution to shareholders	—	(216,130)	(102,223)	—
Repurchase of shares	—	—	(45)	(90)
Borrowings on revolving credit facility	—	1,227,800	225,000	13,000
Repayments on revolving credit facility	—	—	—	(15,500)
Repayment of long-term debt	(160,000)	(76,250)	(30,300)	(24,500)
Capital contributions from parent	101,256	—	—	—
Distributions to parent	(25,000)	—	—	—
Deferred financing costs	—	(39,020)	—	—
Repurchase of debt	—	—	—	(187,162)

Cash provided by (used in) financing activities	(83,744)	1,112,530	94,717	(213,961)

Change in cash and cash equivalents	(37,418)	75,630	109,086	(17,480)
Cash and cash equivalents, beginning of period	40,549	—	75,630	184,716

Cash and cash equivalents, end of period	3,131	75,630	184,716	167,236

See accompanying notes to consolidated financial statements

NORANDA ALUMINUM HOLDING CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1. ACCOUNTING POLICIES

Basis of presentation

Noranda Aluminum Holding Corporation (“Noranda,” “Noranda HoldCo,” “Successor,” the “Company,” “we,” “our,” and “us”), and our wholly owned subsidiary, Noranda Aluminum Acquisition Corporation (“Noranda AcquisitionCo”), were formed by affiliates of Apollo Management, L.P. (“Apollo”) on March 27, 2007 for the purpose of acquiring Noranda Intermediate Holding Corporation (“Noranda Intermediate”), which owns all of the outstanding shares of Noranda Aluminum, Inc. (the “Predecessor” as defined below).

We are a vertically integrated producer of value-added primary aluminum products and high quality rolled aluminum coils. Our principal operations include an aluminum smelter in New Madrid, Missouri (“New Madrid”) and four rolling mills in the southeastern United States. New Madrid is supported by our alumina refinery in Gramercy, Louisiana (Noranda Alumina, LLC, or “Gramercy”) and a bauxite mining operation in St. Ann, Jamaica (Noranda Bauxite Limited, or “St. Ann”). As discussed further in the “Business Segment Information” note, we report our activities in five segments: our bauxite segment comprises the operations of St. Ann; our alumina refining segment comprises the operations of Gramercy; our primary aluminum products segment comprises the operations of New Madrid; and our flat rolled products segment comprises our four rolling mills, which are located in Huntingdon, Tennessee, Salisbury, North Carolina and Newport, Arkansas. Our corporate expenses represent our fifth segment.

On May 18, 2007, Noranda AcquisitionCo purchased all of the outstanding shares of Noranda Intermediate from Xstrata plc (together with its subsidiaries, “Xstrata”), and Xstrata (Schweiz) A.G., a direct wholly owned subsidiary of Xstrata. This transaction is referred to as the “Apollo Acquisition”. Noranda Intermediate, a wholly-owned subsidiary of Noranda HoldCo and its subsidiaries constituted the Noranda aluminum business of Xstrata. Noranda HoldCo and Noranda AcquisitionCo were formed by affiliates of Apollo Management, L.P. (collectively, “Apollo”) and had no assets or operations prior to the Apollo Acquisition.

The application of purchase accounting in the Apollo Acquisition resulted in adjustments to the assets and liabilities of Noranda Aluminum, Inc. at the Apollo Acquisition date. The financial information from January 1, 2007 to May 17, 2007 includes the financial condition, results of operations and cash flows for Noranda Aluminum, Inc. on a basis reflecting the values of Noranda Aluminum, Inc., prior to the Apollo Acquisition, and is referred to as “Predecessor.” The financial information as of December 31, 2008 and 2009 and for the period from May 18, 2007 to December 31, 2007 and for the years ended December 31, 2008 and 2009 includes the financial condition, results of operations and cash flows for Noranda on a basis reflecting the impact of the purchase allocation of the Apollo Acquisition, and is referred to as “Successor.”

Through August 31, 2009, we held a 50% interest in Gramercy and in St. Ann. Our investments in these noncontrolled entities, in which we had the ability to exercise equal or significant influence over operating and financial policies, were accounted for by the equity method. On August 3, 2009, we entered into an agreement with Century Aluminum Company (together with its subsidiaries, (“Century”) whereby we would become the sole owner of both Gramercy and St. Ann. The transaction closed on August 31, 2009 and is referred to as the “Joint Venture Transaction” and is discussed further in Note 2, “Joint Venture Transaction.”

The accompanying consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”). In management’s opinion, the consolidated financial statements include all normal and recurring adjustments that are considered necessary for the fair presentation of our financial position and operating results including the elimination of all intercompany accounts and transactions among wholly owned subsidiaries.

NORANDA ALUMINUM HOLDING CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

Apollo Acquisition

In connection with the Apollo Acquisition, Noranda AcquisitionCo incurred $1,010.0 million of funded debt, consisting of (i) a $500.0 million term B loan; and (ii) $510.0 million of senior floating rate notes, and entered into a $250.0 million revolving credit facility which was undrawn at the date of the Apollo Acquisition. In addition to the debt incurred, affiliates of Apollo contributed cash of $214.2 million to us, which was contributed to Noranda AcquisitionCo. The purchase price for Noranda Intermediate was $1,150.0 million, excluding acquisition costs. Subsequent to the Apollo Acquisition, certain members of our management contributed $1.9 million in cash through the purchase of common shares.

We finalized the purchase price allocation related to the Apollo Acquisition in the first quarter of 2008. The final allocation of the purchase consideration was determined based on a number of factors, including the final evaluation of the fair value of our tangible and intangible assets acquired and liabilities assumed as of the closing date of the transaction.

The following table summarizes the estimated fair value of the assets acquired and liabilities assumed. Total purchase consideration was $1,164.7 million including acquisition costs (in thousands).

$
Fair value of assets acquired and liabilities assumed:
Accounts receivable	141,152
Inventories	223,815
Investments in affiliates	191,500
Property, plant and equipment	687,949
Other intangible assets	72,471
Goodwill	268,276
Pension and other assets	48,648
Deferred tax liabilities	(250,639)
Accounts payable and accrued liabilities	(118,997)
Other long-term liabilities	(102,656)

Total purchase consideration assigned, net of $3,131 cash acquired	1,161,519

Goodwill from the Apollo Acquisition is not deductible for tax purposes.

See Note 9, “Goodwill,” for further discussions related to changes in goodwill.

The following unaudited pro forma financial information presents the results of operations as if the Apollo Acquisition had occurred at the beginning of each year presented after giving effect to certain adjustments, including changes in depreciation and amortization expenses resulting from fair value adjustments to tangible and intangible assets, increase in interest expense resulting from additional indebtedness incurred and amortization of debt issuance costs incurred in connection with the Apollo Acquisition and financing, increase in selling, general and administrative expense related to the annual management fee paid to Apollo, and elimination for certain historical intercompany balances which were not acquired as part of the Apollo Acquisition (in thousands).

For the year ended December 31, 2007
$
Sales	1,395,056
Net income (loss)	(9,476)

NORANDA ALUMINUM HOLDING CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

The unaudited pro forma financial information is not intended to represent the consolidated results of operations we would have reported had the Apollo Acquisition been completed at January 1, 2007, nor are they necessarily indicative of future results.

Stock Split

On April 16, 2010, our Board of Directors approved a two-for-one split of our outstanding shares of common stock to be effected in the form of a stock dividend. Stockholders of record at the close of business on April 19, 2010, were issued one additional share of common stock for each share owned by such stockholder as of that date. The additional shares were issued on April 20, 2010. The stock split increased the number of shares of our common stock outstanding from approximately 21.9 million to approximately 43.8 million. Share and per-share amounts shown in the consolidated financial statements and related footnotes reflect the split as though it occurred on May 17, 2007 (the date of the Apollo Acquisition). The total number of authorized common shares and the par value thereof was not changed by the split. In connection with the stock split, the Board of Directors also approved an increase to the number of shares of common stock issuable under the 2007 Long-Term Incentive Plan from 1.9 million to 3.8 million.

Reclassifications

Certain reclassifications were made to the consolidated financial statements issued in the prior year. We incurred losses on debt repayments of $2.2 million and $1.2 million, which were previously classified in interest expense, for the period from May 17, 2007 to December 31, 2007 and for the year ended December 31, 2008, respectively. The reclassification to (gain) loss on debt repurchases is reflected on the consolidated statements of operations as well as the consolidated statements of cash flows.

In connection with the Joint Venture Transaction, we re-evaluated our segment structure and determined it was appropriate to exclude corporate expenses from our reportable segments. Additionally, during first quarter 2010, in connection with continued integration activities of our alumina refinery in Gramercy and our bauxite mining operations in St. Ann, we have changed the composition of our reportable segments. Those integration activities included a re-evaluation of the financial information provided to our Chief Operating Decision Maker, as that term is defined in US GAAP. We previously reported three segments: upstream, downstream, and corporate. We have now identified five reportable segments, with the components previously comprising upstream now representing three segments: primary aluminum products, alumina refining, and bauxite. The downstream segment will be referred to as the flat rolled products segment. The corporate segment is unchanged. All reported segment results have been adjusted to reflect the new structure.

Accounting Standards Codification

In June 2009, the Financial Accounting Standards Board (“FASB”) issued guidance establishing the Accounting Standards Codification (“ASC”) as the source of authoritative U.S. GAAP. FASB ASC Topic 105, Generally Accepted Accounting Principals, states that the FASB ASC supersedes all existing non-SEC accounting and reporting standards. The FASB will no longer issue new standards in the form of Statements, FASB Staff Positions, or Emerging Issues Task Force Abstracts. The FASB ASC is effective for our interim and annual periods beginning with the quarter ended September 30, 2009. Adoption of the FASB ASC affected disclosures in our consolidated financial statements by eliminating references to accounting literature superseded by the FASB ASC.

Foreign currency translation

The primary economic currency of our Jamaican bauxite mining operation is the U.S. dollar. Certain transactions; however, such as salary and wages and local vendor payments, are made in currencies other than the U.S. dollar. These transactions are recorded at the rates of exchange prevailing on the dates of the transactions.

NORANDA ALUMINUM HOLDING CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

Exchange differences arising on the settlement of monetary items and on the retranslation of monetary items are immaterial and are included in selling, general and administrative expenses on the consolidated statement of operations. Non-monetary items that are measured in terms of historical cost in a foreign currency are not retranslated.

Revenue recognition

Revenue is recognized when title and risk of loss pass to customers in accordance with contract terms. We periodically enter into supply contracts with customers and receive advance payments for products to be delivered in future periods. These advance payments are recorded as deferred revenue, and revenue is recognized as shipments are made and title, ownership, and risk of loss pass to the customer during the term of the contracts.

Cash equivalents

Cash equivalents comprise cash and short-term highly liquid investments with initial maturities of three months or less.

Allowance for doubtful accounts

Trade accounts receivable are recorded at the invoiced amount and do not bear interest. The allowance for doubtful accounts is our best estimate of the amount of probable credit losses in our existing accounts receivable; however, changes in circumstances relating to accounts receivable may result in a requirement for additional allowances in the future. We determine the allowance based on historical write-off experience, current market trends and, in some cases, our assessment of the customer’s ability to pay outstanding balances. Account balances are charged against the allowance after all collection efforts have been exhausted and the potential for recovery is considered remote.

Inventories

Inventories are stated at the lower of cost or market (“LCM”). We use the last-in-first-out (“LIFO”) method of valuing raw materials, work-in-process and finished goods inventories at our New Madrid smelter and our rolling mills. Inventories at Gramercy and St. Ann are valued at weighted average cost. The remaining inventories (principally supplies) are stated at cost using the first-in, first-out method. Our flat rolled products’ inventories, our bauxite inventory at St. Ann, and our alumina and bauxite inventories at Gramercy are valued using a standard costing system, which gives rise to cost variances. Variances are capitalized to inventory in proportion to the quantity of inventory remaining at period end to quantities produced during the period. Variances are recorded such that ending inventory reflects actual costs on a year-to-date basis. Maintenance supplies expected to be used in the next twelve months are included in inventories.

Property, plant and equipment

Property, plant and equipment are recorded at cost. Betterments, renewals and repairs that extend the life of the asset are capitalized; other maintenance and repairs are charged to expense as incurred. Major replacement spare parts are capitalized and depreciated over the lesser of the spare part’s useful life or remaining useful life of the associated piece of equipment. Assets, asset retirement obligations and accumulated depreciation accounts are relieved for dispositions or retirements with resulting gains or losses recorded as selling, general and administrative expenses in the consolidated statements of operations. Depreciation is based on the estimated service lives of the assets computed principally by the straight-line method for financial reporting purposes.

Impairment of long-lived assets

We evaluate the recoverability of our long-lived assets for possible impairment when events or circumstances indicate that the carrying amounts may not be recoverable. Long-lived assets are grouped and evaluated for impairment at the lowest levels for which there are identifiable cash flows that are independent of the cash flows of other groups of assets. If it is determined that the carrying amounts of such long-lived assets are not recoverable, the assets are written down to their estimated fair value.

NORANDA ALUMINUM HOLDING CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

We transfer net property and equipment to assets held for sale when a plan to dispose of the assets has been committed to by management. Assets transferred to assets held for sale are recorded at the lesser of their estimated fair value less estimated costs to sell or carrying amount. Depreciation expense is not recorded for an asset held for sale.

Intangible assets with a definite life (primarily customer relationships) are amortized over their expected lives and are tested for impairment whenever events or circumstances indicate that a carrying amount of an asset may not be recoverable.

Self-insurance

We are primarily self-insured for workers’ compensation. The self-insurance liability is determined based on claims filed and an estimate of claims incurred but not yet reported. Based on actuarially determined estimates and discount rates of 1.3% in 2008 and 1.0% in 2009, as of December 31, 2008 and 2009, we had $3.3 million and $4.8 million, respectively, of accrued liabilities and $9.2 million and $9.5 million, respectively, of other long-term liabilities related to these claims.

As of December 31, 2008 and 2009, we held $3.4 million in a restricted cash account to secure the payment of workers’ compensation obligations. This restricted cash is included in non-current other assets in the accompanying consolidated balance sheets.

Insurance accounting

A power outage damaged our New Madrid smelter the week of January 26, 2009, which is discussed further in Note 3, “New Madrid Power Outage.” In recording costs and losses associated with the power outage, we follow applicable U.S. GAAP to determine asset write-downs, changes in estimated lives, and accruing for out-of-pocket costs. To the extent the realization of the claims for costs and losses are probable, we record expected proceeds only to the extent that costs and losses have been reflected in the consolidated financial statements in accordance with applicable U.S. GAAP. For claim amounts resulting in gains or in excess of costs and losses that have been reflected in the consolidated financial statements, we record such amounts only when those portions of the claims, including all contingencies, are settled. We discontinue identifying costs and losses as being related to the claim during the quarter in which the claim, including all contingencies, is settled.

Investments in affiliates

Prior to the Joint Venture Transaction, we held 50% interests in Gramercy and in St. Ann. Our interests in these affiliates provided the ability to exercise significant influence, but not control, over the operating and financial decisions of the affiliates; accordingly, we used the equity method of accounting for our investments in and share of earnings or losses of those affiliates. See Note 24, “Investments in Affiliates,” for further information.

We considered whether the fair values of our equity method investments had declined below carrying value whenever adverse events or changes in circumstances indicated that recorded values may not be recoverable. If we considered any such decline to be other than temporary (based on various factors, including historical financial results, product development activities and the overall health of the affiliate’s industry), a write-down to estimated fair value would be recorded.

Business combinations

For acquisitions after January 1, 2009, we use the purchase method to account for business combinations. Under the purchase method, we recognize the assets acquired, the liabilities assumed, and any noncontrolling

NORANDA ALUMINUM HOLDING CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

interest in the acquiree at the acquisition date, measured at their fair values as of that date. Costs incurred to effect the acquisition are expensed separately from the acquisition. For acquisitions achieved in stages, we recognize the identifiable assets and liabilities, as well as the noncontrolling interest in the acquiree at the full amount of their values. We recognize goodwill as of the acquisition date, measured as a residual of the consideration transferred plus the fair value of any noncontrolling interest in the acquiree at the acquisition date over the fair values of the identifiable net assets acquired. We record negative goodwill resulting from a bargain purchase business combination in which the total acquisition-date fair value of the identifiable net assets acquired exceeds the fair value of the consideration transferred plus any noncontrolling interest in the acquiree. Negative goodwill is recognized in earnings as a gain in the period in which our fair value determinations are considered final.

For acquisitions prior to January 1, 2009, we applied the purchase method, as defined by U.S. GAAP in place at that time, which was similar to the purchase method described above, except as it related to step acquisitions, negative goodwill and costs incurred to effect the acquisition. We did not have any step acquisitions or negative goodwill in business combinations that occurred during the successor period.

Goodwill and other intangible assets

Goodwill represents the excess of acquisition consideration paid over the fair value of identifiable net tangible and identifiable intangible assets acquired. Goodwill and other indefinite-lived intangible assets are not amortized, but are reviewed for impairment at least annually, in the fourth quarter, or earlier upon the occurrence of certain triggering events.

Goodwill is allocated among and evaluated for impairment at the reporting unit level, which, in our circumstances are the same as our reportable segments. We evaluate goodwill for impairment using a two-step process provided by FASB ASC Topic 350, Intangibles — Goodwill and Other. The first step is to compare the fair value of each of our reporting units to their respective book values, including goodwill. If the fair value of a reporting unit exceeds its book value, reporting unit goodwill is not considered impaired and the second step of the impairment test is not required. If the book value of a reporting unit exceeds its fair value, the second step of the impairment test is performed to measure the amount of impairment loss, if any. The second step of the impairment test compares the implied fair value of the reporting unit’s goodwill with the book value of that goodwill. If the book value of the reporting unit’s goodwill exceeds the implied fair value of that goodwill, an impairment loss is recognized in an amount equal to that excess. The implied fair value of goodwill is determined in the same manner as the amount of goodwill recognized in a business combination. See Note 9, “Goodwill,” and Note 10, “Other Intangible Information,” for further information.

Use of estimates

The preparation of consolidated financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the amounts reported in the consolidated financial statements and accompanying notes. These estimates affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from these estimates.

Financial instruments

Our financial instruments with third parties consist of cash and cash equivalents, accounts receivable, derivative assets and liabilities, accounts payable and long-term debt due to third parties. The carrying values and fair values of our third-party debt outstanding are presented in “Long-Term Debt,” Note 13. The remaining financial instruments are carried at amounts that approximate fair value.

NORANDA ALUMINUM HOLDING CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

Deferred financing costs

Costs relating to obtaining debt are capitalized and amortized over the term of the related debt using the straight-line method, which approximates the effective interest method. When all or a portion of a loan is repaid, an associated amount of unamortized financing costs are removed from the related accounts and charged to interest expense.

Concentration of credit risk

Financial instruments, including cash and cash equivalents and accounts receivable, expose us to market and credit risks which, at times, may be concentrated with certain groups of counterparties. The financial condition of such counterparties is evaluated periodically. We generally do not require collateral for trade receivables. Full performance is anticipated. Cash investments are held with major financial institutions and trading companies including registered broker dealers.

Income taxes

We account for income taxes using the liability method, whereby deferred income taxes reflect the net tax effect of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. In evaluating our ability to realize deferred tax assets, we use judgment in considering the relative impact of negative and positive evidence. The weight given to the potential effect of negative and positive evidence is commensurate with the extent to which it can be objectively verified. Based on the weight of evidence, both negative and positive, if it is more likely than not that some portion or all of a deferred tax asset will not be realized, a valuation allowance is established.

Shipping and handling

Shipping and handling costs are classified as a component of cost of sales in the consolidated statements of operations. Shipping and handling revenue is classified as a component of sales in the consolidated statements of operations.

Pensions and other post-retirement benefits

We sponsor a defined benefit pension plan, for which we recognize expenses and liabilities based on actuarial assumptions regarding the valuation of benefit obligations and the future performance of plan assets. We recognize the funded status of the plans as an asset or liability in the consolidated financial statements, measure defined benefit post-retirement plan assets and obligations as of the end of our fiscal year, and recognize the change in the funded status of defined benefit postretirement plans in other comprehensive income. The primary assumptions used in calculating pension expense and liability are related to the discount rate at which the future obligations are discounted to value the liability, expected rate of return on plan assets, and projected salary increases. These rates are estimated annually as of December 31.

Pension and post-retirement benefit obligations are actuarially calculated using management’s best estimates and based on expected service periods, salary increases and retirement ages of employees. Pension and post-retirement benefit expense includes the actuarially computed cost of benefits earned during the current service periods, the interest cost on accrued obligations, the expected return on plan assets based on fair market value and the straight-line amortization of net actuarial gains and losses and adjustments due to plan amendments. All net actuarial gains and losses are amortized over the expected average remaining service life of the employees.

NORANDA ALUMINUM HOLDING CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

Post-employment benefits

We provide certain benefits to former or inactive employees after employment but before retirement and accrues for the related cost over the service lives of the employees. Those benefits include, among others, disability, severance, and workers’ compensation. We are self-insured for these liabilities. At December 31, 2009, we carried a liability totaling $0.8 million for these benefits, based on actuarially determined estimates. These estimates have not been discounted due to the short duration of the future payments.

Environmental liabilities and remediation costs

Environmental liabilities

We are subject to environmental regulations which create legal obligations to remediate or monitor certain environmental conditions present at our facilities. Liabilities for these environmental loss contingencies are accrued when it is probable that a liability has been incurred and the amount of loss can reasonably be estimated.

The measurement of environmental liabilities is based on an evaluation of currently available information with respect to each individual site and considers factors such as existing technology, presently enacted laws and regulations, and prior experience in remediation of contaminated sites. An environmental liability related to cleanup of a contaminated site might include, for example, an accrual for one or more of the following types of costs: site investigation and testing costs, cleanup costs, costs related to soil and water contamination, post-remediation monitoring costs, and outside legal fees.

As assessments and remediation progress at individual sites, the amount of projected cost is reviewed periodically, and the liability is adjusted to reflect additional technical and legal information that becomes available. Actual costs to be incurred at identified sites in future periods may vary from the estimates, given inherent uncertainties in evaluating environmental exposures. Refer to Note 23, “Commitments and Contingencies,” for additional information on our environmental liabilities.

Environmental liabilities are undiscounted. The long and short-term portions of the environmental liabilities are recorded on the balance sheet in other long-term liabilities and accrued liabilities, respectively.

Environmental remediation costs

Costs incurred to improve our property as compared to the condition of the property when originally acquired, or to prevent environmental contamination from future operations, are capitalized as incurred. We expense environmental costs related to existing conditions resulting from past or current operations and from which no current or future benefit is discernable.

Asset retirement obligations

We are subject to environmental regulations which create legal obligations related to the disposal of certain assets at the end of their lives. We recognize liabilities, at fair value, for existing legal asset retirement obligations. Such liabilities are adjusted for accretion costs and revisions in estimated cash flows. The related asset retirement costs are capitalized as increases to the carrying amount of the associated long-lived assets and accumulated depreciation on these capitalized costs is recognized.

Share-based compensation

We account for employee equity awards under the fair value method. Accordingly, we measure the cost of employee services received in exchange for an award of equity instruments based on the grant date fair value of the award. We recognize that cost over the requisite service period.

NORANDA ALUMINUM HOLDING CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

Derivative instruments and hedging activities

Derivatives are reported on the balance sheet at fair value. For derivatives that are designated and qualify as cash flow hedges, the effective portion of changes in fair value are initially recorded in other comprehensive income (“OCI”) as a separate component of stockholders’ equity and subsequently reclassified into earnings in the period during which the hedged transaction is recognized in earnings. The ineffective portion of changes in fair value is reported in (gain) loss on hedging activities immediately. For derivative instruments not designated as cash flow hedges, changes in the fair values are reported in (gain) loss on hedging activities in the period of change.

U.S. GAAP permits entities that enter into master netting arrangements with the same counterparty as part of their derivative transactions to offset in their consolidated financial statements net derivative positions against the fair value of amounts recognized for the right to reclaim cash collateral or the obligation to return cash collateral under those arrangements.

Earnings per share

Basic earnings per share is calculated as income available to common stockholders divided by the weighted-average number of shares outstanding during the period. Diluted earnings per share is calculated using the weighted-average outstanding common shares determined using the treasury stock method for options.

Impact of recently issued accounting standards

We evaluate the impact of updates to the FASB ASC when issued. When the adoption or planned adoption of recently issued FASB ASC updates will potentially have a material impact on our consolidated financial position, results of operations, and cash flows, we disclose the quantitative and qualitative effects of the adoption in our consolidated financial statements.

2. JOINT VENTURE TRANSACTION

Prior to August 31, 2009, we held a 50% interest in Gramercy and in St. Ann. Our investments in these noncontrolled entities were accounted for by the equity method (see Note 24, “Investments in Affiliates”). On August 3, 2009, we entered into an agreement with Century Aluminum Company (together with its subsidiaries, (“Century”) whereby we would become the sole owner of both Gramercy and St. Ann. The transaction closed on August 31, 2009 (the “Joint Venture Transaction”). In the Joint Venture Transaction, we and Gramercy released Century from certain obligations, described below.

We believe achieving 100% ownership of the Gramercy alumina refinery and the St. Ann bauxite mining operation provides an opportunity for value creation and continues to ensure a secure supply of alumina to our New Madrid smelter.

We adopted ASC Topic 805 on January 1, 2009 and therefore applied its provisions to our accounting for the Joint Venture Transaction. Our circumstances involved two significant areas where ASC Topic 805 changed previous accounting guidance for business combinations.

•	The Joint Venture Transaction was a business combination achieved in stages, since we owned 50% of both Gramercy and St. Ann prior to August 31, 2009.

•

Under ASC Topic 805, if an acquirer owns a noncontrolling equity investment in the acquiree immediately before obtaining control, the acquirer should re-measure that investment to fair value as of the acquisition date and recognize any remeasurement gains or losses in earnings.

NORANDA ALUMINUM HOLDING CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

•

The acquisition date fair value of our previous equity interests was $145.3 million, compared to the acquisition-date carrying value of $126.8 million. We recorded the $18.5 million difference as a gain on business combination. The $1.2 million tax effect of this gain was recorded as tax expense.

•

The Joint Venture Transaction is a bargain purchase. We assumed the remaining portion of Gramercy and St. Ann in exchange for releasing Century from certain obligations which included (i) approximately $23.5 million Century owed Gramercy for pre-transaction alumina purchases, and (ii) Century’s guarantee to fund future payments of environmental and asset retirement obligations. To the extent permitted by U.S. GAAP, we have assigned a fair value to the liabilities related to the guarantee from which we released Century. Based on the fair values assigned to the assets acquired and liabilities assumed, we have recorded a gain on business combination of $101.8 million.

The calculation of the gain on business combination is summarized below (in thousands):

	August 31, 2009
	$
Transaction date fair value of our previous 50% equity interest:
Transaction date carrying value of our 50% equity interest	126,789
Revaluation of our previous 50% equity interest	18,511	145,300

Noncontrolling interest in NJBP (see Note 21, “Noncontrolling Interest”)		6,000

		151,300

Fair value of assets acquired and liabilities assumed:
Cash and cash equivalents	11,136
Accounts receivable	61,298
Inventories	59,190
Property, plant and equipment	195,778
Other intangible assets	19,800
Other assets	33,783
Deferred tax liabilities	(43,535)
Accounts payable and accrued liabilities and other long-term liabilities	(58,520)
Environmental, land and reclamation liabilities	(25,731)
Other long-term liabilities	(134)	253,065

Gain on business combination from acquired interests		101,765

Successor
August 31, 2009
$
Gain on business combination from acquired interests	101,765
Gain on business combination related to revaluing our previous 50% equity interest	18,511

Total gain on business combination	120,276

We utilized a third-party valuation firm to assist us in determining the fair values of the assets acquired and liabilities assumed in the Joint Venture Transaction. See Note 22, “Fair Value Measurements,” for further

NORANDA ALUMINUM HOLDING CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

discussion of significant assumptions used in measuring these fair values. Expenses related to the Joint Venture Transaction such as valuation, legal and consulting costs are included in selling, general and administrative expenses.

The results of operations related to Gramercy and St. Ann are included in our consolidated financial statements from the closing date of the transaction. The operating results of Gramercy and St. Ann included in our consolidated statement of operations from the transaction date to December 31, 2009, are summarized below (in thousands):

Successor
For the year ended December 31, 2009
$
Sales	71,147
Operating income (loss)	(32,747)
Net income (loss)	(20,754)

The following table presents the unaudited pro forma condensed statement of operations data for the years ended December 31, 2008 and December 31, 2009 and reflects the results of operations as if the Joint Venture Transaction had been effective January 1, 2008. These amounts have been calculated by adjusting the results of Gramercy and St. Ann to reflect the additional inventory cost, depreciation and amortization that would have been charged assuming the fair value adjustments to inventory, property, plant and equipment and intangible assets had been applied on January 1, 2008, together with the consequential tax effects. The unaudited pro forma financial information is not intended to represent the consolidated results of operations we would have reported if the acquisition had been completed at January 1, 2008, nor is it necessarily indicative of future results.

Unaudited pro forma condensed statement of operations is presented below (in thousands):

	Pro Forma
	For the year ended December 31,
	2008	2009
	$	$
Sales	1,609,035	879,114
Operating income (loss)	74,744	(174,986)
Net income (loss)	(58,251)	19,150

3. NEW MADRID POWER OUTAGE

During the week of January 26, 2009, power supply to our New Madrid smelter was interrupted several times because of a severe ice storm in Southeastern Missouri. As a result of the damage caused by the outage, we lost approximately 75% of the smelter capacity. The smelter has returned to operating above 80% of capacity as of December 31, 2009.

Management believes the smelter outage had minimal impact on our value-added shipments of rod and billet. We have been able to continue to supply our value-added customers because the re-melt capability within the New Madrid facility allowed us to make external metal purchases and then utilize our value-added processing capacity. Our rolling mills purchased from external suppliers to replace the metal New Madrid was not able to supply.

NORANDA ALUMINUM HOLDING CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

We reached a $67.5 million settlement with our insurance carriers, all of which has been received. For accounting purposes, the tracking of costs and expenses related to the claim extended from the first quarter of 2009, when the outage occurred, through the third quarter, when the settlement was reached and the claim was considered closed. We continued to incur costs and losses after the third quarter, and will continue to incur outage-related losses in the future, particularly related to the early failure of pots damaged in the outage. The following table shows the insurance activity as presented in our consolidated financial statements (in thousands):

	Successor
	For the year ended September 30, 2009(1)
	Expenses incurred	Related proceeds	Net impact
	$	$	$
Cost of sales	17,464	(17,464)	—
Selling, general and administrative expenses	6,569	(6,569)	—
Excess insurance proceeds	—	(43,467)	(43,467)

Total	24,033	(67,500)	(43,467)

Insurance cash receipts		(67,500)

(1)	The line item titled “Excess insurance proceeds” reflects the residual insurance recovery after applying total proceeds recognized against the losses incurred through September 30, 2009, which was the reporting period in which we finalized all settlements and received related proceeds. This amount is not intended to represent a gain on the insurance claim. We incurred costs in fourth quarter 2009 of approximately $3.3 million and we will continue to incur costs into the future related to bringing the production back to full capacity, but those costs incurred after September 30, 2009 will not be reflected in the “Excess insurance proceeds” line. Total costs incurred may exceed the total insurance settlement.

Insurance proceeds funded $11.5 million of capital expenditures through September 30, 2009, subsequent to which we spent $4.9 million on capital expenditures related to the power outage.

In recording costs and losses associated with the power outage, we followed applicable U.S. GAAP to determine asset write-downs, changes in estimated useful lives, and accruals for out-of-pocket costs.

4. RESTRUCTURING

In December 2008, we announced a Company-wide workforce and business process restructuring that reduced our operating costs, conserved liquidity and improved operating efficiencies.

The workforce restructuring plan involved a total staff reduction of approximately 338 employees. The reduction in the employee workforce included 2 affected corporate employees, 240 affected employees in our primary aluminum products segment, and 96 affected employees in our flat rolled products segment. These reductions were substantially completed during fourth quarter 2008.

NORANDA ALUMINUM HOLDING CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

The following table summarizes the impact of the restructuring (in thousands):

Total restructuring charge(1)
$
Restructuring expense:
Corporate	774
Primary aluminum products	3,809
Flat rolled products	2,792

Total	7,375
Benefits paid in 2008	(532)

Balance at December 31, 2008	6,843
Benefits paid in 2009	(6,839)

Balance at December 31, 2009	4

(1)	One-time involuntary termination benefits were recorded in accrued liabilities on the consolidated balance sheets. This table does not include window benefits which were recorded in pension liabilities on the consolidated balance sheets.

On February 26, 2010, we announced a workforce and business process restructuring in our U.S. operations. The U.S. workforce restructuring plan involves a total staff reduction of 89 employees through a combination of voluntary retirement packages and involuntary terminations. Substantially all activities associated with this workforce reduction were completed as of February 26, 2010. We estimate these actions will result in approximately $6 million to $8 million of pre-tax charges (unaudited) to be recorded in the first quarter 2010, primarily due to one-time termination benefits and pension benefits. Substantially all of these charges will result in cash expenditures.

5. SUPPLEMENTAL FINANCIAL STATEMENT INFORMATION

Statements of Operations (in thousands):

	Predecessor	Successor
	Period from January 1, 2007 to May 17, 2007	Period from May 18, 2007 to December 31, 2007	For the year ended December 31, 2008	For the year ended December 31, 2009
	$	$	$	$
Interest expense:
Parent and a related party	16,016	182	—	—
Other	314	67,653	89,946	53,781
Interest income:
Parent and a related party	(8,829)	(182)	—	—
Other	(1,266)	(2,610)	(1,994)	(220)

Interest expense, net	6,235	65,043	87,952	53,561

NORANDA ALUMINUM HOLDING CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

Statements of Cash Flows (in thousands):

	Predecessor	Successor
	Period from January 1, 2007 to May 17, 2007	Period from May 18, 2007 to December 31, 2007	For the year ended December 31, 2008	For the year ended December 31, 2009
	$	$	$	$
Interest paid	7,371	51,519	87,175	17,278
Income taxes (refunded) paid, net	20,148	21,583	48,071	(11,757)

On May 15, 2009 and November 15, 2009, Noranda AcquisitionCo issued $16.6 million and $11.9 million, respectively, in AcquisitionCo Notes as AcquisitionCo PIK interest due.

On May 15, 2009 and November 15, 2009, Noranda HoldCo issued $3.3 million and $2.7 million, respectively, in HoldCo Notes as HoldCo PIK interest due.

6. CASH AND CASH EQUIVALENTS

Cash and cash equivalents consist of the following (in thousands):

	Successor
	December 31, 2008	December 31, 2009
	$	$
Cash	8,107	12,334
Money market funds	176,609	154,902

Total cash and cash equivalents	184,716	167,236

Cash and cash equivalents include all cash balances and highly liquid investments with a maturity of three months or less at the date of purchase. We place our temporary cash investments with high credit quality financial institutions, which include money market funds invested in U.S. Treasury securities, short-term treasury bills and commercial paper. At December 31, 2008 and 2009, all cash balances, excluding the money market funds, are fully insured by the Federal Deposit Insurance Corporation (“FDIC”). We consider our investments in money market funds to be available for use in our operations. We report money market funds at fair value, which approximates amortized cost.

NORANDA ALUMINUM HOLDING CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

7. INVENTORIES

We use the last-in, first-out (“LIFO”) method of valuing raw materials, work-in-process and finished goods inventories at our New Madrid smelter and our rolling mills. Supplies inventories at New Madrid and our rolling mills are valued at FIFO. Inventories at Gramercy and St. Ann are valued at weighted average cost. The components of our inventories are (in thousands):

	Successor
	December 31, 2008	December 31, 2009
	$	$
Raw materials, at cost	55,311	55,202
Work-in-process, at cost	37,945	50,720
Finished goods, at cost	28,716	24,638

Total inventory, at cost	121,972	130,560
LIFO adjustment(1)	40,379	23,348
Lower of cost or market (“LCM”) reserve	(51,319)	(7,892)

Inventory, at lower of cost or market	111,032	146,016
Supplies	27,987	36,340

Total inventories	139,019	182,356

(1)	Inventories at Gramercy and St. Ann are stated at weighted average cost and are not subject to the LIFO adjustment. Gramercy and St. Ann inventories comprise 0% and 30.0% of total inventories (at cost) at December 31, 2008 and December 31, 2009, respectively.

Work-in-process and finished goods inventories consist of the cost of materials, labor and production overhead costs. Supplies inventory consists primarily of maintenance supplies expected to be used within the next twelve months.

During third quarter 2009, due to changes in estimates regarding the usage rates of certain maintenance supplies, we reclassified $5.8 million of maintenance supplies to a non-current supplies account. Non-current maintenance supplies are included in other assets in the accompanying consolidated balance sheets.

An actual valuation of inventories valued under the LIFO method is made at the end of each year based on inventory levels and costs at that time. Quarterly inventory determinations under LIFO are based on assumptions about projected inventory levels at the end of the year. During the years ended December 31, 2008 and 2009, we recorded a LIFO loss of $10.6 million and $10.8 million, respectively, due to a decrement in inventory quantities. LIFO decrements result in erosion of increments or layers created in earlier years and therefore a LIFO layer is not created for years that have decrements. A LIFO decrement is not the same as a decrease in the LIFO reserve compared to the prior year LIFO reserve.

8. PROPERTY, PLANT AND EQUIPMENT

Property, plant and equipment are stated at cost. Depreciation is based on the estimated useful lives of the assets computed principally by the straight-line method for financial reporting purposes.

NORANDA ALUMINUM HOLDING CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

Property, plant and equipment, net consist of the following (in thousands):

		Successor
	Estimated useful lives	December 31, 2008	December 31, 2009
	(in years)	$	$
Land	—	11,921	30,578
Buildings and improvements	10 – 47	87,155	134,678
Machinery and equipment	3 – 50	632,834	779,723
Construction in progress	—	22,495	28,723

		754,405	973,702
Accumulated depreciation		(154,782)	(228,204)

Total property, plant and equipment, net		599,623	745,498

Cost of sales includes depreciation expense of the following amount in each period (in thousands):

$
Period from January 1, 2007 to May 17, 2007 (Predecessor)	28,639
Period from May 18, 2007 to December 31, 2007 (Successor)	67,374
Year ended December 31, 2008 (Successor)	94,531
Year ended December 31, 2009 (Successor)	87,323

Depreciation expense for 2009 in the table above excludes insurance recoveries related to the power outage discussed in Note 3, “New Madrid Power Outage.”

In connection with the power outage at New Madrid, we wrote off assets with net book values of $2.1 million during the year ended December 31, 2009. In addition, due to damage from the power outage, the lives of certain remaining assets were reduced by approximately one year during first quarter 2009, resulting in $3.7 million of increased depreciation expense for the year ended December 31, 2009. Finally, in connection with the power outage we also continued to depreciate idle pots, recording $3.9 million in depreciation expense during the year ended December 31, 2009.

In August 2009, based on changes in expectations about the utilization of certain equipment, we wrote off excess rolling mill equipment which was previously reported as construction in progress with a net book value of $3.0 million.

NORANDA ALUMINUM HOLDING CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

9. GOODWILL

Changes in the carrying amount of goodwill were as follows (in thousands):

	Primary aluminum products		Flat rolled products
	Goodwill	Impairment losses	Goodwill	Impairment losses	Total
	$	$	$	$	$
Balance at May 18, 2007 (Successor)	120,890	—	136,599	—	257,489
Changes in purchase price allocations	3,963	—	(5,330)	—	(1,367)

Balance, December 31, 2007 (Successor)	124,853	—	131,269	—	256,122
Changes in purchase price allocations	4,588	—	(464)	—	4,124
Tax adjustment	8,129	—	(99)	—	8,030
Impairment loss	—	—	—	(25,500)	(25,500)

Balance, December 31, 2008 (Successor)	137,570	—	130,706	(25,500)	242,776
Impairment loss	—	—	—	(105,206)	(105,206)

Balance, December 31, 2009 (Successor)	137,570	—	130,706	(130,706)	137,570

Based upon the final evaluation of the fair value of our tangible and intangible assets acquired and liabilities assumed as of the closing date of the Apollo Acquisition, we recorded valuation adjustments that increased goodwill and decreased property, plant and equipment by $4.1 million in March 2008.

For acquisitions entered into prior to January 1, 2009, when income tax uncertainties that resulted from a purchase business combination were resolved, adjustments are recorded to increase or decrease goodwill. Accordingly, in June 2008, we recorded a $10.9 million adjustment to increase goodwill to account for the difference between the estimated deferred tax asset for the carryover basis of acquired federal net operating loss and minimum tax credit carryforwards and the final deferred tax asset for such net operating loss and minimum tax credit carryforwards. In December 2008, we recorded a $2.9 million adjustment to decrease goodwill to reflect the final determination of taxes.

Impairments

During fourth quarter 2008, as the impact of the global economic contraction began to be realized, we recorded a $25.5 million impairment write-down of goodwill in the flat rolled products segment. In connection with the preparation of our consolidated financial statements for first quarter 2009, we concluded that it was appropriate to re-evaluate our goodwill and intangibles for potential impairment in light of the power outage at our New Madrid smelter and the accelerated deteriorations of demand volumes in both our primary aluminum products and flat rolled products segments. Based on our interim impairment analysis during first quarter 2009, we recorded an impairment charge of $40.2 million on goodwill in the flat rolled products segment. No further impairment indicators were noted in the second or third quarters of 2009 regarding the recoverability of goodwill; therefore, no goodwill impairment testing was necessary at June 30, 2009 or September 30, 2009.

Our impairment analysis performed in fourth quarter 2009 related to our annual impairment test (performed on October 1) resulted in a $64.9 million write-down of the remaining goodwill in the flat rolled products segment. This write-down reflects our view that the rolled products markets will be increasingly competitive for the foreseeable future. The combination of price-based competition and increased demand for lighter gauge products will limit opportunities for achieving higher fabrication margins.

NORANDA ALUMINUM HOLDING CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

Our analyses included assumptions about future profitability and cash flows of our segments, which we believe reflect our best estimates at the date the valuations were performed. The estimates were based on information that was known or knowable at the date of the valuations. It is at least reasonably possible that the assumptions we employed will be materially different from the actual amounts or results, and that additional impairment charges may be necessary.

10. OTHER INTANGIBLE ASSETS

Intangible assets consist of the following (in thousands):

	Successor
	December 31, 2008	December 31, 2009
	$	$
Intangible assets:
Non-amortizable:
Trade names (indefinite life)	20,494	17,694
Amortizable:
Customer relationships (13.0 year weighted-average life)	51,288	69,468
Other (2.5 year weighted-average life)	689	2,309

	72,471	89,471
Accumulated amortization	(6,104)	(10,424)

Total intangible assets, net	66,367	79,047

In the Joint Venture Transaction, we recorded identifiable intangible assets with a value of $19.8 million. These assets consist of non-contractual and contractual customer relationships and will be amortized over a range estimated to be 7-9 years.

We recognized in amortization expense related to intangible assets the following amounts in each period (in thousands):

$
Period from January 1, 2007 to May 17, 2007	998
Period from May 18, 2007 to December 31, 2007	2,335
Year ended December 31, 2008	3,769
Year ended December 31, 2009	4,320

Expected amortization of intangible assets for each of the next five years is as follows (in thousands):

$
2010	5,935
2011	5,935
2012	5,935
2013	5,935
2014	5,935

NORANDA ALUMINUM HOLDING CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

Impairments

As part of our interim impairment analysis of intangible assets during first quarter 2009 discussed in Note 9, “Goodwill,” we recorded an impairment charge of $2.8 million related to the indefinite-lived trade names in the flat rolled products segment. Our impairment analysis of our indefinite-lived intangible assets performed in fourth quarter 2009 related to our annual impairment test (performed on October 1) resulted in no write-downs. Further, as a result of the goodwill impairment write-down in the flat rolled products segment during fourth quarter 2009, we tested our flat rolled products segment amortizable intangible assets for impairment and determined that the carrying amounts of these long-lived assets are recoverable, so no write-down is necessary. Future impairment charges could be required if we do not achieve cash flow, revenue and profitability projections.

11. DETAILS OF CERTAIN BALANCE SHEET ACCOUNTS

Accounts receivable, net consists of the following (in thousands):

	Successor
	December 31, 2008	December 31, 2009
	$	$
Trade	76,031	86,451
Allowance for doubtful accounts	(1,559)	(202)

Total accounts receivable, net	74,472	86,249

Other current assets consist of the following (in thousands):

	Successor
	December 31, 2008	December 31, 2009
	$	$
Current foreign deferred tax asset	—	5,911
Employee loans receivable, net	—	2,083
Other current assets	299	5,814

Total other current assets	299	13,808

Other assets consist of the following (in thousands):

	Successor
	December 31, 2008	December 31, 2009
	$	$
Deferred financing costs, net of amortization	27,736	17,859
Cash surrender value of life insurance	26,159	22,775
Pension asset (see Note 14)	—	6,543
Restricted cash (see Note 20)	3,412	10,708
Supplies	6,928	17,045
Other	5,281	10,201

Total other assets	69,516	85,131

NORANDA ALUMINUM HOLDING CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

Accrued liabilities consist of the following (in thousands):

	Successor
	December 31, 2008	December 31, 2009
	$	$
Compensation and benefits	16,301	31,752
Workers’ compensation	3,299	4,822
Asset retirement obligations (see Note 20)	2,193	1,600
Land obligation (see Note 20)	—	2,552
Reclamation obligation (see Note 20)	—	1,698
Environmental remediation obligation (see Note 23)	—	1,317
Obligations to the Government of Jamaica (see Note 20)	—	4,929
Pension and OPEB liabilities	2,477	454
One-time involuntary termination benefits	6,843	4
Other	1,627	12,833

Total accrued liabilities	32,740	61,961

Other long-term liabilities consist of the following (in thousands):

	Successor
	December 31, 2008	December 31, 2009
	$	$
Reserve for uncertain tax positions	9,560	10,090
Workers’ compensation	9,159	9,485
Asset retirement obligations (see Note 20)	6,602	11,842
Land obligation (see Note 20)	—	5,104
Reclamation obligation (see Note 20)	—	7,244
Environmental remediation obligation (see Note 23)	—	3,046
Deferred interest payable	7,344	2,894
Deferred compensation and other	6,917	5,927

Total other long-term liabilities	39,582	55,632

Accumulated other comprehensive income consists of the following (in thousands):

	Successor
	December 31, 2008	December 31, 2009
	$	$
Net unrealized gains (losses) on cash flow hedges net of taxes of $150,296 and $113,361, respectively	263,782	199,031
Pension and OPEB adjustments, net of tax benefit of $39,078 and $32,212, respectively	(64,679)	(54,303)
Equity in accumulated other comprehensive income of equity-method investees, net of tax benefit of $132 and $0, respectively	(788)	—	(1)

Total accumulated other comprehensive income	198,315	144,728

(1)	This balance was reversed through our accounting for the Joint Venture Transaction. The balance at August 31, 2009 immediately prior to the reversal was a $2.0 million loss.

NORANDA ALUMINUM HOLDING CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

12. RELATED PARTY TRANSACTIONS

In April 2007, the Predecessor and its parent settled intercompany receivables and payables, and we transferred to our parent all of the stock of various subsidiaries, including American Racing Equipment of Kentucky, Inc. (“ARE”) and GCA Lease Holding, Inc. In connection with these transactions, the Predecessor’s parent made capital contributions of $128.6 million (of which $101.3 million was in cash) and received a dividend of $26.5 million (of which $25.0 million was in cash).

We entered into a management agreement with Apollo upon the closing of the Apollo Acquisition, pursuant to which Apollo provides us with management services. Under the management agreement, we pay Apollo an annual management fee of $2.0 million. The management agreement terminates on May 18, 2017. Apollo may terminate the management agreement at any time, in which case we will pay Apollo, as consideration for terminating the management agreement, the net present value of all management fees payable through the end of the term of the management agreement. In addition, Apollo is entitled to receive a transaction fee in connection with certain subsequent merger, acquisition, financing or similar transactions, in each case equal to 1% of the aggregate transaction value. The management agreement contains customary indemnification provisions in favor of Apollo, as well as expense reimbursement provisions with respect to expenses incurred by Apollo in connection with its performance of services thereunder. The terms and fees payable to Apollo under the management agreement were determined through arm’s-length negotiations between us and Apollo, and reflect the understanding of us and Apollo of the fair value for such services, based in part on market conditions and what similarly-situated companies have paid for similar services. We paid Apollo a $12.3 million fee for services rendered in connection with the Apollo Acquisition and reimbursed Apollo for certain expenses incurred in rendering those services.

We purchase alumina from Gramercy. Until the Joint Venture Transaction on August 31, 2009, Gramercy was our 50% owned joint venture, and purchases of alumina from Gramercy were considered related party transactions. Related party purchases from Gramercy prior to the Joint Venture Transaction were as follows (in thousands):

$
Period from January 1, 2007 to May 17, 2007 (Predecessor)	51,731
Period from May 18, 2007 to December 31, 2007 (Successor)	87,120
Year ended December 31, 2008 (Successor)	163,548
Period from January 1, 2009 through August 31, 2009 (Successor)	56,019

Subsequent to the Joint Venture Transaction, purchases from Gramercy are eliminated in consolidation as intercompany transactions. Accounts payable to affiliates at December 31, 2008 consisted of a $34.2 million liability to Gramercy. This liability is eliminated in consolidation at December 31, 2009 following the Joint Venture Transaction.

We sell rolled aluminum products to Berry Plastics Corporation, a portfolio company of Apollo, under an annual sales contract. Sales to this entity were as follows (in thousands):

Berry Plastics Corporation
$
Period from January 1, 2007 to May 17, 2007 (Predecessor)	—
Period from May 18, 2007 to December 31, 2007 (Successor)	8,403
Year ended December 31, 2008 (Successor)	8,655
Year ended December 31, 2009 (Successor)	6,244

NORANDA ALUMINUM HOLDING CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

13. LONG-TERM DEBT

The following table presents the carrying values and fair values of our debt outstanding as of December 31, 2008 and December 31, 2009 (in thousands):

	December 31, 2008		December 31, 2009
	Carrying value	Fair value	Carrying value	Fair value
	$	$	$	$
Noranda HoldCo:
Senior Floating Rate Notes due 2014(1)	218,158	30,800	63,597	41,338
Noranda AcquisitionCo:
Senior Floating Rate Notes due 2015	510,000	153,000	344,068	264,932
Term B loan due 2014	393,450	393,024	328,071	328,071
Revolving credit facility	225,000	225,000	215,930	215,930

Total debt, net(1)	1,346,608		951,666
Less: current portion	(32,300)		(7,500)

Long-term debt, net(1)	1,314,308		944,166

Debt maturities over each of the next five years and thereafter are as follows (in thousands):

$
2010	7,500
2011	—
2012	—
2013	215,930
2014	384,168
Thereafter	344,068

Total debt, net(1)	951,666

(1)	Net of unamortized discount of $1,842 and $499 at December 31, 2008 and 2009, respectively.

The debt maturity schedule noted above does not reflect the effects of any optional repayments we may elect to make on our outstanding debt, nor does it include additional indebtedness we may incur by electing to pay interest in kind.

Senior secured credit facilities

Noranda AcquisitionCo entered into senior secured credit facilities on May 18, 2007, as follows:

•

a term B loan that matures in 2014 with an original principal amount of $500.0 million, which was fully drawn on May 18, 2007; of which $171.9 million had been repaid or repurchased (some at a discount) and $328.1 million remained outstanding as of December 31, 2009.

•

$242.7 million revolving credit facility that matures in 2013, which includes borrowing capacity available for letters of credit and for borrowing on same-day notice. During the year ended December 31, 2009, we repurchased a face value amount of $6.6 million of the revolving credit facility for $4.0 million. As a result of the repurchase, our maximum borrowing capacity was reduced $7.3 million from $250.0 million to $242.7 million. As of December 31, 2009, outstanding letters of credit on the revolving credit facility totaled $26.1 million and outstanding borrowings totaled $215.9 million.

NORANDA ALUMINUM HOLDING CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

The senior secured credit facilities permit Noranda AcquisitionCo to incur incremental term and revolving loans under such facilities in an aggregate principal amount of up to $200.0 million. Incurrence of such incremental indebtedness under the senior secured credit facilities is subject to, among other things, Noranda AcquisitionCo’s compliance with a Senior Secured Net Debt to Adjusted EBITDA ratio (in each case as defined in the credit agreement governing the term B loan) of 3.0 to 1.0. At December 31, 2009, our Senior Secured Net debt to Adjusted EBITDA ratio was above 3.0 to 1.0. At December 31, 2008 and 2009, Noranda AcquisitionCo had no commitments from any lender to provide such incremental loans.

The senior secured credit facilities are guaranteed by us and by all of the existing and future direct and indirect wholly owned domestic subsidiaries of Noranda AcquisitionCo that do not qualify as “unrestricted” under the senior secured credit facilities. These guarantees are full and unconditional. NHB Capital LLC (“NHB”), in which we have 100% ownership interest, is the only unrestricted subsidiary and the only domestic subsidiary that has not guaranteed these obligations. The credit facilities are secured by first priority pledges of all of the equity interests in Noranda AcquisitionCo and all of the equity interests in each of the existing and future direct and indirect wholly owned domestic subsidiaries of Noranda AcquisitionCo. The senior secured credit facilities are also secured by first priority security interests in substantially all of the assets of Noranda AcquisitionCo, as well as those of each of our existing and future direct and indirect wholly owned domestic subsidiaries that have guaranteed the senior secured credit facilities. At December 31, 2009, the net book value of assets securing the senior secured credit facilities was $1,836.6 million.

On May 7, 2009, participating lenders approved an amendment to the senior secured credit facilities to permit discounted prepayments of the term B loan and revolving credit facility through a modified “Dutch” auction procedure. The amendment also permits us to conduct open market purchases of the revolving credit facility and term B loan at a discount, with the provision that such purchases of revolving credit facility balances reduce the total capacity of that facility.

Term B loan

Interest on the loan is based either on LIBOR or the prime rate, at Noranda AcquisitionCo’s election, in either case plus an applicable margin (2.00% over LIBOR at December 31, 2008 and 2009) that depends upon the ratio of Noranda AcquisitionCo’s Senior Secured Net Debt to its EBITDA (in each case as defined in the credit agreement governing the term B loan). The interest rates at December 31, 2008 and 2009 were 4.24% and 2.23%, respectively. Interest on the term B loan is payable no less frequently than quarterly, and such loan amortizes at a rate of 1% per annum, payable quarterly, beginning on September 30, 2007. On June 28, 2007, Noranda AcquisitionCo made an optional prepayment of $75.0 million on the term B loan. The optional prepayment was applied to reduce in direct order the remaining amortization installments in forward order of maturity, which served to effectively eliminate the 1% per annum required principal payment.

Noranda AcquisitionCo is required to prepay amounts outstanding under the credit agreement based on an amount equal to 50% of our Excess Cash Flow (as calculated in accordance with the terms of the credit agreement governing the term B loan) within 95 days after the end of each fiscal year. The required percentage of Noranda AcquisitionCo’s Excess Cash Flow payable to the lenders under the credit agreement governing the term B loan shall be reduced from 50% to either 25% or 0% based on Noranda AcquisitionCo’s Senior Secured Net Debt to EBITDA ratio (in each case as defined in the credit agreement governing the term B loan) or the principal amount of term B loan that has been repaid. A mandatory prepayment of $24.5 million pursuant to the cash flow sweep provisions of the credit agreement was paid in April 2009 and was equal to 50% of Noranda AcquisitionCo’s Excess Cash Flow for 2008. When the final calculation was performed, the payment was reduced from the estimated amount reported at December 31, 2008 of $32.3 million. The payment due April 2010 is estimated to be $7.5 million.

NORANDA ALUMINUM HOLDING CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

Revolving credit facility

Interest on the revolving credit facility is based either on LIBOR or the prime rate, at Noranda AcquisitionCo’s election, in either case plus an applicable margin (2.00% over LIBOR at December 31, 2008 and 2009) that depends upon the ratio of Noranda AcquisitionCo’s Senior Secured Net Debt to its EBITDA (in each case as defined in the applicable credit facility) and is payable at least quarterly. The interest rate on the revolver was 2.46% at December 31, 2008 and 2.23% at December 31, 2009. Noranda AcquisitionCo had outstanding letters of credit totaling $7.0 million and $26.1 million under the revolving credit facility at December 31, 2008 and 2009, respectively. At December 31, 2008, $225.0 million was drawn down on the facility leaving $18.0 million available for borrowing. As a result of revolving credit facility repurchases through dutch auctions in 2009, our borrowing capacity was reduced $7.3 million from $250.0 million to $242.7 million. At December 31, 2009, $215.9 million was drawn down on the facility, leaving $0.7 million available under the facility. In January 2010, we used available cash balances, which included $58.7 million of proceeds from January 2010 hedge terminations, to repay $150.0 million of our revolving credit facility borrowings.

In addition to paying interest on outstanding principal under the revolving credit facility, Noranda AcquisitionCo is required to pay:

•	a commitment fee to the lenders under the revolving credit facility in respect of unutilized commitments at a rate equal to 0.5% per annum subject to step down if certain financial tests are met; and

•	2% per annum of the outstanding letters of credit under the revolving credit facility.

Certain covenants

We have no financial maintenance covenants on any borrowings. Certain covenants contained in our debt agreements governing our senior secured credit facilities and the indentures governing our Notes restrict our ability to take certain actions if we are unable to meet defined Adjusted EBITDA to fixed charges and net senior secured debt to Adjusted EBITDA ratios. These actions include incurring additional secured or unsecured debt, expanding borrowings under existing term loan facilities, paying dividends, engaging in mergers, acquisitions and certain other investments, and retaining proceeds from asset sales. As a result of not meeting certain of the minimum and maximum financial levels established by our debt agreements as of December 31, 2009 as conditions to the execution of certain transactions, our ability to incur future indebtedness, grow through acquisitions, make certain investments, pay dividends and retain proceeds from asset sales may be limited.

In addition to the restrictive covenants described above, upon the occurrence of certain events, such as a change of control, our debt agreements could require that we repay or refinance our indebtedness.

Noranda AcquisitionCo Notes

In addition to the senior secured credit facilities, on May 18, 2007, Noranda AcquisitionCo issued $510.0 million senior floating rate notes due 2015 (“the AcquisitionCo Notes”). The AcquisitionCo Notes mature on May 15, 2015. The initial interest payment on the AcquisitionCo Notes was paid on November 15, 2007, entirely in cash. For any subsequent period through May 15, 2011, Noranda AcquisitionCo may elect to pay interest: (i) entirely in cash, (ii) by increasing the principal amount of the AcquisitionCo Notes or by issuing new notes (the “AcquisitionCo PIK interest”) or (iii) 50% in cash and 50% in AcquisitionCo PIK interest. For any subsequent period after May 15, 2011, Noranda AcquisitionCo must pay all interest in cash. The AcquisitionCo Notes cash interest accrues at six-month LIBOR plus 4.0% per annum, reset semi-annually, and the AcquisitionCo PIK interest, if any, will accrue at six-month LIBOR plus 4.75% per annum, reset semi-annually. The PIK interest rate was 7.35% at December 31, 2008 and 5.27% at December 31, 2009.

NORANDA ALUMINUM HOLDING CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

On May 15, 2009 and November 15, 2009, Noranda AcquisitionCo issued $16.6 million and $11.9 million, respectively in AcquisitionCo Notes as AcquisitionCo PIK interest due.

The AcquisitionCo Notes are fully and unconditionally guaranteed on a senior unsecured, joint and several basis by the existing and future wholly owned domestic subsidiaries of Noranda AcquisitionCo that guarantee the senior secured credit facilities. As discussed elsewhere in this Description of Certain Indebtedness, NHB is not a guarantor of the senior secured credit facilities, and is therefore not a guarantor of the AcquisitionCo Notes. Noranda HoldCo fully and unconditionally guarantees the AcquisitionCo Notes on a joint and several basis with the existing guarantors. The guarantee by Noranda HoldCo is not required by the indenture governing the AcquisitionCo Notes and may be released by Noranda HoldCo at any time. Noranda HoldCo has no independent operations or any assets other than its interest in Noranda AcquisitionCo. Noranda AcquisitionCo is a wholly owned finance subsidiary of Noranda HoldCo with no operations independent of its subsidiaries which guarantee the AcquisitionCo Notes.

We have notified the trustee for the AcquisitionCo Notes bondholders of our election to pay the May 15, 2010 interest payment on the AcquisitionCo Notes entirely in AcquisitionCo PIK interest. At December 31, 2008 and 2009, we reported $4.8 million and $2.3 million, respectively, of accrued AcquisitionCo PIK interest as a non-current liability. If the AcquisitionCo Notes would otherwise constitute applicable high yield discount obligations (“AHYDO”) within the meaning of applicable U.S. federal income tax law, Noranda AcquisitionCo will be required to make mandatory principal redemption payments in cash at such times and in such amounts as is necessary to prevent the AcquisitionCo Notes from being treated as an AHYDO. As of December 31, 2009, no such payments were required.

The indenture governing the AcquisitionCo Notes limits Noranda AcquisitionCo’s and its subsidiaries’ ability, among other things, to (i) incur additional indebtedness; (ii) declare or pay dividends or make other distributions or repurchase or redeem our stock; (iii) make investments; (iv) sell assets, including capital stock of restricted subsidiaries; (v) enter into agreements restricting our subsidiaries’ ability to pay dividends; (vi) consolidate, merge, sell or otherwise dispose of all or substantially all of our assets; (vii) enter into transactions with our affiliates; and (viii) incur liens.

As of December 31, 2009, there were $344.1 million in principal amount of AcquisitionCo Notes outstanding.

Noranda HoldCo Notes

On June 7, 2007, Noranda HoldCo issued senior floating rate notes due 2014 (“the HoldCo Notes”) in aggregate principal amount of $220.0 million, with a discount of 1.0% of the principal amount. The HoldCo Notes mature on November 15, 2014. The HoldCo Notes are not guaranteed. The initial interest payment on the HoldCo Notes was paid on November 15, 2007, in cash. For any subsequent period through May 15, 2012, we may elect to pay interest: (i) entirely in cash, (ii) by increasing the principal amount of the HoldCo Notes or by issuing new notes (the “HoldCo PIK interest”) or (iii) 50% in cash and 50% in HoldCo PIK interest. For any subsequent period after May 15, 2012, we must pay all interest in cash. The HoldCo Notes cash interest accrues at six-month LIBOR plus 5.75% per annum, reset semi-annually, and the HoldCo PIK interest will accrue at six-month LIBOR plus 6.5% per annum, reset semi-annually. The PIK interest rate was 9.10% at December 31, 2008 and 7.02% at December 31, 2009.

On May 15, 2009 and November 15, 2009, Noranda HoldCo issued $3.3 million and $2.7 million, respectively, in HoldCo Notes as HoldCo PIK interest due.

NORANDA ALUMINUM HOLDING CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

We notified the trustee for the HoldCo Notes bondholders of our election to pay the May 15, 2010 interest payment on the HoldCo Notes entirely in HoldCo PIK Interest. At December 31, 2008 and 2009, we reported $2.6 million and $0.6 million, respectively, of accrued HoldCo PIK interest as a non-current liability. If the HoldCo Notes would otherwise constitute applicable high yield discount obligations within the meaning of applicable U.S. federal income tax law, Noranda HoldCo will be required to make mandatory principal redemption payments in cash at such times and in such amounts as is necessary to prevent the HoldCo Notes from being treated as an AHYDO.

The indenture governing the HoldCo Notes limits our ability, among other things, to (i) incur additional indebtedness; (ii) declare or pay dividends or make other distributions or repurchase or redeem our stock; (iii) make investments; (iv) sell assets, including capital stock of restricted subsidiaries; (v) enter into agreements restricting our subsidiaries’ ability to pay dividends; (vi) consolidate, merge, sell or otherwise dispose of all or substantially all of our assets; (vii) enter into transactions with our affiliates; and (viii) incur liens.

As of December 31, 2009, there were $63.6 million in principal amount of HoldCo Notes outstanding.

Debt repurchases

We incurred losses on debt repayments of $2.2 million and $1.2 million, which were previously classified in interest expense, for the period from May 17, 2007 to December 31, 2007 and for the year ended December 31, 2008, respectively. The reclassification to (gain) loss on debt repurchases is reflected on the consolidated statements of operations as well as the consolidated statements of cash flows.

For the year ended December 31, 2009, we repurchased or repaid $403.8 million aggregate principal amount of our outstanding HoldCo Notes, AcquisitionCo Notes, term B loan and revolving credit facility for a price of $187.2 million, plus fees. HoldCo Notes with an aggregate principal balance of $161.9 million and net carrying amount of $159.8 million (including deferred financing fees and debt discounts) were repurchased at a price of $43.0 million, plus fees. AcquisitionCo Notes with an aggregate principal balance of $194.5 million and net carrying amount of $193.3 million (including deferred financing fees and debt discounts) were repurchased at a price of $109.5 million, plus fees. Of the HoldCo Notes and AcquisitionCo Notes repurchased, we retired a face value amount of $210.3 million during the year ended December 31, 2009. In addition to our $24.5 million payment in April 2009 related to 2008 excess cash flows on the term B loan, we repurchased a face value amount of $40.9 million of the term B loan for $30.6 million. We repurchased $6.6 million of our revolving credit facility borrowings for $4.0 million. As a result of the revolving credit facility repurchase, our borrowing capacity was reduced $7.3 million from $250.0 million to $242.7 million.

We recognized gains totaling $211.2 million representing the difference between the aggregate repurchase price and the net carrying amounts of repurchased debt for the year ended December 31, 2009. The gains have been reported as “Gain on debt repurchase” in the accompanying consolidated statements of operations for the year ended December 31, 2009. For tax purposes, gains from our 2009 debt repurchase will be deferred until 2014, and then included in taxable income ratably from 2014 to 2018.

14. PENSIONS AND OTHER POST-RETIREMENT BENEFITS

Pension benefits

We sponsor defined benefit pension plans for hourly and salaried employees. Benefits under those plans are based on years of service and/or eligible compensation prior to retirement. We also sponsor other post-retirement

NORANDA ALUMINUM HOLDING CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

benefit (“OPEB”) plans for certain employees. Those benefits include life and health insurance. These health insurance benefits cover 21 retirees and beneficiaries. In addition, we provide supplemental executive retirement benefits (“SERP”) for certain executive officers.

In connection with the Joint Venture Transaction, we acquired the plans in existence at Gramercy (“Gramercy pension” and “Gramercy OPEB,” collectively the “Gramercy plans”) and St. Ann (“St. Ann pension” and “St. Ann OPEB,” collectively the “St. Ann plans”) which include defined benefit pension plans and other post retirement benefit plans. Disclosures as of and for the year ended December 31, 2008 are for only the plans reported in our consolidated financial statements prior to the Joint Venture Transaction. Unless noted otherwise below, disclosures as of and for the year ended December 31, 2009 for the plans reported in our consolidated financial statements prior to the Joint Venture Transaction are combined with the disclosures for the Gramercy plans as of December 31, 2009 and for the period since the date of the Joint Venture Transaction (collectively the “Noranda plans”) from September 1, 2009 through December 31, 2009.

Disclosures for the St. Ann plans as of December 31, 2009 and for the period since the date of the Joint Venture Transaction from September 1, 2009 through December 31, 2009 are shown separately, as we believe the assumptions related to the St. Ann plans are significantly different than those of the Noranda plans.

Noranda plans

Our pension funding policy is to contribute annually an amount based on actuarial and economic assumptions designed to achieve adequate funding of the projected benefit obligations and to meet the minimum funding requirements of the Employee Retirement Income Security Act (“ERISA”). OPEB benefits are funded as retirees submit claims.

We use a measurement date of December 31 to determine the pension and OPEB liabilities for the Noranda Plans.

On December 4, 2008, we announced a Company-wide workforce and business process restructuring designed to reduce operating costs, conserve liquidity and improve operating efficiencies. Refer to Note 4, “Restructuring,” for further information on the restructuring. As a result, we offered special voluntary termination benefits (“window benefits”) to employees that (1) met certain criteria for early retirement and (2) accepted the window benefit by the required deadline of December 19, 2008.

For the year ended December 31, 2008, we recognized a termination benefit loss of $2.1 million and curtailment loss of $1.1 million within net periodic benefit cost.

Noranda pension plan assets

Our Noranda pension plans’ weighted-average asset allocations at December 31, 2008 and 2009 and the target allocations for 2010, by asset category are as follows:

	Gramercy pension		Noranda pension
	2009	Target Allocation 2010	2008(1)	2009(1)	Target Allocation 2010(1)
	%	%	%	%	%
Fixed income	26	30	38	36	35
Equity securities	65	65	62	64	65
Cash	9	5	—	—	—

(1)	Target and weighted average asset allocations relate only to plans in existence prior to the Joint Venture Transaction.

NORANDA ALUMINUM HOLDING CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

We seek a balanced return on plan assets through a diversified investment strategy.

Noranda pension plan assets consist principally of equities and fixed income accounts. In developing the long-term rate of return assumption for plan assets, we evaluate the plans’ historical cumulative actual returns over several periods, as well as long-term inflation assumptions. We anticipate that the plan’s investments will continue to generate long-term returns of at least 8.0% per annum.

Noranda other post-retirement benefit plans

Our sponsored post-retirement benefits include life and health insurance and are funded as retirees submit claims. The Noranda OPEB benefit obligation included estimated health insurance benefits of $0.7 million, $0.2 million and $0.2 million at December 31, 2007, 2008 and 2009, respectively. The healthcare cost trend rates used in developing the periodic cost and the projected benefit obligation are 8% grading to 5% over a range of six to eight years.

The change in benefit obligation and change in plan assets for the Noranda pension plans are as follows (in thousands):

	Noranda Pension
	Predecessor	Successor
	Period from January 1, 2007 to May 17, 2007	Period from May 18, 2007 to December 31, 2007	Year ended December 31, 2008	Year ended December 31, 2009
	$	$	$	$
Change in benefit obligation:
Benefit obligation at beginning of period	242,388	244,199	259,843	275,909
Service cost	2,917	4,688	8,234	8,059
Interest cost	5,364	9,127	16,474	16,966
Plan changes	744	5,879	(961)	—
Benefit obligations recorded through Joint Venture Transaction	—	—	—	5,694
(Gains) losses	(868)	1,319	1,629	13,470
Settlements	(2,660)	—	(356)	(2,343)
Benefits paid	(3,686)	(5,369)	(11,327)	(12,786)
Special termination benefits	—	—	2,132	102
Curtailments	—	—	241	—

Benefit obligation at end of period	244,199	259,843	275,909	305,071

Change in plan assets:
Fair value of plan assets at beginning of period	213,910	219,096	220,761	160,006
Actual return on plan assets	8,148	(1,148)	(67,328)	39,629
Employer contributions	3,384	8,182	18,256	24,659
Settlements	(2,660)	—	(356)	(2,343)
Plan assets recorded through Joint Venture Transaction	—	—	—	3,313
Benefits paid	(3,686)	(5,369)	(11,327)	(12,786)

Fair value of plan assets at end of period	219,096	220,761	160,006	212,478

NORANDA ALUMINUM HOLDING CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

The change in benefit obligation and change in plan assets for the Noranda OPEB plans are as follows (in thousands):

	Noranda OPEB
	Predecessor	Successor
	Period from January 1, 2007 to May 17, 2007	Period from May 18, 2007 to December 31, 2007	Year ended December 31, 2008	Year ended December 31, 2009
	$	$	$	$
Change in benefit obligation:
Benefit obligation at beginning of period	8,276	7,460	7,526	7,433
Service cost	58	96	135	163
Interest cost	158	260	419	419
Benefit obligations recorded through Joint Venture Transaction	—	—	—	481
(Gains) losses	(939)	(137)	(371)	(123)
Benefits paid	(93)	(153)	(276)	(275)

Benefit obligation at end of period	7,460	7,526	7,433	8,098

Change in plan assets:
Fair value of plan assets at beginning of period	—	—	—	—
Plan assets recorded through Joint Venture Transaction	—	—	—	100
Actual return on plan assets	—	—	—	7
Employer contributions	93	153	276	275
Benefits paid	(93)	(153)	(276)	(275)

Fair value of plan assets at end of period	—	—	—	107

The net liability for the Noranda plans was recorded in the consolidated balance sheets as follows (in thousands):

	Noranda Pension		Noranda OPEB
	Successor
	December 31, 2008	December 31, 2009	December 31, 2008	December 31, 2009
	$	$	$	$
Current liability	(2,198)	(173)	(279)	(281)
Non-current liability	(113,705)	(92,420)	(7,154)	(7,710)

Funded status	(115,903)	(92,593)	(7,433)	(7,991)

NORANDA ALUMINUM HOLDING CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

Amounts related to the Noranda plans recognized in accumulated other comprehensive income were as follows (in thousands):

	Noranda Pension		Noranda OPEB
	Successor
	December 31, 2008	December 31, 2009	December 31, 2008	December 31, 2009
	$	$	$	$
Net actuarial (gain) loss	100,772	79,426	(484)	(544)
Prior service cost	3,461	3,128	—	—

Accumulated other comprehensive (income) loss	104,233	82,554	(484)	(544)

Net periodic benefit costs related to the Noranda pension plans included the following (in thousands):

	Noranda Pension
	Predecessor	Successor
	Period from January 1, 2007 to May 17, 2007	Period from May 18, 2007 to December 31, 2007	Year ended December 31, 2008	Year ended December 31, 2009
	$	$	$	$
Service cost	2,917	4,688	8,234	8,059
Interest cost	5,364	9,127	16,474	16,966
Expected return on plan assets	(6,846)	(11,417)	(18,156)	(12,520)
Net amortization and deferral	(34)	180	540	7,569
Curtailment loss	—	—	1,124	471
Settlement loss	—	—	80	—
Termination benefits	—	—	2,132	102

Net periodic cost	1,401	2,578	10,428	20,647

Weighted-average assumptions:
Discount rate	5.90%	5.90%	6.00%	5.83%
Expected rate of return on plan assets	8.60%	8.60%	8.25%	8.00%
Rate of compensation increase	4.00%	4.00%	4.25%	4.25%

NORANDA ALUMINUM HOLDING CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

Net periodic benefit costs related to the Noranda OPEB plans included the following (in thousands):

	Noranda OPEB
	Predecessor	Successor
	Period from January 1, 2007 to May 17, 2007	Period from May 18, 2007 to December 31, 2007	Year ended December 31, 2008	Year ended December 31, 2009
	$	$	$	$
Service cost	58	96	135	163
Interest cost	158	260	419	419
Expected return on plan assets	—	—	—	(1)
Net amortization and deferral	10	16	(40)	(63)

Net periodic cost	226	372	514	518

Weighted-average assumptions:
Discount rate	5.90%	6.00%	6.00%	5.8%
Rate of compensation increase	5.00%	4.25%	4.25%	4.25%

The effects of one percentage point change in assumed health care cost trend rate on our Noranda OPEB plans post-retirement benefit obligation were as follows (in thousands):

	Noranda OPEB
	1% Decrease in rates	Assumed Rates	1% Increase in rates
	$	$	$
Aggregated service and interest cost	582	582	582
Accumulated postretirement benefit obligation	8,093	8,098	8,102

Amounts applicable to our Noranda pension plans with projected and accumulated benefit obligations in excess of plan assets were as follows (in thousands):

	Noranda Pension
	Successor
	December 31, 2008	December 31, 2009
	$	$
Projected benefit obligation	(275,909)	(305,071)
Accumulated benefit obligation	(263,631)	(292,814)
Fair value of plan assets	160,006	212,478

St. Ann Plans

St. Ann operates a defined benefit pension plan and an OPEB plan.

The St. Ann pension plan is funded by employee and employer contributions. Employer contributions are made at a rate periodically determined by management, which is based, in part, on employee contributions. Our

NORANDA ALUMINUM HOLDING CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

pension funding policy is to contribute annually an amount based on actuarial and economic assumptions designed to achieve adequate funding of the projected benefit obligations and to meet the funding requirements of the plan. OPEB benefits are funded as retirees submit claims.

We use a measurement date of December 31 to determine the pension and OPEB liabilities for the St. Ann Plans.

Plan assets

Our St. Ann pension plans’ weighted-average asset allocations at December 31, 2009 and the target allocations for 2010, by asset category are as follows:

	St. Ann Pension
	2009	Target Allocation 2010
	%	%
Equity securities	32	25
Property	8	20
Fixed income	25	30
Money market	12	5
Foreign currency	23	20

We seek a balanced return on plan assets through a diversified investment strategy.

In developing the long-term rate of return assumption for plan assets, we evaluate the plans’ historical cumulative actual returns over several periods, as well as long-term inflation assumptions. We anticipate that the plan’s investments will continue to generate long-term returns of at least 15.0% per annum.

Other post-retirement benefits

We also sponsor other post-retirement benefit plans for certain employees. Our sponsored post-retirement benefits include life and health insurance and are funded as retirees submit claims.

The change in benefit obligation and change in plan assets were as follows (in thousands):

	St. Ann Pension	St. Ann OPEB
	Successor
	Period from September 1, 2009 to December 31, 2009	Period from September 1, 2009 to December 31, 2009
	$	$
Change in benefit obligation:
Benefit obligation at Joint Venture Transaction	11,584	5,169
Service cost	82	56
Interest cost	572	280
Contributions	228	—
(Gains) losses	3,489	831
Foreign currency changes	(110)	—
Benefits paid	(213)	(73)

Benefit obligation at end of period	15,632	6,263

NORANDA ALUMINUM HOLDING CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

	St. Ann Pension	St. Ann OPEB
	Successor
	Period from September 1, 2009 to December 31, 2009	Period from September 1, 2009 to December 31, 2009
	$	$
Change in plan assets:
Fair value of plan assets at Joint Venture Transaction	21,159	—
Employer contributions	153	73
Member contributions	234	—
Actual return on plan assets	909	—
Benefits paid	(213)	(73)
Foreign currency changes	(67)	—

Fair value of plan assets at end of period	22,175	—

The net asset (liability) was recorded in the consolidated balance sheets as follows (in thousands):

	St. Ann Pension	St. Ann OPEB
	Successor
	December 31, 2009	December 31, 2009
	$	$
Long-term pension asset	6,543	—
Non-current liability	—	(6,263)

Funded Status	6,543	(6,263)

Amounts recognized in accumulated other comprehensive income consisted of (in thousands):

	St. Ann Pension	St. Ann OPEB
	Successor
	December 31, 2009	December 31, 2009
	$	$
Net actuarial (gain) loss	3,674	831
Prior service cost	—	—

Accumulated other comprehensive income	3,674	831

NORANDA ALUMINUM HOLDING CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

Net periodic benefit costs included the following (in thousands):

	St. Ann Pension	St. Ann OPEB
	Successor
	Period from September 1, 2009 to December 31, 2009	Period from September 1, 2009 to December 31, 2009
	$	$
Service cost	82	56
Interest cost	571	280
Expected return on plan assets	(1,147)	—

Net periodic cost	(494)	336

Weighted-average assumptions:
Discount rate	13%	13%
Expected rate of return on plan assets	15%	N/A
Rate of compensation increase	13%	13%

The effects of one-percentage-point change in assumed health care cost trend rate on post-retirement obligation at St. Ann were as follows (in thousands):

	St. Ann OPEB
	1% Decrease in rates	Assumed Rates	1% Increase in rates
	$	$	$
Aggregated service and interest cost	299	336	410
Projected postretirement benefit obligation	(5,473)	(6,263)	(7,245)

Amounts applicable to our St. Ann pension plan with projected and accumulated benefit obligations in excess of plan assets were as follows (in thousands):

St. Ann Pension
Successor
December 31, 2009
$
Projected benefit obligation	(15,632)
Accumulated benefit obligation	(10,203)
Fair value of plan assets	22,175

Expected employer contributions

Required contributions approximate $3.6 million, $0.3 million and $0.3 million for the Noranda pension plans, the St. Ann pension and OPEB plans, and the Noranda OPEB plans, respectively, in 2010. We may elect to make additional contributions to the plans.

NORANDA ALUMINUM HOLDING CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

Expected future benefit payments

The following table provides our estimated future benefit payments for the pension and other post-retirement benefit plans at December 31, 2009 (Successor) (in thousands):

	Noranda Plans		St. Ann Plans
	Pension Benefits	OPEB Benefits	Pension Benefits	OPEB Benefits
Year ending December 31	$	$	$	$
2010	13,658	341	536	307
2011	14,809	329	719	295
2012	15,945	364	764	328
2013	17,061	381	817	369
2014	18,235	403	846	406
2015-2019	107,975	2,501	6,503	2,942

Total	187,683	4,319	10,185	4,647

Defined Contribution Plan

We also have defined contribution retirement plans that cover our eligible employees. The purpose of these defined contribution plans is generally to provide additional financial security during retirement by providing employees with an incentive to make regular savings. Our contributions to these plans are based on employee contributions and were as follows (in thousands):

$
Period from January 1, 2007 to May 17, 2007 (Predecessor)	1,029
Period from May 18, 2007 to December 31, 2007 (Successor)	1,537
Year ended December 31, 2008 (Successor)	2,586
Year ended December 31, 2009 (Successor)	2,105

15. SHAREHOLDERS’ EQUITY AND SHARE-BASED PAYMENTS

Common Stock Subject to Redemption

In March 2008, we entered into an employment agreement with Layle K. Smith to serve as our chief executive officer (the “CEO”) and to serve on our Board of Directors. As part of that employment agreement, the CEO agreed to purchase 200,000 shares of common stock at $10 per share, for a total investment of $2.0 million. The shares purchased included a redemption feature which guaranteed total realization on these shares of at least $8.0 million (or, at his option, equivalent consideration in the acquiring entity) in the event a change in control occurred prior to September 3, 2009 and the CEO remained employed with us through the 12-month anniversary of such change in control or experiences certain qualifying terminations of employment, after which the per share redemption value is fair value.

Because of the existence of the conditional redemption feature, the carrying value of these 200,000 shares of common stock was reported outside of permanent equity at December 31, 2008. In accordance with FASB ASC Topic 718, Compensation — Stock Compensation (“ASC Topic 718”) the carrying amount of the common stock subject to redemption was reported as the $2.0 million proceeds, and was not adjusted to reflect the $8.0 million redemption amount, as it was not probable that a change in control event would take place prior to September 3, 2009.

NORANDA ALUMINUM HOLDING CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

On November 12, 2009, our Board of Directors voted to extend to March 3, 2013 the period during which the CEO may be entitled to benefits in the event of an early change-in-control. The Board of Directors also provided that all of the CEO’s stock options will receive the same treatment in the event of an early change-in-control or other change in control of the Company. As such, the carrying value of these 200,000 shares of common stock is reported outside of permanent equity at December 31, 2009.

Noranda Long-Term Incentive Plan

The 2007 Long-Term Incentive Plan of Noranda, as amended (the “Incentive Plan”), reserved 3,800,000 shares of our common stock for issuance. As of December 31, 2009, there were 617,278 shares of our common stock remaining available for issuance under the Incentive Plan.

Options granted under the Incentive Plan generally have a ten-year term. Employee option grants generally consist of time-vesting options (“Tranche A”) and performance vesting options (“Tranche B”). The time-vesting options generally vest in equal one-fifth installments on each of the first five anniversaries of the date of grant or on the closing of Apollo’s acquisition of us, as specified in the applicable award agreements, subject to continued service through each applicable vesting date. The performance-vesting options vest upon our investors’ realization of a specified level of investor internal rate of return (“investor IRR”), subject to continued service through each applicable vesting date.

The employee options generally are subject to our (or Apollo’s) call provision which expires upon the earlier of a qualified public offering or May 2014 and provides us (or Apollo) the right to repurchase the underlying shares at the lower of their cost or fair market value upon certain terminations of employment. A qualified public offering transaction is defined in the Amended and Restated Security Holders agreement as a public offering that raises at least $200.0 million. This call provision represents a substantive performance vesting condition with a life through May 2014; therefore, we recognize compensation expense for service awards through May 2014. Performance-vesting options issued in May 2007 have met their performance vesting provision. However, the shares underlying the options remain subject to our (or Apollo’s) call provision. Accordingly, the options currently are subject to service conditions and stock compensation expense is being recorded over the remaining call provision through May 2014.

Prior to October 23, 2007, shares issued upon the exercise of employee options were subject to a call provision that would expire upon a qualified public offering. The call provision provided us (or Apollo’s) the right to repurchase the underlying shares at the lower of their cost or fair market value in connection with certain terminations of employment. Because a substantive performance vesting condition necessary for vesting was not probable, no expense was recognized for employee options issued prior to October 23, 2007. At October 23, 2007, existing options were modified so that our call provision expired upon the earlier of a qualified public offering, or seven years. As a result, we started expensing the stock options over seven years in the fourth quarter of 2007. Twenty-four employees were affected by this modification. The total incremental compensation cost resulting from the modification was $5.1 million, which is being amortized over a period through May 2014. Employee options issued subsequent to October 23, 2007 contain this modified call provision.

On June 13, 2007, we executed a recapitalization in which the proceeds of the $220.0 million HoldCo Notes debt offering were distributed to the investors. Our fair value was determined to be $7.75 per share prior to the distribution of $5 per share; our resulting value after the distribution was $2.75 per share. The award holders were given $5 per share of value in the form of an immediately vested cash payment of $3 per share and a modification of the exercise price of the option from $5 per share to $3 per share. Under ASC Topic 718, this

NORANDA ALUMINUM HOLDING CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

was considered a modification due to an equity restructuring. Twenty-four employees were affected by this modification. The total incremental compensation cost resulting from the modification was $4.1 million.

On October 23, 2007, we granted 400,000 options to Apollo Management VI L.P. and Apollo Alternative Assets funds for making available certain non-employee directors to us. It was subsequently determined that due to an administrative error, the number of options awarded on October 23, 2007 exceeded the amount intended to be awarded and the exercise price was lower than intended. In order to correct the administrative error, on March 10, 2008, we modified the term of options granted in October 2007 from 400,000 options at $3 per share to 120,000 options at $10 per share. Options granted to Apollo Management VI L.P. and Apollo Alternative Assets are fully vested at grant. This modification did not result in any additional stock compensation expense for the year ended December 31, 2008.

On June 13, 2008, we paid a $2.35 per share cash dividend to our investors. The fair value of our common stock was determined to be $10.00 per share prior to the distribution of $2.35 per share; the resulting value after the distribution was $7.65. The award holders were given $2.35 per share of value in the form of an immediately vested cash payment of $1.35 per share and a modification of the price of the options from $3 per share to $2 per share and $10 per share to $9 per share. Twenty-nine employees were affected by this modification. The total incremental compensation cost resulting from this modification was $3.9 million.

We entered into a Termination and Consulting Agreement with Rick Anderson on October 14, 2008, in connection with his retirement on October 31, 2008 as Chief Financial Officer and serves as a consultant through May 8, 2012. Pursuant to that agreement, in October 2008 we recorded approximately $0.5 million of compensation cost for cash severance, all of which was paid by January 2009. Additionally, we recorded approximately $0.7 million of compensation cost associated with the accelerated vesting of Mr. Anderson’s unvested stock options, since, pursuant to the agreement, Mr. Anderson’s Company stock options will continue to vest during the consulting term, although Mr. Anderson will generally be unable to exercise the options until the expiration of the term of the agreement in May 2012. Mr. Anderson has agreed to certain ongoing confidentiality obligations and to non-solicitation and non-competition covenants following his retirement from us.

At December 31, 2009 the expiration of the call option upon a qualified public offering would have resulted in the immediate recognition of $2.3 million of compensation expense related to the cost of Tranche B options where the investor IRR targets were previously met. Further, the period over which we recognize compensation expense for service awards would change from May 2014 to five years prospectively from the grant date, which, based on unrecognized compensation related to these awards at December 31, 2009, would increase annual stock compensation expense by approximately $0.3 million.

On November 12, 2009, our Board of Directors voted to amend and restate stock option agreements with certain employees to change the exercise prices of the underlying options and to amend the vesting schedule of those options. The amended and restated option agreements change the exercise price of these options to $1.14 per share. This modification affected five employees and 539,000 options. The amendment also provides that the 50% of the options which were originally scheduled to vest based upon the Company’s investors’ realization of investor IRR will now vest based on continued service, with 15% scheduled to vest on each of the first and second anniversaries of the amendment and restatement date, 20% scheduled to vest on the third anniversary of the amendment and restatement date and 25% scheduled to vest on each of the fourth and fifth anniversaries of the amendment and restatement date. This modification affected five employees and 276,250 options. The effects of this modification were immaterial to our consolidated financial statements.

NORANDA ALUMINUM HOLDING CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

The summary of company stock option activity and related information for our stock option plan is as follows, after reflecting the effects of modifications to exercise prices discussed:

	Employee Options and Non-Employee Director Options		Investor Director Provider Options
	Common Shares	Weighted- Average Exercise Price	Common Shares	Weighted- Average Exercise Price
Outstanding — May 18, 2007	—	—	—	—
Granted	1,375,356	$2.00	420,000	$2.34
Exercised	—	—	—	—
Expired	—	—	—	—
Forfeited	(47,670)	$2.00	—	—

Outstanding — December 31, 2007	1,327,686	$2.00	420,000	$2.34
Granted	617,000	$1.14	120,000	$9.00
Modified	—	—	(400,000)	$2.00
Exercised	—	—	—	—
Expired	—	—	—	—
Forfeited	(124,238)	$3.02	—	—

Outstanding — December 31, 2008	1,820,448	$1.64	140,000	$9.00

Granted	344,852	$0.98	—	—
Exercised	—	—	—	—
Expired	—	—	—	—
Forfeited	(35,410)	$2.00	—	—

Outstanding — December 31, 2009	2,129,890	$1.53	140,000	$9.00

Fully vested — end of period (weighted average remaining contractual term of 7.5 years)	894,794	$2.24	140,000	$9.00

Currently exercisable — end of period (weighted average remaining contractual term of 7.5 years)	808,974	$2.26	140,000	$9.00

For Tranche A options, the fair value of each employee’s options with graded vesting was estimated using the Black-Scholes-Merton option pricing model. The weighted-average grant date fair value of options granted during the period May 18, 2007 to December 31, 2007 was $8.13 for employee options and $8.53 for Non-Apollo Director options and the weighted-average grant date fair value of options granted for the year ended December 31, 2008 was $3.55 for employee options and $4.90 for Non-Apollo Director options. The weighted average grant date fair value of new options granted during the year ended December 31, 2009 was $0.56 for employee options and no Director options were awarded during the year ended December 31, 2009.

NORANDA ALUMINUM HOLDING CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

The following weighted-average assumptions were used for these estimates:

	Successor
	Period from May 18, 2007 to December 31, 2007		Year ended December 31, 2008		Year ended December 31, 2009
	Employee	Non-Apollo Director	Employee	Non-Apollo Director	Employee	Non-Apollo Director
Risk-free interest rate	4.3%	4.6%	3.1%	3.2%	3.3%	—
Expected dividend yield	—	—	—	—	—	—
Expected term (in years)	7.1	10.0	5.9	6.3	7.5	—
Expected volatility	50.0%	54.0%	44.9%	45.7%	77.3%	—

Expected volatility was based on the historical volatility of representative peer companies’ stocks. The expected term assumption at grant date is generally based on the assumed date of a qualified public offering or other change-in-control event, plus an estimated additional holding period until option exercise. Expected dividend yield was based on management’s expectation of no dividend payments. Risk free interest rates were based on the U.S. Treasury yield curve in effect at the grant date.

As of December 31, 2009, total compensation expense related to non-vested options which was not yet recognized was $7.4 million and will be recognized over the weighted-average period of 4.8 years. The total fair value of shares that vested for the years ended December 31, 2008 and 2009 were $6.5 million and $1.4 million, respectively.

Selling, general and administrative expenses include the following amounts of share-based compensation expense, excluding cash payments made upon the modification of outstanding options (in thousands):

$
Period from May 18, 2007 to December 31, 2007 (Successor)	3,816
Year ended December 31, 2008 (Successor)	2,376
Year ended December 31, 2009 (Successor)	1,540

16. INCOME TAXES

Income tax provision (benefit) is as follows (in thousands):

	Predecessor	Successor
	Period from January 1, 2007 to May 17, 2007	Period from May 18, 2007 to December 31, 2007	Year ended December 31, 2008	Year ended December 31, 2009
	$	$	$	$
Current
Federal	26,785	6,274	38,320	(454)
Foreign	—	—	—	—
State	1,355	1,483	2,189	1,008

	28,140	7,757	40,509	554

NORANDA ALUMINUM HOLDING CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

	Predecessor	Successor
	Period from January 1, 2007 to May 17, 2007	Period from May 18, 2007 to December 31, 2007	Year ended December 31, 2008	Year ended December 31, 2009
	$	$	$	$
Deferred
Federal	(15,519)	(4,765)	(70,160)	53,560
Foreign	—	—	—	(567)
State	1,034	2,145	(3,262)	5,033

	(14,485)	(2,620)	(73,422)	58,026

	13,655	5,137	(32,913)	58,580

As of December 31, 2009, we have a federal net operating loss carryforward of approximately $54.4 million expiring in 2029 and state net operating loss carryforwards of approximately $148.2 million expiring in years 2016 through 2029. In addition, as of December 31, 2009, we have a foreign tax credit carryforward of $2,500,000 with no expiration date and state tax credit carryforwards of $1.7 million expiring in years 2012 through 2026.

FASB ASC Topic 740, Income Taxes (“ASC Topic 740”), requires a valuation allowance against deferred tax assets if, based on available evidence, it is more likely than not that some or all of the deferred tax assets will not be realized. Accordingly, we recorded an additional $0.7 million valuation allowance on these assets in 2009.

As of December 31, 2009, we have not provided for withholding or United States federal income taxes on approximately $40.8 million of accumulated undistributed earnings of our foreign subsidiaries as they are considered by management to be permanently reinvested. If these undistributed earnings were not considered to be permanently reinvested, an approximately $14.9 million deferred income tax liability and a $13.9 million foreign tax credit asset would have been provided.

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amount of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes.

Significant components of our deferred tax assets and liabilities as of December 31, 2008 and 2009 were as follows (in thousands):

	Successor
	December 31, 2008	December 31, 2009
	$	$
Deferred tax liabilities
Property related	164,760	162,841
Debt related	—	73,964
Investments	44,153	52,429
Inventory	8,380	16,077
Intangibles	25,067	22,575
Derivatives	115,065	103,451
Other	1,175	1,216

Total deferred tax liabilities	358,600	432,553

NORANDA ALUMINUM HOLDING CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

	Successor
	December 31, 2008	December 31, 2009
	$	$
Deferred tax assets
Compensation related	62,370	52,385
Capital and net operating loss carryforwards	13,326	33,783
Foreign and state tax credit carryforwards	1,202	4,175
Other	7,866	3,982

Total deferred tax assets	84,764	94,325

Valuation allowance for deferred tax assets	(12,824)	(13,555)

Net deferred tax assets	71,940	80,770

Net deferred tax liability	286,660	351,783

Reconciliation of Income Taxes

The reconciliation of the income taxes, calculated at the rates in effect, with the effective tax rate shown in the statements of operations, was as follows:

	Predecessor		Successor
	Period from January 1, 2007 to May 17, 2007	Period from May 18, 2007 to December 31, 2007	Year ended December 31, 2008	Year ended December 31, 2009
	%	%	%	%
Federal statutory income tax rate	35.0	35.0	35.0	35.0
(Decrease) increase in tax rate resulting from:
State & local income taxes, net of federal benefit	5.6	17.8	0.9	2.3
Equity method investee income	(3.4)	(9.1)	0.8	(0.2)
IRC Sec. 199 manufacturing deduction	(6.3)	(3.5)	1.8	—
Goodwill Impairment	—	—	(8.3)	23.9
Discharge of indebtedness	17.9	—	—	—
Bargain Purchase Accounting	—	—	—	(25.3)
Other permanent items	0.1	(1.6)	0.6	0.9

Effective Tax Rate	48.9	38.6	30.8	36.6

On August 3, 2009, we entered into an agreement with Century Aluminum Company whereby we would become the sole owner of both Gramercy and St. Ann (see Note 2). The transaction closed on August 31, 2009 and was accounted for as a bargain purchase. As a result, the total gain on business combination is reported net of

NORANDA ALUMINUM HOLDING CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

tax. Therefore, as part of the process of re-measuring the investment for fair value, $43.5 million of deferred tax liabilities were provided and the associated tax effect was recorded as part of the gain on business combination from acquired interests instead of as part of tax expense.

On January 1, 2007, upon adoption of the guidance in ASC Topic 740 related to accounting for uncertain tax positions, we recognized an increase of approximately $1.2 million to the January 1, 2007 retained earnings balance. As part of the Apollo Acquisition, Xstrata indemnified us for tax exposures through the date of the Apollo Acquisition. Therefore, we had a receivable of $4.4 million and $4.6 million from Xstrata at December 31, 2008 and December 31, 2009, respectively, equal to our provision for uncertain tax positions (net of federal benefits) for the tax exposures related to tax positions occurring through the date of the Apollo Acquisition. As of December 31, 2008 and December 31, 2009, we had unrecognized income tax benefits of approximately $10.1 million and $10.2 million respectively.

A reconciliation of the December 31, 2008 and 2009 amount of unrecognized tax benefits is as follows (in thousands):

	Successor
	December 31, 2008	December 31, 2009
	$	$
Beginning of period	10,059	10,111
Tax positions related to the current period
Gross additions	54	19
Gross reductions	—	—
Tax positions related to prior years
Gross additions	29	29
Gross reductions	(31)	—
Settlements	—	—
Lapses on statute of limitations	—	—

End of period	10,111	10,159

For years ending prior to December 31, 2008, the total amount of net unrecognized tax benefits that, if recognized, would affect the effective tax rate was not material because the majority of unrecognized tax benefits relate to periods prior to the Apollo Acquisition and their recognition, if any, would have resulted in an adjustment to goodwill. However, for years beginning after December 31, 2008, U.S. GAAP requires subsequent recognition of unrecognized tax benefits recorded in purchase accounting to be recorded as income tax expense (regardless of when the acquisition occurred) and, as a result, the total amount of net unrecognized tax benefits as of 2009 that, if recognized, would affect the effective tax rate is $7.5 million. We elected to accrue interest and penalties related to unrecognized tax benefits in our provision for income taxes. We have accrued interest and penalties related to unrecognized tax benefits of approximately $1.0 million at December 31, 2008 and $1.3 million at December 31, 2009, respectively.

We file a consolidated federal and various state income tax returns. The earliest years open to examination in the Company’s major jurisdictions is 2007 for federal income tax returns and 2006 for state income tax returns. In April 2009, the Internal Revenue Service (“IRS”) commenced an examination of our U.S. income tax return for 2006. The IRS has not proposed any adjustments to date.

Within the next twelve months, we estimate that the unrecognized benefits could change; however, due to the Xstrata indemnification, we do not expect the change to have a significant impact on the results of our operations or our financial position.

NORANDA ALUMINUM HOLDING CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

17. NET INCOME (LOSS) PER SHARE

We present both basic and diluted earnings per share (“EPS”) on the face of the consolidated statements of operations. Basic EPS is calculated as net income available to common stockholders divided by the weighted-average number of shares outstanding during the period. Diluted EPS is calculated using the weighted-average outstanding common shares determined using the treasury stock method for options (in thousands), except per share.

	Successor
	Period from May 18, 2007 to December 31, 2007	Year ended December 31, 2008	Year ended December 31, 2009
Net income (loss)	$8,167	$(74,057)	$101,375

Weighted-average common shares outstanding:
Basic	43,206	43,440	43,526
Effect of diluted securities	124	—	—
Diluted	43,330	43,440	43,526
Basic EPS	$0.19	$(1.70)	$2.33

Diluted EPS	$0.19	$(1.70)	$2.33

Certain stock options whose terms and conditions are described in Note 15, “Shareholders’ Equity and Share-Based Payments,” could potentially dilute basic EPS in the future, but were not included in the computation of diluted EPS because to do so would have been antidilutive for the periods presented: period from May 18, 2007 to December 31, 2007 — 663,836; for the year ended December 31, 2008 — 1,960,450; for the year ended December 31, 2009 — 2,269,890.

18. OPERATING LEASES

We operate certain office, manufacturing and warehouse facilities under operating leases. In most cases, management expects that in the normal course of business, leases will be renewed or replaced when they expire with other leases.

The following is a schedule of future minimum rental payments required under operating leases that have initial or remaining non-cancelable lease terms in excess of one year as of December 31, 2009 (in thousands):

Year ending December 31,	$
2010	3,739
2011	2,469
2012	1,780
2013	759
2014	448
Thereafter	304

NORANDA ALUMINUM HOLDING CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

The following schedule shows the composition of total rental expense for all operating leases except those with terms of a month or less that were not renewed (in thousands):

	Predecessor	Successor
	Period from January 1, 2007 to May 17, 2007	Period from May 18, 2007 to December 31, 2007	Year ended December 31, 2008	Year ended December 31, 2009
	$	$	$	$
Minimum rentals	999	2,249	2,632	3,072
Contingent rentals(1)	20	28	28	41

	1,019	2,277	2,660	3,113

(1)	Contingent rentals represent transportation equipment operating lease payments made on the basis of mileage.

19. DERIVATIVE FINANCIAL INSTRUMENTS

We use derivative instruments to mitigate the risks associated with fluctuations in aluminum price, natural gas prices and interest rates. We recognize all derivative instruments as either assets or liabilities at fair value in our balance sheet. We designated our fixed-price aluminum sale swaps as cash flow hedges through January 29, 2009, the week of the power outage discussed in Note 3, “New Madrid Power Outage;” thus the effective portion of such derivatives was adjusted to fair value through accumulated other comprehensive income through January 29, 2009, with the ineffective portion reported through earnings. We entered into natural gas swaps during the fourth quarter of 2009 which were also designated as cash flow hedges. As of December 31, 2009, the pre-tax amount of the effective portion of cash flow hedges for our fixed-price aluminum hedges and our natural gas hedges recorded in AOCI was $312.3 million. Derivatives that do not qualify for hedge accounting or have not been designated for hedge accounting treatment are adjusted to fair value through earnings in gains (losses) on hedging activities in the consolidated statements of operations. As of December 31, 2009, all derivatives were held for purposes other than trading.

Merrill Lynch is the counterparty for a substantial portion of our derivatives. All swap arrangements with Merrill Lynch are part of a master arrangement which is subject to the same guarantee and security provisions as the senior secured credit facilities. The master arrangement does not require us to post additional collateral, or cash margin. We present the fair values of derivatives where Merrill Lynch is the counterparty in a net position on the consolidated balance sheet as a result of our master netting agreement. The following is a gross presentation of the derivative balances as of December 31, 2008 and December 31, 2009 (in thousands):

	December 31, 2008	December 31, 2009
	$	$
Current derivative assets	111,317	96,663
Current derivative liabilities	(29,600)	(28,627)

Current derivative assets, net	81,717	68,036

Long-term derivative assets	290,877	113,026
Long-term derivative liabilities	(35,061)	(17,517)

Long-term derivative asset, net	255,816	95,509

NORANDA ALUMINUM HOLDING CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

The following is a gross presentation of the derivative balances segregated by type of contract and between derivatives that are designated and qualify for hedge accounting and those that are not:

	As of December 31, 2008				As of December 31, 2009
	Hedges that qualify for hedge accounting		Hedges that do not qualify for hedge accounting		Hedges that qualify for hedge accounting		Hedges that do not qualify for hedge accounting
	Asset	Liability	Asset	Liability	Asset	Liability	Asset	Liability
Aluminum swaps — fixed-price	401,909	—	—	—	—	—	202,726	(6,124)
Aluminum swaps — variable-price	—	—	285	(9,785)	—	—	6,179	(85)
Interest rate swaps	—	—	—	(21,472)	—	—	—	(13,312)
Natural gas swaps	—	—	—	(33,404)	784	(3,608)	—	(23,015)

Total	401,909	—	285	(64,661)	784	(3,608)	208,905	(42,536)

The following table presents the carrying values, which were recorded at fair value, of our derivative instruments outstanding (in thousands):

	December 31, 2008	December 31, 2009
	$	$
Aluminum swaps–fixed-price	401,909	196,602
Aluminum swaps–variable-price	(9,500)	6,094
Interest rate swaps	(21,472)	(13,312)
Natural gas swaps	(33,404)	(25,839)

Total	337,533	163,545

We recorded (gains) losses for the change in the fair value of derivative instruments that do not qualify for hedge accounting treatment or have not been designated for hedge accounting treatment, as well as the ineffectiveness of derivatives that do qualify for hedge accounting treatment as follows (in thousands):

	Derivatives qualified as hedges		Derivatives not qualified as hedges
	Amount reclassified from AOCI	Hedge ineffectiveness	Change in fair value	Total
	$	$	$	$
Period from January 1, 2007 through May 17, 2007 (Predecessor)	—	—	56,467	56,467
Period from May 18, 2007 through December 31, 2007 (Successor)	—	—	(12,497)	(12,497)
Year ended December 31, 2008 (Successor)	24,205	(13,365)	59,098	69,938
Year ended December 31, 2009 (Successor)	(172,248)	(37)	60,512	(111,773)

We expect to reclassify a gain of $86.1 million from AOCI into earnings from January 1, 2010 through December 31, 2010, comprising an $86.9 million gain related to de-designated fixed price aluminum swaps, and a $0.8 million loss related to natural gas swaps.

NORANDA ALUMINUM HOLDING CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

De-designated cash flow hedges

Fixed-price aluminum sale swaps

In 2007 and 2008, we implemented a hedging strategy designed to reduce commodity price risk and protect operating cash flows in the primary aluminum products segment through the use of fixed-price aluminum sale swaps. As a result of the New Madrid power outage during the week of January 26, 2009, and in anticipation of fixed-price aluminum purchase swaps described below, we discontinued hedge accounting for all of our remaining fixed-price aluminum sale swaps on January 29, 2009. During first quarter 2009, we entered into fixed-price aluminum purchase swaps to lock in a portion of the favorable market position of our fixed-price aluminum sale swaps. The average margin per pound locked in was $0.40 at December 31, 2009. To the extent we have entered into fixed-price aluminum purchase swaps, the fixed-price aluminum sale swaps are no longer hedging our exposure to price risk.

For the year ended December 31, 2009, we reclassified $172.2 million of hedge gains from AOCI to earnings, including $77.8 million reclassified into earnings because it was probable that the original forecasted transactions would not occur. For the year ended December 31, 2008, we reclassified $24.2 million of hedge losses from AOCI into earnings, including $5.2 million of losses reclassified into earnings because it was probable that the original forecasted transactions would not occur.

In March 2009, we entered into a hedge settlement agreement with Merrill Lynch. As amended in April 2009, the agreement provides a mechanism for us to monetize up to $400.0 million of the favorable net position of our long-term derivatives to fund debt repurchases. The agreement states that Merrill Lynch will only settle fixed-price aluminum sale swaps that are offset by fixed-price aluminum purchase swaps. We settled offsetting fixed-price aluminum purchase swaps and sale swaps to fund our debt repurchases during the year ended December 31, 2009. For the year ended December 31, 2009, we received $120.8 million in proceeds from the hedge settlement agreement. In January 2010 we realized $58.7 million of cash proceeds under the hedge settlement agreement.

As of December 31, 2009, we had outstanding fixed-price aluminum sales swaps as follows:

	Average hedged price per pound	Pounds hedged annually
Year	$	(in thousands)
2010	1.06	290,541
2011	1.20	270,278

		560,819

NORANDA ALUMINUM HOLDING CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

Derivatives not designated as hedging instruments

Fixed-price aluminum purchase swaps

As previously discussed, during the year ended December 31, 2009, we entered into fixed-price aluminum purchase swaps to offset a portion of our existing fixed-price aluminum sale swaps. The following table summarizes fixed-price aluminum purchase swaps as of December 31, 2009:

	Average hedged price per pound	Pounds hedged annually
Year	$	(in thousands)
2010	0.70	245,264
2011	0.76	229,545

		474,809

Variable-price aluminum swaps

We also enter into forward contracts with our customers to sell aluminum in the future at fixed prices in the normal course of business. Because these contracts expose us to aluminum market price fluctuations, we economically hedge this risk by entering into variable-price aluminum swap contracts with various brokers, typically for terms not greater than one year.

These swap contracts are not designated as hedging instruments; therefore, any gains or losses related to the change in fair value of these contracts were recorded in (gain) loss on hedging activities in the consolidated statements of operations. We recorded a gain of $12.1 million for the year ended December 31, 2009.

The following table summarizes our variable-price aluminum purchase swaps as of December 31, 2009:

	Average hedged price per pound	Pounds hedged annually
Year	$	(in thousands)
2010	0.86	35,234
2011	0.90	1,130

		36,364

We sold 44.7 million pounds of aluminum that were hedged with variable-priced aluminum swaps in the year ended December 31, 2009.

Interest rate swaps

We have floating-rate debt, which is subject to variations in interest rates. We have entered into an interest rate swap agreement to limit our exposure to floating interest rates for the periods through November 15, 2011 with a notional amount of $500.0 million, which such notional amount declines in increments over time beginning in May 2009 at a 4.98% fixed interest rate. At December 31, 2009 the outstanding notional amount of the interest rate swaps was $250.0 million.

The interest rate swap agreement was not designated as a hedging instrument. Accordingly, any gains or losses resulting from changes in the fair value of the interest rate swap contracts were recorded in (gain) loss on hedging activities in the consolidated statements of operations.

NORANDA ALUMINUM HOLDING CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

Natural gas swaps

We purchase natural gas to meet our production requirements. These purchases expose us to the risk of fluctuating natural gas prices. To offset changes in the Henry Hub Index Price of natural gas, we enter into financial swaps, by purchasing the fixed forward price for the Henry Hub Index and simultaneously entering into an agreement to sell the actual Henry Hub Index Price.

The following table summarizes our fixed-price natural gas swap contracts per year at December 31, 2009:

Year	Average price per million BTU $	Notional amount million BTU’s
2010	7.30	8,012
2011	7.28	8,048
2012	7.46	8,092

As previously noted, all natural gas swaps entered into during the fourth quarter of 2009 were designated as cash flow hedges for accounting purposes. Therefore, any gains or losses resulting from changes in the fair value of the natural gas swap contracts were recorded in AOCI and any ineffective portions were recorded in (gain) loss on hedging activities in the consolidated statements of operations.

Prior to the fourth quarter of 2009, we did not designate our natural gas swaps as hedges for accounting purposes. Accordingly, any gains or losses resulting from changes in the fair value of these contracts were recorded in (gain) loss on hedging activities in the consolidated statements of operations.

20. RECLAMATION, LAND AND ASSET RETIREMENT OBLIGATIONS

Reclamation obligation

NBL has a reclamation obligation to rehabilitate land disturbed by St. Ann’s bauxite mining operations. The process to rehabilitate land as needed to render such land suitable for post-mining use (i.e., use for agricultural or housing purposes) must be in compliance with the GOJ’s regulations and includes filling the open mining pits and planting vegetation. GOJ regulations require the reclamation process to be completed within a certain period from the date a mining pit is mined-out, generally three years. Liabilities for reclamation are accrued as lands are disturbed and are based on the approximate acreage to be rehabilitated and the average historical cost per acre to rehabilitate lands. At December 31, 2009, the current and long-term portions of the reclamation obligation of $1.7 million and $7.2 million are included in accrued liabilities and other long-term liabilities, respectively, in the accompanying consolidated balance sheet.

The following is a reconciliation of the aggregate carrying amount of the reclamation obligation at St. Ann (in thousands):

Successor
Period from August 31, 2009 to December 31, 2009
$
Liability assumed in connection with the Joint Venture Transaction	8,501
Additional liabilities incurred and accretion	966
Liabilities settled	(525)

Balance, end of period	8,942

NORANDA ALUMINUM HOLDING CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

Land obligation

In cases where land to be mined is privately owned, St. Ann offers to purchase the residents’ homes for cash, relocate the residents to another area, or a combination of these two options. These costs are recorded as liabilities as incurred. At December 31, 2009 the current and long-term portions of the land obligation of $2.6 million and $5.1 million are included in accrued liabilities and other long-term liabilities, respectively, in the accompanying consolidated balance sheet.

Asset retirement obligations

Our asset retirement obligations (“ARO”) consist of costs related to the disposal of certain spent pot liners associated with the New Madrid smelter, as well as costs associated with the future closure and post-closure care of “red mud lakes” at the Gramercy facility, where Gramercy disposes of red mud wastes from its refining process. We believe the AROs recorded represent reasonable estimates of these future costs. However, given the relatively long time until closure of these assets, such estimates are subject to change due to a number of factors, including changes in regulatory requirements and costs of labor and materials. In addition, we may have other obligations that may arise in the event of a facility closure.

The current portion of the liability of $2.2 million and $1.6 million at December 31, 2008 and 2009, respectively, relates to the disposal of spent pot-liners at New Madrid and is recorded in accrued liabilities in the accompanying consolidated balance sheets. The remaining non-current portion of $6.6 million and $11.8 million at December 31, 2008 and December 31, 2009, respectively, is included in other long-term liabilities in the accompanying consolidated balance sheets. Asset retirement obligations were estimated at fair value using a discounted cash flow approach using a credit-adjusted risk-free discount rate.

The following is a reconciliation of the aggregate carrying amount of the asset retirement obligations (in thousands):

	Successor
	Year ended December 31, 2008	Year ended December 31, 2009
	$	$
Balance, beginning of period	8,802	8,795
Additional liabilities incurred	1,558	1,453
Liabilities assumed in connection with the Joint Venture Transaction	—	4,777
Liabilities settled	(2,161)	(2,857)
Accretion expense	596	1,274

Balance, end of period	8,795	13,442

ARO balances reported for 2009 in the above reconciliation have been adjusted in connection with the asset disposals and additions related to the power outage at our New Madrid smelter.

At December 31, 2009, we had $6.2 million of restricted cash in an escrow account as security for the payment of red mud lake closure obligations that would arise under state environmental laws upon the termination of operations at the Gramercy facility. This amount is included in other assets in the accompanying consolidated balance sheet.

•	The ongoing operations at the Gramercy facility generate hazardous materials that are disposed of according to long-standing environmental permits. We have not recorded an ARO for removing such

NORANDA ALUMINUM HOLDING CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

material that may remain throughout the production process up until closure of the Gramercy facility as we do not currently believe there is a reasonable basis for estimating the liability. Our ability to form a reasonable estimate is impeded as we cannot predict the amount of hazardous materials that will be remaining at the time of such a closure, due to the fact that we are continuously removing and disposing these materials as they are generated.

21. NONCONTROLLING INTEREST

Through St. Ann, we hold a 49% partnership interest in Noranda Jamaica Bauxite Partners (“NJBP”), in which the GOJ holds a 51% interest. NJBP mines bauxite, approximately 60% of which is sold to Gramercy, with the balance sold to third parties.

St. Ann is a party to several agreements (collectively the “Mining Agreements”) with the GOJ. St. Ann and the GOJ have equal voting rights in NJBP’s executive committee. St. Ann manages the mining operations under a management agreement. St. Ann receives bauxite from NJBP at NJBP’s cost and pays the GOJ a return on its investment in NJBP through fees paid by NBL pursuant to an establishment agreement that defines the negotiated fiscal structure. St. Ann has a special mining lease with the GOJ for the supply of bauxite. The lease ensures access to sufficient reserves to allow St. Ann to ship annually 4.5 million dry metric tonnes (“DMT”) of bauxite from mining operations in a specified concession area through September 30, 2030. In return for these rights, St. Ann is required to pay fees called for in the establishment agreement consisting of:

•

Dedication fee — Base dedication fee of $0.6 million per year is tied to a total land base of 13,820 acres. The sum actually paid will vary with the current total of bauxite lands owned by the GOJ which is being used by NJBP expressed as a proportion of the total land base.

•	Depletion fee — A base depletion fee of $0.2 million is paid on a base shipment of 4,000,000 DMT per annum. Variations in amounts paid will be proportional to changes in shipments.

•	Asset usage fee — St. Ann also pays the GOJ 10% annually in respect of the GOJ’s 51% share of the mining assets. For the period ended December 31, 2009, we had an accrual of $1.7 million recorded.

•

Production levy — A production levy determined using the average realized price of primary aluminum as determined by regulation of the GOJ, is applied to all bauxite shipped from Jamaica other than sales to the GOJ and its agencies.

•

Royalty — Royalties are payable to any person for the mining of bauxite at a rate of US $1.50 per dry metric tonnes of monohydrate bauxite shipped and US $2.00 per dry metric tonnes of trihydrate bauxite shipped, provided that during any period when the production levy is payable the royalty shall be at a rate of US $0.50 per dry metric tonnes.

On December 31, 2009, NBL arrived at an agreement with the GOJ to amend the Establishment Agreement. This amendment sets the fiscal regime structure of the Establishment Agreement from January 1, 2009 through December 31, 2014. The amendment provides for a commitment by NBL to make certain expenditures for haulroad development, maintenance, dredging, land purchases, contract mining, training and other general capital expenditures from 2009 through 2014. If we do not meet our commitment to the GOJ regarding these expenditures, we would owe to the GOJ a penalty that could be material to our financial statements. We believe there is a remote probability that we will not meet the commitment.

NORANDA ALUMINUM HOLDING CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

We have determined that NJBP is a variable interest entity under U.S. GAAP, and St. Ann is NJBP’s primary beneficiary. Therefore, we consolidate NJBP into our consolidated financial statements beginning with the date of the Joint Venture Transaction. Due to the consolidation of NJBP, we reflect the following amounts in our balance sheet (in thousands):

Successor
December 31, 2009
$
Cash and cash equivalents	117
Accounts receivable	12,393
Inventories, consisting of maintenance supplies, inventory and fuel	11,813
Property, plant and equipment	36,911
Other assets	2,305
Accounts payable and accrued liabilities	(43,621)
Environmental, land and reclamation liabilities	(8,152)

Net assets	11,766

Noncontrolling interest (at 51%)	6,000

The liabilities recognized as a result of consolidating NJBP do not represent additional claims on our general assets. NJBP’s creditors have claims only on the specific assets of NJBP and St. Ann. Similarly, the assets of NJBP we consolidate do not represent additional assets available to satisfy claims against our general assets.

St. Ann receives bauxite from NJBP at cost, excluding the mining lease fees described above; therefore, NJBP operates at breakeven. Further, all returns to the GOJ are provided through the payments from St. Ann under the various fees, levies, and royalties described above. In these circumstances, no portion of NJBP’s net income (loss) or consolidated comprehensive income (loss) is allocated to the noncontrolling interest. We do not expect the balance of the non-controlling interest to change from period-to-period unless there is an adjustment to the fair value of inventory or property, plant and equipment, as may occur in a LCM or asset impairment scenario.

22. FAIR VALUE MEASUREMENTS

Fair value is the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date (exit price). We incorporate assumptions that market participants would use in pricing the asset or liability, and utilize market data to the maximum extent possible. Our fair value measurements incorporate nonperformance risk (i.e., the risk that an obligation will not be fulfilled). In measuring fair value, we reflect the impact of our own credit risk on our liabilities, as well as any collateral. We also consider the credit standing of our counterparties in measuring the fair value of our assets.

We use any of three valuation techniques to measure fair value: the market approach, the income approach, and the cost approach. We determine the appropriate valuation technique based on the nature of the asset or liability being measured and the reliability of the inputs used in arriving at fair value.

The inputs used in applying valuation techniques include assumptions that market participants would use in pricing the asset or liability (i.e., assumptions about risk). Inputs may be observable or unobservable. We use observable inputs in our valuation techniques, and classify those inputs in accordance with the fair value

NORANDA ALUMINUM HOLDING CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

hierarchy established by applicable accounting guidance, which prioritizes those inputs. The fair value hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurement) and the lowest priority to unobservable inputs (Level 3 measurement).

Level 1 inputs — Unadjusted quoted prices in active markets for identical assets or liabilities that we have access as of the reporting date. Active markets are those in which transactions for the asset or liability occur in sufficient frequency and volume to provide pricing information on an ongoing basis. Fair value measurements that may be subject to Level 1 inputs include exchange-traded derivatives or listed equities.

Level 2 inputs — Inputs other than quoted prices included in Level 1, which are either directly or indirectly observable as of the reporting date. A Level 2 input must be observable for substantially the full term of the asset or liability. Fair value measurements that may fall into Level 2 could include financial instruments with observable inputs such as interest rates or yield curves.

Level 3 inputs — Unobservable inputs that reflect our own assumptions about the assumptions market participants would use in pricing the asset or liability. Fair value measurements that may be classified as Level 3 could, for example, be determined from our internally developed model that results in our best estimate of fair value. Fair value measurements that may fall into Level 3 could include certain structured derivatives or financial products that are specifically tailored to a customer’s needs.

Financial assets and liabilities are classified based on the lowest enumerated level of input that is significant to the fair value measurement in its entirety. Our assessment of the significance of a particular input to the fair value measurement requires judgment, and may affect the fair value of assets and liabilities and their placement within the fair value hierarchy.

Valuations on a recurring basis

The table below sets forth by level within the fair value hierarchy of our assets and liabilities that were measured at fair value on a recurring basis as of December 31, 2009 (in thousands):

	Level 1	Level 2	Level 3	Total Fair Value
	$	$	$	$
Cash equivalents	154,902	—	—	154,902
Derivative assets	—	209,689	—	209,689
Derivative liabilities	—	(46,144)	—	(46,144)
Pension and OPEB plan assets	229,739	5,021	—	234,760

Total	384,641	168,566	—	553,207

Cash equivalents are invested in U.S. treasury securities, short-term treasury bills and commercial paper. These instruments are valued based upon unadjusted, quoted prices in active markets and are classified within Level 1.

Fair values of all derivative instruments are classified as Level 2. Those fair values are primarily measured using industry standard models that incorporate inputs including: quoted forward prices for commodities, interest rates, and current market prices for those assets and liabilities. Substantially all of the inputs are observable throughout the full term of the instrument. The counterparty of our derivative trades is Merrill Lynch, with the exception of a small portion of our variable price aluminum swaps.

Pension plan assets were valued based upon the fair market value of the underlying investments. Almost all of the plan assets are invested in debt and equity securities traded in active markets, and are classified within Level 1. The investments classified within Level 2 are valued based on observable inputs other than quoted prices.

NORANDA ALUMINUM HOLDING CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

In Note 13, “Long-Term Debt,” we disclose the fair values of our debt instruments. Those fair values are classified as Level 2 within the hierarchy. While the senior floating rates notes due 2014 and 2015 have quoted market prices, we do not believe transactions on those instruments occur in sufficient enough frequency or volume to warrant a Level 1 classification. Further, the fair values of the term B loan and revolving credit facility are based on interest rates available at each balance sheet date, resulting in a Level 2 classification as well.

Valuations on a non-recurring basis

Fair value of goodwill, trade names and investment in affiliates (prior to the Joint Venture Transaction) are classified as Level 3 within the hierarchy, as their fair values are measured using management’s assumptions about future profitability and cash flows. Such assumptions include a combination of discounted cash flow and market-based valuations. Discounted cash flow valuations require assumptions about future profitability and cash flows, which we believe reflects the best estimates at the date the valuations were performed. Key assumptions used to determine discounted cash flow valuations at March 31, 2009 and June 30, 2009 and December 31, 2009 include: (a) cash flow periods ranging from five to seven years; (b) terminal values based upon long-term growth rates ranging from 1.0% to 2.0%; and (c) discount rates based on a risk-adjusted weighted average cost of capital ranging from 12.5% to 13.8% for intangibles and to 19.0% for investment in affiliates.

The accounting for the Joint Venture Transaction involved a number of individual measurements based on significant inputs that are not observable in the market and, therefore, represent a Level 3 measurement.

•	Fair value of consideration:

•

Fair value of 50% equity interest. The fair values of our existing 50% interests in Gramercy and St. Ann were based on discounted cash flow projections. These projections require assumptions about future profitability and cash flows, which we believe reflected the best estimates of a hypothetical market participant at August 31, 2009. Key assumptions include: (a) cash flow periods of five years; (b) terminal values based upon long-term growth rates ranging from 1.0% to 2.0%; and (c) discount rates based on a risk-adjusted weighted average cost of capital ranging from 17.0% to 20.0%. Revenues included in the discounted cash flow projections were based on forecasted aluminum prices (on which alumina prices are based) per the LME and per aluminum analysts’ estimates, while forecasted volumes were based on our projected alumina needs and estimated third party customer demand. Expenses were based primarily on historical experience adjusted for inflation and production volume projections.

•	Noncontrolling interest. The value of GOJ’s noncontrolling interest in NJBP was calculated as 51% of the net fair value of NJBP’s assets and liabilities.

•	Fair values of assets acquired and liabilities assumed:

•	Cash and cash equivalents, accounts receivable, other assets, and accounts payable and accrued liabilities balances were recorded at their carrying values, which approximate fair value.

•

Inventories were valued at their net realizable value. Except for supplies inventory, the fair value of acquired inventory was a function of the inventories stage of production, with separate values established for finished goods, work-in-process, and raw materials. Key inputs included ultimate selling price, costs to complete in-process material, and disposal or selling costs, along with an estimate of the profit margin on the sales effort.

•

Property, plant and equipment were valued using a market approach where we were able to identify comparable sales of real estate and used machinery and equipment. Where comparable sales of used machinery and equipment were not available, we estimated fair value based on the

NORANDA ALUMINUM HOLDING CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

replacement cost of new plant and equipment, less depreciation and decreases in value due to physical depreciation, functional obsolescence and economic obsolescence. Whether valuations were based on comparable sales or depreciated replacement cost, we considered the highest and best use for the assets being valued, which was determined to be their current use in the production of alumina or the mining of bauxite.

•

Intangible assets consist of contractual and non-contractual customer relationships. Valuations for these assets were based on discounted cash flow projections. These valuations require assumptions about future profitability and cash flows, which we believe reflected the best estimates of a hypothetical market participant at August 31, 2009. Key assumptions include: (a) cash flow periods over the estimated contract lives based on customer retention rates, and (b) discount rates based on a risk-adjusted weighted average cost of capital ranging 20.0% to 23.0%.

•	Asset retirement obligations and reclamation liabilities were valued at fair value using a discounted cash flow approach with credit-adjusted risk free rates ranging from 7.0% to 10.0%.

•

The fair values of the pension benefit obligations were actuarially determined using the Projected Unit Credit method with discount rates ranging from 5.3% to 5.7% for Gramercy and 16.0% for St. Ann. Pension plan assets were valued based on the fair market value of the underlying investments. Net pension asset and liabilities were calculated as the excess or deficiency of plan assets compared to benefit obligation.

23. COMMITMENTS AND CONTINGENCIES

Labor commitments

We are a party to six collective bargaining agreements that expire at various times. Agreements with two unions at St. Ann expire in May and December 2010, respectively. We are currently in the process of formalizing an agreement with a third union at St. Ann. Our agreement with the union at Gramercy expires in September 2010. All other collective bargaining agreements expire within the next five years. During 2009, we received a claim from the United and Allied Workers Union (“UAWU”) in Jamaica which alleges that we failed to properly negotiate with the union in advance of declaring approximately 150 UAWU members redundant. We are contesting the claim vigorously and believe that our position will prevail. As such, we have not recorded a liability related to this allegation.

Legal contingencies

We are a party to legal proceedings incidental to our business. In the opinion of management, the ultimate liability with respect to these actions will not materially affect our financial position, results of operations, and cash flows.

Environmental matters

In addition to our asset retirement obligations discussed in Note 20, “Reclamation, Land and Asset Retirement Obligations,” we have identified certain environmental conditions requiring remedial action or ongoing monitoring at the Gramercy refinery. As of December 31, 2009, we recorded undiscounted liabilities of $1.3 million and $3.0 million in accrued liabilities and other long-term liabilities, respectively, for remediation of Gramercy’s known environmental conditions. Approximately two-thirds of the recorded liability represents clean-up costs expected to be incurred during the next five years. The remainder represent monitoring costs which will be incurred ratably over a thirty year period. Because the remediation and subsequent monitoring related to these environmental conditions occurs over an extended period of time, these estimates are subject to

NORANDA ALUMINUM HOLDING CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

change based on cost. At the date of the joint venture transaction, $1.2 million was remaining in escrow from the previous owner to reimburse Gramercy for expenses to be incurred in the performance of the environmental remediation. This restricted cash has been completely utilized for remediation activities as of December 31, 2009. No other responsible parties are involved in any ongoing environmental remediation activities.

We cannot predict what environmental laws or regulations will be enacted or amended in the future, how existing or future laws or regulations will be interpreted or enforced or the amount of future expenditures that may be required to comply with such laws or regulations. Such future requirements may result in liabilities which may have a material adverse effect on our financial condition, results of operations or cash flows.

Guarantees

In connection with the disposal of a former subsidiary, American Racing Equipment of Kentucky, Inc (“ARE”), we guaranteed certain outstanding leases for the automotive wheel facilities located in Rancho Dominguez, Mexico. The leases have various expiration dates that extend through December 2011. As of December 31, 2008 and December 31, 2009 the remaining maximum future payments under these lease obligations totaled approximately $2.7 million and $1.4 million, respectively. We concluded that it is not probable that we will be required to make payments pursuant to these guarantees and have not recorded a liability for these guarantees. Further, in accordance with its contractual obligation to us, ARE’s purchaser has indemnified us for all losses associated with the guarantees.

24. INVESTMENTS IN AFFILIATES

Through August 31, 2009, we held a 50% interest in Gramercy and in St. Ann. On August 31, 2009, we became sole owner of Gramercy and St. Ann. See Note 2, “Joint Venture Transaction,” for further information regarding the Joint Venture Transaction.

Summarized financial information for the joint ventures (as recorded in their respective consolidated financial statements, at full value, excluding the amortization of the excess carrying values of our investments over the underlying equity in net assets of the affiliates), is presented as of August 31, 2009, prior to the Joint Venture Transaction. The results of operations of Gramercy and St. Ann have been included in our consolidated financial statements since the Joint Venture Transaction date.

Summarized balance sheet information is as follows (in thousands):

Successor
December 31, 2008
$
Current assets	173,661
Non-current assets	110,933

Total assets	284,594

Current liabilities	89,736
Non-current liabilities	17,558

Total liabilities	107,294

Equity	177,300

Total liabilities and equity	284,594

NORANDA ALUMINUM HOLDING CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

Summarized statements of operations information is as follows (in thousands):

	Predecessor	Successor
	Period from January 1, 2007 to May 16, 2007	Period from May 17, 2007 to December 31, 2007	Year ended December 31, 2008	Period from January 1 through August 31, 2009
	$	$	$	$
Net sales(1)	181,854	296,458	539,375	208,135
Gross profit (loss)	16,435	27,157	25,258	5,482
Net income (loss)	13,960	24,109	30,380	9,923

(1)	Net sales include sales to related parties, which include alumina sales to us and our joint venture partner, and bauxite sales from St. Ann to Gramercy (in thousands):

	Predecessor	Successor
	Period from January 1, 2007 to May 16, 2007	Period from May 17, 2007 to December 31, 2007	Year ended December 31, 2008	Period from January 1 through August 31, 2009
	$	$	$	$
St. Ann to Gramercy	21,151	33,165	54,262	29,057
St. Ann to third parties	24,290	34,419	61,028	19,987
Gramercy to us and our joint venture partner	103,752	174,482	325,932	112,149
Gramercy to third parties	32,661	54,392	98,153	46,942

	181,854	296,458	539,375	208,135

Impairment

Beginning in fourth quarter 2008 and continuing through second quarter 2009, the cost of alumina purchased from the Gramercy refinery exceeded the spot prices of alumina available from other sources. Because of the reduced need for alumina caused by the smelter power outage and depressed market conditions, during first quarter 2009 Gramercy reduced its annual production rate of smelter grade alumina from approximately 1.0 million metric tonnes to approximately 0.5 million metric tonnes and implemented other cost saving activities.

These production changes led us to evaluate our investment in the joint ventures for impairment in first quarter 2009, which resulted in a $45.3 million write down ($39.3 million for St. Ann and $6.0 million for Gramercy). In second quarter 2009, we recorded a $35.0 million impairment charge related to our equity-method investment in St. Ann. This impairment reflects second quarter 2009 revisions to our assumptions about St. Ann’s future profitability and cash flows. Each impairment expense is recorded within equity in net (income) loss of investments in affiliates in the consolidated statements of operations.

Our analyses included assumptions about future profitability and cash flows of the joint ventures, which we believe to reflect our best estimates at the date the valuations were performed. The estimates were based on information that was known or knowable at the date of the valuations, and it is at least reasonably possible that the assumptions employed by us will be materially different from the actual amounts or results.

NORANDA ALUMINUM HOLDING CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

Carrying value compared to underlying equity

The excess of the carrying values of our share of the investments over the amounts of underlying equity in net assets totaled $117.0 million at December 31, 2008. This excess was attributed to long-lived assets such as plant and equipment at Gramercy and mining rights at St. Ann. At August 31, 2009 the excess was eliminated through business combination accounting, as identifiable assets and liabilities were recorded at fair value.

Prior to the Joint Venture Transaction, the excess was amortized on a straight-line basis for each affiliate as part of recording our share of each joint venture’s earnings or losses. Amortization expense recorded in equity in net (income) loss of investments in affiliates is as follows (in thousands):

Year-to-date	$
Period from January 1, 2007 to May 17, 2007 (Predecessor)	2,445
Period from May 18, 2007 to December 31, 2007 (Successor)	4,680
Year ended December 31, 2008 (Successor)	7,488
Period from January 1, 2009 to August 31, 2009 (Successor)	4,279

25. BUSINESS SEGMENT INFORMATION

We manage and operate the business segments based on the markets we serve and the products and services provided to those markets. We evaluate performance and allocate resources based on profit from operations before income taxes. During first quarter 2010, in connection with continued integration activities of our alumina refinery in Gramercy and our bauxite mining operations in St. Ann, we have changed the composition of our reportable segments. Those integration activities included a re-evaluation of the financial information provided to our Chief Operating Decision Maker, as that term is defined in US GAAP. We previously reported three segments: upstream, downstream, and corporate. We have now identified five reportable segments, with the components previously comprising upstream now representing three segments: primary aluminum products, alumina refining, and bauxite. The downstream segment will be referred to as the flat rolled products segment. The corporate segment is unchanged. All reported segment results have been adjusted to reflect the new structure.

Our bauxite segment mines and produces the bauxite used for alumina production at our Gramercy refinery, and the remaining bauxite not taken by the refinery is sold to a third party. Our alumina refining segment chemically refines and converts bauxite into alumina, which is the principal raw material used in the production of primary aluminum products. The Gramercy refinery is the source for the vast majority of our New Madrid smelter’s alumina requirements. The remaining alumina production at the Gramercy refinery that is not taken by New Madrid is in the form of smelter grade alumina and alumina hydrate, or chemical grade alumina, and is sold to third parties. The primary aluminum products segment produces value-added aluminum products in several forms: of billet, used mainly for building construction, architectural and transportation applications; rod, used mainly for electrical applications and steel deoxidation; value-added sow, used mainly for aerospace; and foundry, used mainly for transportation. In addition to these value-added products, we produce commodity grade sow, the majority of which is used in our rolling mills. Our flat rolled products segment has rolling mill facilities whose major foil products are: finstock, used mainly for the air conditioning, ventilation and heating industry, and container stock, used mainly for food packaging, pie pans and convenience food containers.

In connection with the Joint Venture Transaction, we re-evaluated our segment structure and determined it was appropriate to exclude corporate expenses from our reportable segments. As such, corporate expenses are unallocated. The information for periods prior to January 1, 2009 presented in the tables below have been adjusted to reflect the new structure.

NORANDA ALUMINUM HOLDING CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

The accounting policies of the segments are the same as those described in Note 1, “Accounting Policies.”

Major Customer Information

For the years ended December 31, 2007, 2008 and 2009, there were no major customers from who over 7% of consolidated revenue was derived. No single customer accounted for more than 8% of net sales of primary aluminum products and 13% of net sales of flat rolled products for the last three years.

Geographic Region Information

Substantially all of our sales are within the United States. All long-lived assets are located in the United States except those assets of our St. Ann bauxite mine comprising $52.9 million, which are located in Jamaica.

Summary of Business by Segment

The following is our operating segment information for the periods from January 1, 2007 to May 17, 2007 and from May 18, 2007 to December 31, 2007 and for the years ended December 31, 2008 and 2009 and asset balances as of December 31, 2008 and December 31, 2009 (in thousands):

	For the period from January 1, 2007 to May 17, 2007 (Predecessor)
	Primary aluminum products	Flat rolled products	Corporate	Eliminations	Consolidated
	$	$	$	$	$
Sales:
External customers	275,157	252,509	—	—	527,666
Intersegment	16,932	—	—	(16,932)	—

	292,089	252,509	—	(16,932)	527,666

Costs and expenses:
Cost of sales	203,510	237,927	—	(16,932)	424,505
Selling, general and administrative expenses	3,073	6,468	7,312	—	16,853
Other	—	(37)	—	—	(37)

	206,583	244,358	7,312	(16,932)	441,321

Operating income (loss)	85,506	8,151	(7,312)	—	86,345

Interest expense, net					6,235
(Gain) loss on hedging activities, net					56,467
Equity in net (income) loss of investments in affiliates					(4,269)

Income before income taxes					27,912

Depreciation and amortization	21,407	8,111	119	—	29,637
Capital expenditures	3,330	2,383	55	—	5,768

NORANDA ALUMINUM HOLDING CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

	For the period from May 18, 2007 to December 31, 2007 (Successor)
	Primary aluminum products	Flat rolled products	Corporate	Eliminations	Consolidated
	$	$	$	$	$
Sales:
External customers	423,742	443,648	—	—	867,390
Intersegment	21,468	—	—	(21,468)	—

	445,210	443,648	—	(21,468)	867,390

Costs and expenses:
Cost of sales	356,783	432,695	—	(21,468)	768,010
Selling, general and administrative expenses	12,558	6,558	20,043	—	39,159
Other	—	(454)	—	—	(454)

	369,341	438,799	20,043	(21,468)	806,715

Operating income (loss)	75,869	4,849	(20,043)	—	60,675

Interest expense, net					65,043
(Gain) loss on hedging activities, net					(12,497)
Equity in net (income) loss of investments in affiliates					(7,375)
(Gain) loss on debt repurchase					2,200

Income before income taxes					13,304

Depreciation and amortization	52,548	17,021	140	—	69,709
Capital expenditures	31,517	4,564	91	—	36,172

	Year ended December 31, 2008 (Successor)
	Primary aluminum products	Flat rolled products	Corporate	Eliminations	Consolidated
	$	$	$	$	$
Sales:
External customers	660,754	605,673	—	—	1,266,427
Intersegment	97,831	—	—	(97,831)	—

	758,585	605,673		(97,831)	1,266,427

Costs and expenses:
Cost of sales	623,021	597,486	—	(97,831)	1,122,676
Selling, general and administrative expenses	26,183	16,680	30,968	—	73,831
Goodwill and other intangible asset impairment	—	25,500	—	—	25,500

	649,204	639,666	30,968	(97,831)	1,222,007

Operating income (loss)	109,381	(33,993)	(30,968)	—	44,420

Interest expense, net					87,952
(Gain) loss on hedging activities, net					69,938
Equity in net (income) loss of investments in affiliates					(7,702)
(Gain) loss on debt repurchase					1,202

Income (loss) before income taxes					(106,970)

Depreciation and amortization	72,009	26,099	192	—	98,300
Capital expenditures	42,340	8,787	526	—	51,653

NORANDA ALUMINUM HOLDING CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

	Year ended December 31, 2009 (Successor)
	Bauxite	Alumina refining	Primary aluminum products	Flat rolled products	Corporate	Eliminations	Consolidated
	$	$	$	$	$	$	$
Sales:
External customers(1)	14,605	56,542	290,369	408,395	—	—	769,911
Intersegment	20,029	27,684	49,948	—	—	(97,661)	—

	34,634	84,226	340,317	408,395	—	(97,661)	769,911

Costs and expenses:
Cost of sales	32,906	91,074	384,566	369,003	—	(97,661)	779,888
Selling, general and administrative expenses	2,872	2,788	22,956	14,104	32,831	—	75,551
Goodwill and other intangible asset impairment	—	—	—	108,006	—	—	108,006
Excess insurance proceeds	—	—	(43,467)	—	—	—	(43,467)

	35,778	93,862	364,055	491,113	32,831	(97,661)	919,978

Operating income (loss)	(1,144)	(9,636)	(23,738)	(82,718)	(32,831)	—	(150,067)

Interest expense, net							53,561
(Gain) loss on hedging activities, net							(111,773)
Equity in net (income) loss of investments in affiliates							79,654
(Gain) loss on debt repurchase							(211,188)
Gain on business combination							(120,276)

Income before income taxes							159,955

Depreciation and amortization	4,622	6,130	59,196	23,050	407	—	93,405
Capital expenditures	1,598	1,887	37,680	3,711	1,779	—	46,655

	Successor
	December 31, 2008	December 31, 2009
	$	$
Segment assets:
Bauxite	—	125,168
Alumina refining	—	237,886
Primary aluminum products	808,898	612,099
Flat rolled products	505,086	382,601
Corporate	624,766	373,645
Eliminations	(2,579)	(33,811)

Total assets	1,936,171	1,697,588

(1)	Sales whose country of origin was outside of the United States represented less than 5% of the consolidated sales in 2009.

NORANDA ALUMINUM HOLDING CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

26. SUBSIDIARY ISSUER OF GUARANTEED NOTES

As discussed in Note 13, “Long-term debt,” the AcquisitionCo Notes are senior unsecured obligations of Noranda AcquisitionCo, and are fully and unconditionally guaranteed on a joint and several basis by the parent company, Noranda HoldCo, and by the existing and future wholly owned domestic subsidiaries of Noranda AcquisitionCo that guarantee the senior secured credit facilities. Prior to February 2009, there were no subsidiaries of Noranda AcquisitionCo that were not guarantors of the AcquisitionCo Notes.

In February 2009, we formed NHB, a 100%-owned subsidiary of Noranda AcquisitionCo for the purpose of acquiring outstanding HoldCo Notes, which are not guaranteed. NHB is not a guarantor of the senior secured credit facilities, and is therefore not a guarantor of the AcquisitionCo Notes. Through the Joint Venture Transaction, we acquired St. Ann, which is not a guarantor of the AcquisitionCo Notes, as St. Ann is a foreign subsidiary.

The following consolidating financial statements present separately the financial condition and results of operations and cash flows (condensed) for Noranda HoldCo (as parent guarantor), Noranda AcquisitionCo (as the issuer), the subsidiary guarantors, the subsidiary non-guarantors (NHB and St. Ann) and eliminations. These consolidating financial statements have been prepared and presented in accordance with SEC Regulation S-X Rule 3-10 “Financial Statements of Guarantors and Issuers of Guaranteed Securities Registered or Being Registered.”

The accounting policies used in the preparation of these consolidating financial statements are consistent with those elsewhere in the consolidated financial statements. Intercompany transactions have been presented gross in the following consolidating financial statements; however these transactions eliminate in consolidation.

NORANDA ALUMINUM HOLDING CORPORATION

Consolidating Balance Sheet

As of December 31, 2009 (Successor)

(in thousands)

	Parent guarantor (Noranda HoldCo)	Issuer (Noranda AcquisitionCo)	Subsidiary guarantors	Subsidiary non-guarantors	Eliminations	Consolidated
	$	$	$	$	$	$
Current assets:
Cash and cash equivalents	21,444	140,520	4,266	1,006	—	167,236
Accounts receivable, net	—	—	82,787	3,462	—	86,249
Interest due from affiliates	—	5,909	—	11,763	(17,672)	—
Inventories	—	—	155,665	26,691	—	182,356
Derivative assets, net	—	—	68,036	—	—	68,036
Taxes receivable	—	—	1,053	(323)	—	730
Prepaid expenses	169	—	24,414	11,834	1	36,418
Other current assets	—	2,000	1,991	9,811	6	13,808

Total current assets	21,613	148,429	338,212	64,244	(17,665)	554,833
Investments in affiliates	278,770	1,291,423	—	105,740	(1,675,933)	—
Advances due from affiliates	—	2,941	267,202	5,216	(275,359)	—
Property, plant and equipment, net	—	—	692,621	52,877	—	745,498
Goodwill	—	—	137,570	—	—	137,570
Other intangible assets, net	—	—	79,047	—	—	79,047
Long-term derivative assets, net	—	—	95,509	—	—	95,509
Other assets	550	17,309	57,783	9,489	—	85,131

Total assets	300,933	1,460,102	1,667,944	237,566	(1,968,957)	1,697,588

Current liabilities:
Accounts payable:
Trade	33	2,000	64,378	3,501	—	69,912
Affiliates	1,417	—	10,347	5,908	(17,672)	—
Accrued liabilities	—	—	45,713	16,248	—	61,961
Accrued interest:
Third parties	—	167	—	—	—	167
Affiliates	—	—	—	—	—	—
Deferred tax liabilities	(6,481)	(16,160)	45,377	4,596	(21)	27,311
Current portion of long-term debt	—	7,500	—	—	—	7,500

Total current liabilities	(5,031)	(6,493)	165,815	30,253	(17,693)	166,851
Long-term debt	221,418	880,569	—	—	(157,821)	944,166
Pension and OPEB liabilities	—	—	100,130	6,263	—	106,393
Other long-term liabilities	653	2,394	40,073	12,512	—	55,632
Advances due to affiliates	2,940	272,417	2	—	(275,359)	—
Deferred tax liabilities	863	32,445	255,074	3,966	38,034	330,382
Common stock subject to redemption	2,000	—	—	—	—	2,000
Shareholders’ equity:
Common stock	436	—	—	—	—	436
Capital in excess of par value	16,123	216,606	1,199,712	83,683	(1,500,001)	16,123
Accumulated deficit	(136,172)	(135,539)	(240,594)	44,918	392,264	(75,123)
Accumulated other comprehensive income	197,703	197,703	147,732	49,971	(448,381)	144,728

Total Noranda shareholders’ equity	78,090	278,770	1,106,850	178,572	(1,556,118)	86,164
Noncontrolling interest	—	—	—	6,000	—	6,000

Total shareholders’ equity	78,090	278,770	1,106,850	184,572	(1,556,118)	92,164

Total liabilities and shareholders’ equity	300,933	1,460,102	1,667,944	237,566	(1,968,957)	1,697,588

NORANDA ALUMINUM HOLDING CORPORATION

Consolidating Statement of Operations

Year ended December 31, 2009 (Successor)

(in thousands)

	Parent guarantor (Noranda HoldCo)	Issuer (Noranda AcquisitionCo)	Subsidiary guarantors	Subsidiary non-guarantors	Eliminations	Consolidated
	$	$	$		$	$
Sales	—	—	735,277	34,634	—	769,911
Operating costs and expenses:
Cost of sales	—	—	746,982	32,906	—	779,888
Selling, general and administrative expenses	3,153	2,503	67,008	2,887	—	75,551
Goodwill and other intangible asset impairment	—	—	108,006	—	—	108,006
Excess insurance proceeds	—	—	(43,467)	—	—	(43,467)

Operating income (loss)	(3,153)	(2,503)	(143,252)	(1,159)	—	(150,067)

Other (income) expenses
Interest expense (income), net	18,076	48,233	398	(13,146)	—	53,561
Gain (loss) on hedging activities, net	—	—	(111,773)	—	—	(111,773)
Equity in net (income) loss of investments in affiliates	—	—	79,654	—	—	79,654
(Gain) loss on debt repurchase	(116,111)	(95,077)	—	—	—	(211,188)
Gain on business combination	—	—	(83,316)	(36,960)	—	(120,276)

Total other (income) expenses	(98,035)	(46,844)	(115,037)	(50,106)	—	(310,022)

Income (loss) before income taxes	94,882	44,341	(28,215)	48,947	—	159,955
Income tax (benefit) expense	33,646	16,722	4,183	4,029	—	58,580
Equity in net income of subsidiaries	40,139	12,520	—	—	(52,659)	—

Net income (loss) for the period	101,375	40,139	(32,398)	44,918	(52,659)	101,375

NORANDA ALUMINUM HOLDING CORPORATION

Condensed Consolidating Statement of Cash Flows

Year ended December 31, 2009 (Successor)

(in thousands)

	Parent guarantor (Noranda HoldCo)	Issuer (Noranda AcquisitionCo)	Subsidiary guarantors	Subsidiary non-guarantors	Eliminations	Consolidated
	$	$	$	$	$	$
OPERATING ACTIVITIES
Cash provided by (used in) operating activities	(4,764)	229,692	37,150	(40,936)	(694)	220,448

INVESTING ACTIVITIES
Capital expenditures	—	—	(45,057)	(1,598)	—	(46,655)
Purchase of debt	—	—	—	(40,343)	40,343	—
Proceeds from insurance related to capital expenditures	—	—	11,495	—	—	11,495
Proceeds from sale of property, plant and equipment	—	—	57	—	—	57
Cash acquired in business combination	—	11,136	—	—	—	11,136

Cash provided by (used in) investing activities	—	11,136	(33,505)	(41,941)	40,343	(23,967)

FINANCING ACTIVITIES
Proceeds from issuance of shares	291	—	—	—	—	291
Repurchase of shares	(90)	—	—	—	—	(90)
Issuance of shares	—	—	—	—	—	—
Repayment of long-term debt	—	(24,500)	—	—	—	(24,500)
Repurchase of debt	(2,673)	(144,840)	—	—	(39,649)	(187,162)
Borrowings on revolving credit facility	—	13,000	—	—	—	13,000
Repayments on revolving credit facility	—	(15,500)	—	—	—	(15,500)
Intercompany advances	3,049	(3,249)	—	200	—	—
Capital contribution (to subsidiary) from parent	—	(83,683)	—	83,683	—	—
Distribution (to parent from subsidiary)	1,530	(1,530)	—	—	—	—

Cash provided by (used in) financing activities	2,107	(260,302)	—	83,883	(39,649)	(213,961)

Change in cash and cash equivalents	(2,657)	(19,474)	3,645	1,006	—	(17,480)
Cash and cash equivalents, beginning of period	24,101	159,994	621	—	—	184,716

Cash and cash equivalents, end of period	21,444	140,520	4,266	1,006	—	167,236

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Managers of

Gramercy Alumina LLC

We have audited the accompanying balance sheets of Gramercy Alumina LLC (the “Company”) as of December 31, 2007 and 2008, and the related statements of operations, changes in members’ equity, comprehensive income, and cash flows for each of the years then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2007 and 2008, and the results of its operations and its cash flows for each of the years then ended, in conformity with accounting principles generally accepted in the United States of America.

/s/ DELOITTE & TOUCHE LLP

New Orleans, Louisiana

February 18, 2009

GRAMERCY ALUMINA LLC

BALANCE SHEETS

AS OF DECEMBER 31, 2007 AND 2008

(In thousands)

	2007	2008
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$608	$3,982
Trade receivables:
Affiliates	55,553	67,875
Others	8,932	6,081
Other receivables	816	606
Inventories	31,749	32,825
Prepaid expenses	1,225	1,933

Total current assets	98,883	113,302
PROPERTY, PLANT AND EQUIPMENT — Net	33,402	47,391
OTHER ASSETS — Including restricted cash of $7,787 and $7,846 in 2007 and 2008, respectively	10,145	9,848

TOTAL	$142,430	$170,541

LIABILITIES AND MEMBERS’ EQUITY
LIABILITIES:
Current liabilities:
Trade accounts payable	$27,781	$26,570
Accrued employee costs	6,731	6,349
Other current liabilities	2,133	4,075
Due to affiliate	7,388	9,366

Total current liabilities	44,033	46,360

Noncurrent liabilities:
Environmental liabilities	4,558	4,180
Asset retirement obligations	3,144	3,419
Pension and other postretirement benefit obligations	1,486	2,706

Total noncurrent liabilities	9,188	10,305

Total liabilities	53,221	56,665
COMMITMENTS AND CONTINGENCIES (Note 7)
MEMBERS’ EQUITY	89,209	113,876

TOTAL	$142,430	$170,541

See notes to financial statements.

GRAMERCY ALUMINA LLC

STATEMENTS OF OPERATIONS

FOR THE YEARS ENDED DECEMBER 31, 2007 AND 2008

(In thousands)

	2007	2008
REVENUE:
Affiliates	$278,234	$325,932
Others	94,091	98,153

Total revenue	372,325	424,085

COST OF SALES AND EXPENSES:
Cost of sales, excluding depreciation and amortization (includes affiliated purchases of $54,317 and $54,262 in 2007 and 2008, respectively)	339,495	388,019
Depreciation and amortization	2,830	5,060
Accretion expense	152	274
Selling, general, and administrative expenses	5,414	5,715

Total cost of sales and expenses	347,891	399,068

OPERATING INCOME	24,434	25,017
INTEREST INCOME	662	220
OTHER INCOME — Net	318	153

NET INCOME	$25,414	$25,390

See notes to financial statements.

GRAMERCY ALUMINA LLC

STATEMENTS OF CHANGES IN MEMBERS’ EQUITY

FOR THE YEARS ENDED DECEMBER 31, 2007 AND 2008

(In thousands)

MEMBERS’ EQUITY — January 1, 2007	$63,831
Net income	25,414
Other comprehensive income (loss) — Pension and other postretirement benefit obligations (Note 6)	(36)

MEMBERS’ EQUITY — December 31, 2007	89,209
Net income	25,390
Other comprehensive income (loss) — Pension and other postretirement benefit obligations (Note 6)	(723)

MEMBERS’ EQUITY — December 31, 2008	$113,876

See notes to financial statements.

GRAMERCY ALUMINA LLC

STATEMENTS OF COMPREHENSIVE INCOME

FOR THE YEARS ENDED DECEMBER 31, 2007 AND 2008

(In thousands)

	2007	2008
COMPREHENSIVE INCOME:
Net income	$25,414	$25,390
Other comprehensive income (loss):
Pension and other postretirement benefit obligations	(36)	(723)

TOTAL	$25,378	$24,667

See notes to financial statements.

GRAMERCY ALUMINA LLC

STATEMENTS OF CASH FLOWS

FOR THE YEARS ENDED DECEMBER 31, 2007 AND 2008

(In thousands)

	2007	2008
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$25,414	$25,390
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation, amortization, and accretion	2,982	5,334
Interest income on restricted cash — net of $70 and $0 cash received in 2007 and 2008, respectively	(229)	(59)
Changes in operating assets and liabilities:
Trade receivables	(20,731)	(9,471)
Due to/from affiliates	8,023	1,978
Other receivables	(701)	210
Inventories	(5,868)	(1,076)
Prepaid expenses	332	(708)
Other assets	60	356
Trade accounts payable	2,116	(1,992)
Accrued employee costs	635	(382)
Other operating liabilities	75	2,062

Net cash provided by operating activities	12,108	21,642

CASH FLOWS FROM INVESTING ACTIVITIES:
Additions to property, plant, and equipment	(12,565)	(18,268)
Decrease in restricted cash	170

Net cash used in investing activities	(12,395)	(18,268)

NET (DECREASE) INCREASE IN CASH AND CASH EQUIVALENTS	(287)	3,374
CASH AND CASH EQUIVALENTS — Beginning of year	895	608

CASH AND CASH EQUIVALENTS — End of year	$608	$3,982

SUPPLEMENTAL SCHEDULE OF NON-CASH INVESTING AND FINANCING ACTIVITIES — Payables for capital expenditures	$1,121	$781

See notes to financial statements.

GRAMERCY ALUMINA LLC

NOTES TO FINANCIAL STATEMENTS

AS OF DECEMBER 31, 2007 AND 2008 AND

FOR THE YEARS ENDED DECEMBER 31, 2007 AND 2008

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization and Operations — Gramercy Alumina LLC (the “Company”) was formed as a limited liability company on March 2, 2004, by Gramercy Alumina Holdings Inc. and Century Louisiana, Inc. Gramercy Alumina Holdings Inc. (a subsidiary of Noranda Aluminum Acquisition Corporation (Noranda) effective May 18, 2007, and Xstrata Plc prior thereto) and Century Louisiana, Inc. (a subsidiary of Century Aluminum Company) each have a 50% ownership interest in the Company. The Company began operations on October 1, 2004. Pursuant to the agreements governing the Company, the members are required to begin negotiations in 2009 concerning continuation of the Company after December 31, 2010.

The Company operates a refinery located in Gramercy, Louisiana. The Gramercy refinery chemically refines bauxite into alumina, the principal raw material used in the production of primary aluminum. The majority of the Company’s alumina production is supplied to production facilities owned by the Company’s members. The remaining sales are generally to third-party users in various industries, including water treatment, flame retardants, building products, detergents, and glass.

Gramercy Alumina Holdings Inc. and Century Louisiana, Inc. acquired the Gramercy alumina refinery and related bauxite mining assets in Jamaica pursuant to the terms of an Asset Purchase Agreement, dated May 17, 2004, with an unrelated third party. The sale was completed on September 30, 2004. The Company was formed to own and operate the Gramercy alumina refinery and St. Ann Bauxite Limited was formed to own and operate the bauxite mining assets in Jamaica.

Gramercy Alumina Holdings Inc. and Century Louisiana, Inc. each contributed as initial capital contributions their 100% interest in the acquired net assets of the Gramercy refinery.

Use of Estimates — The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, and disclosures of contingent assets and liabilities at the date of the financial statements, as well as reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Revenue Recognition — The Company recognizes revenue when the risks and rewards of ownership have transferred to the customer. Shipping terms are generally F.O.B. shipping point.

Cash and Cash Equivalents — The Company considers highly liquid short-term investments with original maturities of three months or less to be cash equivalents.

Inventories — The Company’s inventories, including bauxite and alumina inventories, are stated at the lower of cost (using average cost) or market.

Property, Plant and Equipment — Property, plant and equipment are recorded at cost. Depreciation is provided on the straight-line basis over the estimated useful lives of the respective assets (12 years weighted average — machinery and equipment). Maintenance and repairs are charged to expense as incurred. Major improvements are capitalized. When items of property, plant, and equipment are sold or retired, the related cost and accumulated depreciation are removed from the accounts and any gain or loss is recorded in the statement of operations.

Impairment of Long-Lived Assets — The Company reviews long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable.

GRAMERCY ALUMINA LLC

NOTES TO FINANCIAL STATEMENTS—(Continued)

AS OF DECEMBER 31, 2007 AND 2008 AND

FOR THE YEARS ENDED DECEMBER 31, 2007 AND 2008

Recoverability of assets to be held and used is measured by a comparison of the carrying amount of the asset to future undiscounted net cash flows expected to be generated by the asset. Any impairment of the asset is recognized when it is probable that such undiscounted cash flows will be less than the carrying value of the asset. If the undiscounted cash flows do not exceed the carrying value, then impairment is measured based on fair value compared to carrying value, with fair value typically based on a cash flow model, comparable asset sales or solicited offers. No impairment of long-lived assets was recorded for the years ended December 31, 2007 and 2008.

Self-Insurance — The Company is primarily self-insured for workers’ compensation and healthcare costs. Self-insurance liabilities are determined based on claims filed and an estimate of claims incurred but not reported. As of December 31, 2007 and 2008, the Company had $1.6 million and $1.5 million of accrued liabilities related to these claims. The Company has $1.4 million in a restricted cash account to secure the payment of workers’ compensation obligations as of December 31, 2007 and 2008. Such amount is included in other assets in the accompanying balance sheets.

Asset Retirement Obligations — In accordance with Statement of Financial Accounting Standards (SFAS) No. 143, Accounting for Asset Retirement Obligations, the Company records the fair value of a legal liability for asset retirement obligations (ARO) in the period in which they are incurred and capitalizes the ARO by increasing the carrying amount of the related assets. The obligations are accreted to their present value each period and the capitalized cost is depreciated over the estimated useful lives (17 to 20 years) of the related assets (see Note 5).

Fair Value of Financial Instruments — The carrying values of the Company’s financial instruments, including cash and cash equivalents, receivables, accounts payable, due to affiliate, and certain accrued liabilities, approximate fair market value due to their short-term nature.

Environmental Liabilities — Costs related to environmental liabilities are accrued when it is probable that a liability has been incurred and the amount can be reasonably estimated. These amounts are based on the future estimated costs under existing regulatory requirements using existing technology (see Note 7).

Income Taxes — The Company has elected to be treated as a partnership for income tax purposes. Accordingly, income taxes are the responsibility of the members and the financial statements include no provision for income taxes.

Comprehensive Income (Loss) — Comprehensive income (loss) includes net income and other comprehensive income (loss) which, in the case of the Company, consists solely of adjustments related to pension and postretirement benefit obligations. Accumulated other comprehensive losses totaled $234,000 and $957,000 at December 31, 2007 and 2008.

Recent Accounting Pronouncements — In May 2008, the Financial Accounting Standards Board (FASB) issued SFAS No. 162, The Hierarchy of Generally Accepted Accounting Principles (SFAS No. 162), which identifies the sources of accounting principles and the framework for selecting the principles to be used in the preparation of financial statements of nongovernmental entities that are presented in conformity with generally accepted accounting principles (GAAP) in the United States. The effective date of SFAS No. 162 is November 15, 2008. The adoption of SFAS No. 162 did not have an effect on the Company’s financial statements.

GRAMERCY ALUMINA LLC

NOTES TO FINANCIAL STATEMENTS—(Continued)

AS OF DECEMBER 31, 2007 AND 2008 AND

FOR THE YEARS ENDED DECEMBER 31, 2007 AND 2008

In March 2008, the FASB issued SFAS No. 161, Disclosures about Derivative Instruments and Hedging Activities — an Amendment to FASB Statement No. 133 (SFAS No. 161), which requires qualitative disclosures about objectives and strategies for using derivatives, quantitative disclosures about fair value amounts of and gains and losses on derivative instruments, and disclosures about credit risk related to contingent features in derivative agreements. SFAS No. 161 is effective for fiscal years and interim periods beginning after November 15, 2008. Early adoption has been encouraged by the FASB. Management is currently assessing SFAS No. 161, but does anticipate that implementation of the new standard will have a material impact on the Company’s financial statements.

In December 2007, the FASB issued SFAS No. 160, Noncontrolling Interests in Consolidated Financial Statements — An Amendment of ARB No. 51 (SFAS No. 160). SFAS No. 160 establishes new accounting and reporting standards for the noncontrolling interest in a subsidiary and for the deconsolidation of a subsidiary. Specifically, it requires the recognition of a noncontrolling interest as equity in the consolidated financial statements and separate from the parent’s equity. The amount of net income attributable to the noncontrolling interest will be included in consolidated net income on the face of the income statement. SFAS No. 160 clarifies that changes in a parent’s ownership interest in a subsidiary that do not result in deconsolidation are equity transactions if the parent retains its controlling financial interest. In addition, SFAS No. 160 requires that a parent recognize a gain or loss in net income when a subsidiary is deconsolidated. Such gain or loss will be measured using the fair value of the noncontrolling equity investment on the deconsolidation date. SFAS No. 160 also requires expanded disclosure requirements regarding the interests of the parent and its noncontrolling interests. SFAS 160 is effective for fiscal years beginning on or after December 15, 2008. Management believes that the implementation of SFAS No. 160 will not have a material impact on the Company’s financial statements.

In December 2007, the FASB issued SFAS No. 141 (Revised 2007), Business Combinations (SFAS No. 141(R)). According to transition rules of the new standard, the Company will apply it prospectively to any business combinations with an acquisition date on or after January 1, 2009, except that certain changes in SFAS No. 109, Accounting for Income Taxes, may apply to acquisitions, which were completed prior to January 1, 2009. Early adoption is not permitted. Management believes that the implementation of SFAS No. 141(R) will not have a material impact on the Company’s financial statements.

2. RELATED PARTY TRANSACTIONS

At December 31, 2007 and 2008, due from (to) affiliates consisted of the following (in thousands):

	2007	2008
Trade receivables:
Century Alumina of Kentucky LLC	$27,982	$33,625
Noranda Aluminum, Inc.	27,571	34,250

Total	$55,553	$67,875

Due to affiliate — St. Ann Bauxite Limited	$(7,388)	$(9,366)

The Company purchases the majority of its bauxite from St. Ann Bauxite Limited (SABL), an entity affiliated through common ownership and control (see Note 7). In certain instances, the Company advances funds to SABL prior to the shipment of bauxite. Purchases from SABL approximated $54.3 million and $54.3 million for the years ended December 31, 2007 and 2008, respectively.

GRAMERCY ALUMINA LLC

NOTES TO FINANCIAL STATEMENTS—(Continued)

AS OF DECEMBER 31, 2007 AND 2008 AND

FOR THE YEARS ENDED DECEMBER 31, 2007 AND 2008

The Company is reimbursed for certain management personnel, support personnel, and services (purchasing, IT services, and accounting) provided to SABL. Included in the statements of operations for 2007 and 2008 is approximately $546,000 and $712,000, respectively, of amounts charged to SABL for such personnel, support, and services.

The Company sells a substantial portion of its production to its members or entities affiliated with its members at sales prices which are substantially equivalent to its actual cost per metric ton. Revenues derived from sales to Century Aluminum Company and/or its affiliates and Noranda and/or its affiliates (Xstrata Plc prior to May 18, 2007) approximated $139.4 million and $138.9 million, respectively, in 2007 and $162.4 million and $163.5 million, respectively in 2008. (See Note 8)

3. INVENTORIES

The components of inventories at December 31, 2007 and 2008, were as follows (in thousands):

	2007	2008
Raw materials	$14,661	$14,081
Work-in-process	6,019	7,188
Finished goods	1,834	2,690
Supplies	9,235	8,866

Total	$31,749	$32,825

4. PROPERTY, PLANT AND EQUIPMENT

At December 31, 2007 and 2008, property, plant and equipment consisted of the following (in thousands):

	2007	2008
Land and improvements	$8,583	$13,373
Machinery and equipment	23,869	29,661
Estimated closure costs associated with asset retirement obligations	2,691	2,691
Construction in progress	2,639	11,106

	37,782	56,831
Less accumulated depreciation and amortization	(4,380)	(9,440)

Total	$33,402	$47,391

Depreciation and amortization expense for the years ended December 31, 2007 and 2008 totaled $2.830 million and $5.060 million, respectively.

5. ASSET RETIREMENT OBLIGATIONS

The Company’s asset retirement obligations relate primarily to costs associated with the future closure of certain red mud lakes at the Gramercy refinery.

GRAMERCY ALUMINA LLC

NOTES TO FINANCIAL STATEMENTS—(Continued)

AS OF DECEMBER 31, 2007 AND 2008 AND

FOR THE YEARS ENDED DECEMBER 31, 2007 AND 2008

A reconciliation of changes in the asset retirement obligations for each of the years ended December 31, 2007 and 2008, is presented below (in thousands):

	2007	2008
Balance — beginning of year	$1,833	$3,144
Revisions in previous estimates	1,159
Accretion expense	152	275

Balance — end of year	$3,144	$3,419

The Company believes its asset retirement obligations represent reasonable estimates of the costs associated with the future closure of certain red mud lakes at the Gramercy facility. However, given the relatively long time until closure of these assets, such estimates are subject to changes due to a number of factors including, but not limited to, changes in regulatory requirements, costs of labor and materials, and other factors.

At December 31, 2007 and 2008, the Company had $6.2 million of restricted cash in an escrow account as security for the payment of these closure obligations that would arise under state environmental laws upon the termination of operations at the Gramercy facility. These amounts are included in other assets in the accompanying balance sheets.

6. EMPLOYEE BENEFITS

The Company has a salaried employee savings plan and an hourly employee savings plan for eligible employees. The Company matches 50% of each salaried employee’s pre-tax contributed dollars up to 6% of the employee’s total pre-tax contribution to the plan. The Company matches 50% of a specified percentage (ranging from 2% for 2006 to 6% for 2010) of each hourly employee’s pre-tax contributed dollars. Certain hourly employees earn a fixed dollar amount contribution from the Company ranging from $800 to $2,400 based on the participant’s age and service. Plan expenses of approximately $398,000 and $399,000 were recorded during the years ended December 31, 2007 and 2008, respectively.

Effective January 1, 2005, the Company established a defined contribution pension plan for its eligible salaried employees. The Company contributes a percentage ranging from 1% to 10% of a participant’s earnings based on the participant’s age at the beginning of a plan year. Plan expenses of approximately $645,000 and $790,000 were recorded during the years ended December 31, 2007 and 2008, respectively.

The Company entered into an agreement with the United Steelworkers of America (USWA) to establish a defined benefit pension plan for its eligible hourly employees effective January 1, 2005 (the “Pension Plan”). The defined benefit is $52 per month for each year of benefit service prior to 2010, plus $53 per month for each year of benefit service earned on or after January 1, 2010, for each participant. Plan expense of approximately $1,045,000 and $1,033,000 were recorded by the Company in 2007 and 2008, respectively.

The Company’s medical reimbursement plan (the “Medical Plan”) provides certain medical benefits to employees and their spouses upon retirement. To be eligible, a former employee must have greater than 5 years of service and retire after age 55. Plan expenses of approximately $124,000 and $143,000 were recorded by the Company in 2007 and 2008, respectively.

In September 2006, the FASB issued SFAS No. 158, Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans — an Amendment of FASB Statements No. 87, 88, 106 and 132(R).

GRAMERCY ALUMINA LLC

NOTES TO FINANCIAL STATEMENTS—(Continued)

AS OF DECEMBER 31, 2007 AND 2008 AND

FOR THE YEARS ENDED DECEMBER 31, 2007 AND 2008

SFAS No. 158 requires, among other things, an employer to fully recognize a plan’s overfunded or underfunded status in its balance sheets and recognize the changes in a plan’s funded status in comprehensive income in the year in which the changes occur. Implementation of these provisions of SFAS No. 158 was required for fiscal years ended after December 15, 2006. The Company adopted SFAS No. 158 effective on December 31, 2006. SFAS No. 158 further requires an employer to measure plan assets and obligations that determine its funded status as of the end of its fiscal year. The Company already measures its plan assets and liabilities as of December 31; therefore, this provision did not impact the Company’s financial statements.

The following table sets forth the changes in benefit obligations, changes in plan assets, and the estimated funded status for the Pension Plan and the Medical Plan and the amounts recognized by the Company as of December 31, 2007 and 2008 (in thousands):

	Pension Plan		Medical Plan
	2007	2008	2007	2008
Change in benefit obligation:
Projected benefit obligation — beginning of year	$2,292	$3,402	$238	$333
Service cost	945	952	103	114
Interest cost	188	262	19	27
Actuarial loss (gain)	11	(17)	(27)	(25)
Benefits paid	(33)	(85)

Projected benefit obligation — end of year	$3,403	$4,514	$333	$449

Change in plan assets:
Fair value of plan assets — beginning of year	$851	$2,221	$—	$—
Actual return on plan assets	35	(585)
Employer contributions	1,368	659
Benefits paid	(33)	(85)

Fair value of plan assets — end of year	$2,221	$2,210	$—	$—

Funded status of plan — end of year	$(1,182)	$(2,304)	$(333)	$(449)

Net amount recognized	$(1,182)	$(2,304)	$(333)	$(449)

Amounts recognized in the balance sheets:
Accrued employee costs	$—	$—	$(28)	$(47)
Pension and other postretirement benefit obligations	(1,182)	(2,304)	(305)	(402)

Net amounts recognized	$(1,182)	$(2,304)	$(333)	$(449)

Amounts recognized in accumulated other comprehensive income (loss):
Net (gain) loss	$79	$847	$(41)	$(66)
Prior service cost	175	156	20	18

Total	$254	$1,003	$(21)	$(48)

GRAMERCY ALUMINA LLC

NOTES TO FINANCIAL STATEMENTS—(Continued)

AS OF DECEMBER 31, 2007 AND 2008 AND

FOR THE YEARS ENDED DECEMBER 31, 2007 AND 2008

Net periodic benefit cost for the Pension Plan and the Medical Plan for the years ended December 31, 2007 and 2008, includes the following components (in thousands):

	Pension Plan		Medical Plan
	2007	2008	2007	2008
Service cost	$945	$952	$103	$114
Interest cost	188	262	19	27
Expected return on assets	(107)	(200)
Prior service cost amortization	19	19	2	2

Net periodic benefit cost	$1,045	$1,033	$124	$143

Other changes in plan assets and benefit obligations recognized in other comprehensive income are as follows (in thousands):

	Pension Plan		Medical Plan
	2007	2008	2007	2008
Current year actuarial (gain) loss	$84	$769	$(27)	$(25)
Recognition of prior service (credit) cost	(19)	(19)	(2)	(2)

Total	$65	$750	$(29)	$(27)

The estimated loss and prior service cost for the pension plan that will be amortized from accumulated other comprehensive income into net periodic benefit cost over the next fiscal year are $35,000 and $19,000 respectively. The estimated gain and prior service cost for the Medical Plan that will be amortized from accumulated other comprehensive income into net periodic benefit cost over the next fiscal year are ($2,000) and $2,000, respectively.

The accumulated benefit obligation for the Company’s Pension Plan at December 31, 2007 and 2008 approximated $3.4 million and $4.5 million, respectively.

Projected benefit obligations and net periodic benefit costs are based on actuarial estimates and assumptions. The weighted-average discount rate used in determining the actuarial present value of the projected benefit obligation for the Pension Plan was 6.30% and 6.15% at December 31, 2007 and 2008, respectively, while the discount rate used in determining the benefit obligation for the Medical Plan was 5.95% and 6.00% at December 31, 2007 and 2008, respectively. Discount rates of 5.90% and 6.30%, respectively, were used to determine pension expense and discount rates of 5.80% and 5.95%, respectively, were used to determine the medical reimbursement plan expense for the years ended December 31, 2007 and 2008.

The Company’s expected long-term rate of return on the Pension Plan assets is 8.00% at December 31, 2007 and 2008. The Company seeks a balanced return on Pension Plan assets through a diversified investment strategy, including a target asset allocation of 65% equity securities, 30% fixed income securities and 5% cash. The Company’s Pension Plan asset portfolio at December 31, 2007 and 2008, reflects a balance of investments split approximately 50% and 50%, and 70% and 30% between equity and fixed income securities, respectively.

The Company expects to contribute $1,344,000 to the Pension Plan and $47,000 to the Medical Plan in 2009.

GRAMERCY ALUMINA LLC

NOTES TO FINANCIAL STATEMENTS—(Continued)

AS OF DECEMBER 31, 2007 AND 2008 AND

FOR THE YEARS ENDED DECEMBER 31, 2007 AND 2008

The following annual benefit payments, which reflect expected future service, as appropriate, are expected to be paid (in thousands):

Years Ending December 31	Pension Plan	Medical Plan
2009	$71	$47
2010	124	45
2011	178	33
2012	234	107
2013	287	50
2014 – 2018	2,472	594

In addition, the Company has agreed with the USWA to contribute to a Voluntary Employee Benefits Association (VEBA) plan to provide health care retiree benefits for eligible hourly employees. The Company made contributions of $200,000 to the VEBA in 2007 and 2008. Annual contributions of $200,000 are scheduled in 2009, and $500,000 contributions are scheduled from 2010 to 2012. Additional variable contributions may be negotiated with the USWA when the current labor agreement expires in September 2010.

7. COMMITMENTS AND CONTINGENCIES

Operating Leases — The Company leases certain equipment under operating leases. Minimum future rental payments under noncancelable operating leases at December 31, 2008, are as follows (in thousands):

Years Ending December 31
2009	$1,206
2010	906
2011	248
2012	230

Total	$2,590

Rental expense for all operating leases approximated $1,429,000 and $1,224,000 for the years ended December 31, 2007 and 2008, respectively.

Purchase Commitments — The Company has a contract with SABL to purchase approximately 2.4 million metric tonnes of Jamaican bauxite per year at a mutually agreed upon purchase price per dry metric ton. The quantity amount is mutually agreed upon periodically and may vary slightly with respect to shipping schedules. This is a key raw material used in the chemical process to produce alumina. The contract terminates on December 31, 2010, unless the parties mutually agree to terminate the contract earlier.

Labor Commitments — The Company is a party to a collective bargaining and benefits agreement with the USWA, which agreement expires on September 30, 2010. USWA employees represent the majority of the Company’s workforce.

Environmental Matters — Prior to purchasing the Gramercy facility, the members commissioned a pre-purchase due diligence investigation of the environmental conditions present at the facility. The results of this investigation were submitted to state regulatory officials by the Company. In addition, as part of this submittal, the Company agreed to undertake certain specified remedial activities at the facility. Based on the

GRAMERCY ALUMINA LLC

NOTES TO FINANCIAL STATEMENTS—(Continued)

AS OF DECEMBER 31, 2007 AND 2008 AND

FOR THE YEARS ENDED DECEMBER 31, 2007 AND 2008

submission, and conditioned on completion of the specified remedial activities, state environmental officials have confirmed that the Company met the conditions for bona fide prospective purchase protections (BFPP) against liability for preexisting environmental conditions at the facility. Based on information obtained during the due diligence, the Company recorded a liability for the estimated cost for the BFPP remediation work and continues to monitor and update such estimates as necessary. A reconciliation of changes in the asset retirement obligations for each of the years ended December 31, 2007 and 2008, is presented below (in thousands):

	2007	2008
Balance — beginning of year	$4,769	$4,558
Remediation performed	(211)	(378)

Balance — end of year	$4,558	$4,180

In addition, pursuant to the terms of the purchase agreement for the Gramercy facility, the previous owner agreed to escrow $2,500,000 to reimburse the Company for expenses to be incurred in the performance of the BFPP environmental remediation at the facility. Included in other assets in the accompanying balance sheets at December 31, 2007 and 2008, is a long-term receivable of $2.0 million and $1.6 million, respectively, from the previous owner for such future expense reimbursements.

The Company believes its environmental liabilities are not likely to have a material adverse effect on its financial statements. However, there can be no assurance that future requirements will not result in liabilities which may have a material adverse effect on the Company’s financial position, results of operations, and cash flows.

Letters of Credit — At December 31, 2008, outstanding letters of credit were $1.13 million.

Legal Contingencies — The Company is a party to various legal proceedings arising in the ordinary course of business. In the opinion of management, the ultimate resolution of these legal proceedings will not have a material adverse effect on the Company’s financial position, results of operations, or liquidity.

8. SUBSEQUENT EVENTS

During the week of January 26, 2009, power supply to Noranda’s New Madrid smelter was interrupted numerous times because of a severe ice storm in Southeastern Missouri. As a result of the outage, Noranda lost 75% of the smelter capacity. The smelting production facility is being cleaned-out, inspected, and restarted. Based on Noranda’s current assessment, they expect that the smelter could return to full production during the second half of 2009 with partial capacity phased in during the intervening months. As disclosed in Note 2, a substantial portion of the Company’s alumina production is sold to Noranda for use in the New Madrid smelter facility. For the year ended December 31, 2008, revenues derived from sales to Noranda for use in its New Madrid facility approximated $163.5 million.

As further described in Note 2, the Company sells a substantial portion of its alumina production to its members or entities affiliated with its members at sales prices which are substantially equivalent to its actual cost per metric ton. During the fourth quarter of 2008, the cost of alumina purchased by the Company’s members exceeded the cost of alumina available from other sources. The members continue to evaluate options to reduce their purchase cost of alumina, including evaluating curtailment of the Company’s operations.

At this time, the effects of the events described above on the Company’s financial position, results of operations and cash flows are not determinable.

******

GRAMERCY ALUMINA LLC

STATEMENT OF OPERATIONS

FOR THE EIGHT MONTHS ENDED AUGUST 31, 2009

(In thousands)

(Unaudited)

REVENUE:
Affiliates	$112,149
Others	52,198

Total revenue	164,347

COST OF SALES AND EXPENSES:
Cost of sales, excluding depreciation and amortization (includes affiliated purchases of $29,057)	147,328
Depreciation and amortization	3,468
Accretion expense	195
Selling, general, and administrative expenses	5,405

Total cost of sales and expenses	156,396

OPERATING INCOME	7,951
INTEREST INCOME	60
OTHER INCOME — Net	84

NET INCOME	$8,095

See notes to unaudited financial statements.

GRAMERCY ALUMINA LLC

STATEMENT OF CHANGES IN MEMBERS’ EQUITY

FOR THE EIGHT MONTHS ENDED AUGUST 31, 2009

(In thousands)

(Unaudited)

MEMBERS’ EQUITY — December 31, 2008	$113,876
Net income	8,095
Other comprehensive income — Pension and other postretirement benefit obligations	50

MEMBERS’ EQUITY — August 31, 2009	$122,021

See notes to unaudited financial statements.

GRAMERCY ALUMINA LLC

STATEMENT OF COMPREHENSIVE INCOME

FOR THE EIGHT MONTHS ENDED AUGUST 31, 2009

(In thousands)

(Unaudited)

COMPREHENSIVE INCOME:
Net income	$8,095
Other comprehensive income:
Pension and other postretirement benefit obligations	50

TOTAL	$8,145

See notes to unaudited financial statements.

GRAMERCY ALUMINA LLC

STATEMENT OF CASH FLOWS

FOR THE EIGHT MONTHS ENDED AUGUST 31, 2009

(In thousands)

(Unaudited)

CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$8,095
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	3,468
Accretion	195
Changes in operating assets and liabilities:
Trade receivables	(3,510)
Due to/from affiliates	3,281
Inventories	2,616
Prepaid expenses	(72)
Other assets	(2,483)
Trade accounts payable	(12,050)
Other operating liabilities	1,761

Net cash provided by operating activities	1,301

CASH FLOWS FROM INVESTING ACTIVITIES:
Additions to property, plant, and equipment	(5,175)

Net cash used in investing activities	(5,175)

NET (DECREASE) INCREASE IN CASH AND CASH EQUIVALENTS	(3,874)
CASH AND CASH EQUIVALENTS — December 31, 2008	3,982

CASH AND CASH EQUIVALENTS — August 31, 2009	$108

See notes to unaudited financial statements.

GRAMERCY ALUMINA LLC

NOTES TO UNAUDITED FINANCIAL STATEMENTS

FOR THE EIGHT MONTHS ENDED AUGUST 31, 2009

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization and Operations — Gramercy Alumina LLC (the “Company”) was formed as a limited liability company on March 2, 2004, by Gramercy Alumina Holdings Inc. and Century Louisiana, Inc. Gramercy Alumina Holdings Inc. (a subsidiary of Noranda Aluminum Acquisition Corporation (Noranda) effective May 18, 2007) and Century Louisiana, Inc. (a subsidiary of Century Aluminum Company) each have a 50% ownership interest in the Company. The Company began operations on October 1, 2004. Pursuant to the agreements governing the Company, the members began negotiations during 2009 concerning continuation of the Company. As a result of these negotiations, on August 31, 2009, the Company became a wholly-owned subsidiary of Noranda. As such, these unaudited financial statements are presented for the eight months ended August 31, 2009.

The Company operates a refinery located in Gramercy, Louisiana. The Gramercy refinery chemically refines bauxite into alumina, the principal raw material used in the production of primary aluminum. The majority of the Company’s alumina production is supplied to production facilities owned by the Company’s members. The remaining sales are generally to third-party users in various industries, including water treatment, flame retardants, building products, detergents, and glass.

Gramercy Alumina Holdings Inc. and Century Louisiana, Inc. acquired the Gramercy alumina refinery and related bauxite mining assets in Jamaica pursuant to the terms of an Asset Purchase Agreement, dated May 17, 2004, with an unrelated third party. The sale was completed on September 30, 2004. The Company was formed to own and operate the Gramercy alumina refinery.

Use of Estimates — The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, and disclosures of contingent assets and liabilities at the date of the financial statements, as well as reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Revenue Recognition — The Company recognizes revenue when the risks and rewards of ownership have transferred to the customer. Shipping terms are generally F.O.B. shipping point.

Cash and Cash Equivalents — The Company considers highly liquid short-term investments with original maturities of three months or less to be cash equivalents.

Cost of Goods Sold — The Company’s cost of goods sold are recognized using the average cost method.

Depreciation — Depreciation is provided on the straight-line basis over the estimated useful lives of the respective assets (12 years weighted average — machinery and equipment). Maintenance and repairs are charged to expense as incurred. Major improvements are capitalized. When items of property, plant, and equipment are sold or retired, the related cost and accumulated depreciation are removed from the accounts and any gain or loss is recorded in the statement of operations.

Self-Insurance — The Company is primarily self-insured for workers’ compensation and healthcare costs. Self-insurance liabilities are determined based on claims filed and an estimate of claims incurred but not reported.

Asset Retirement Obligations — In accordance with Statement of Financial Accounting Standards (SFAS) No. 143, Accounting for Asset Retirement Obligations, the Company records the fair value of a legal liability for

GRAMERCY ALUMINA LLC

NOTES TO UNAUDITED FINANCIAL STATEMENTS—(Continued)

asset retirement obligations (ARO) in the period in which they are incurred and capitalizes the ARO by increasing the carrying amount of the related assets. The obligations are accreted to their present value each period and the capitalized cost is depreciated over the estimated useful lives (17 to 20 years) of the related assets.

Environmental Liabilities — Costs related to environmental liabilities are accrued when it is probable that a liability has been incurred and the amount can be reasonably estimated. These amounts are based on the future estimated costs under existing regulatory requirements using existing technology.

Income Taxes — The Company has elected to be treated as a partnership for income tax purposes. Accordingly, income taxes are the responsibility of the members and the financial statements include no provision for income taxes.

2. RELATED PARTY TRANSACTIONS

The Company purchases the majority of its bauxite from St. Ann Bauxite Limited (SABL), an entity affiliated through common ownership and control. In certain instances, the Company advances funds to SABL prior to the shipment of bauxite. Purchases from SABL approximated $29.1 million for the eight months ended August 31, 2009.

The Company is reimbursed for certain management personnel, support personnel, and services (purchasing, IT services, and accounting) provided to SABL. Included in the statements of operations for the eight months ended August 31, 2009 is approximately $0.4 million of amounts charged to SABL for such personnel, support, and services.

The Company sells a substantial portion of its production to its members or entities affiliated with its members at sales prices which are substantially equivalent to its actual cost per metric ton. Revenues derived from sales to Century Aluminum Company and/or its affiliates and Noranda and/or its affiliates (Xstrata Plc prior to May 18, 2007) approximated $56.1 million and $56.1 million, respectively in the eight months ended August 31, 2009.

3. ASSET RETIREMENT OBLIGATIONS

The Company’s asset retirement obligations relate primarily to costs associated with the future closure of certain red mud lakes at the Gramercy refinery.

A reconciliation of changes in the asset retirement obligations for the eight months ended August 31, 2009, is presented below (in thousands):

Balance — beginning of year	$3,419
Accretion expense	195

Balance — end of year	$3,614

The Company believes its asset retirement obligations represent reasonable estimates of the costs associated with the future closure of certain red mud lakes at the Gramercy facility. However, given the relatively long time until closure of these assets, such estimates are subject to changes due to a number of factors including, but not limited to, changes in regulatory requirements, costs of labor and materials, and other factors.

GRAMERCY ALUMINA LLC

NOTES TO UNAUDITED FINANCIAL STATEMENTS—(Continued)

4. EMPLOYEE BENEFITS

The Company has a salaried employee savings plan and an hourly employee savings plan for eligible employees. The Company matches 50% of each salaried employee’s pre-tax contributed dollars up to 6% of the employee’s total pre-tax contribution to the plan. The Company matches 50% of a specified percentage of each hourly employee’s pre-tax contributed dollars. Certain hourly employees earn a fixed dollar amount contribution from the Company ranging from $800 to $2,400 based on the participant’s age and service. The Company has also established a defined contribution pension plan for its eligible salaried employees. The Company contributes a percentage ranging from 1% to 10% of a participant’s earnings based on the participant’s age at the beginning of a plan year.

The Company entered into an agreement with the United Steelworkers of America (USWA) to establish a defined benefit pension plan for its eligible hourly employees effective January 1, 2005 (the “Pension Plan”). The defined benefit is $52 per month for each year of benefit service prior to 2010, plus $53 per month for each year of benefit service earned on or after January 1, 2010, for each participant.

The Company’s medical reimbursement plan (the “Medical Plan”) provides certain medical benefits to employees and their spouses upon retirement. To be eligible, a former employee must have greater than 5 years of service and retire after age 55.

Net periodic benefit cost for the Pension Plan and the Medical Plan during the eight months ended August 31, 2009, includes the following components (in thousands):

	Pension Plan	Medical Plan
Service cost	$660	$81
Interest cost	222	23
Expected return on assets	(150)	—
Prior service cost amortization	13	1
Net actuarial loss	19	(1)

Net periodic benefit cost	$764	$104

5. COMMITMENTS AND CONTINGENCIES

Leases — Rental expense for all operating leases approximated $1.0 million for the eight months ended August 31, 2009.

Purchase Commitments — The Company has a contract with SABL to purchase approximately 2.4 million metric tonnes of Jamaican bauxite per year at a mutually agreed upon purchase price per dry metric ton. The quantity amount is mutually agreed upon periodically and may vary slightly with respect to shipping schedules. This is a key raw material used in the chemical process to produce alumina. The contract terminates on December 31, 2010, unless the parties mutually agree to terminate the contract earlier.

Labor Commitments — The Company is a party to a collective bargaining and benefits agreement with the USWA, which agreement expires on September 30, 2010. USWA employees represent the majority of the Company’s workforce.

GRAMERCY ALUMINA LLC

NOTES TO UNAUDITED FINANCIAL STATEMENTS—(Continued)

Environmental Matters — Prior to purchasing the Gramercy facility, the members commissioned a pre-purchase due diligence investigation of the environmental conditions present at the facility. The results of this investigation were submitted to state regulatory officials by the Company. In addition, as part of this submittal, the Company agreed to undertake certain specified remedial activities at the facility. Based on the submission, and conditioned on completion of the specified remedial activities, state environmental officials have confirmed that the Company met the conditions for bona fide prospective purchase protections (BFPP) against liability for preexisting environmental conditions at the facility. Based on information obtained during the due diligence, the Company recorded a liability for the estimated cost for the BFPP remediation work and continues to monitor and update such estimates as necessary. A reconciliation of changes in the environmental liabilities during the eight months ended August 31, 2009, is presented below (in thousands):

2009
Balance — beginning of year	$4,180
Revisions in estimates	1,880
Remediation performed	(940)

Balance — end of period	$5,120

The Company believes its environmental liabilities are not likely to have a material adverse effect on its financial statements. However, there can be no assurance that future requirements will not result in liabilities which may have a material adverse effect on the Company’s financial position, results of operations, and cash flows.

Legal Contingencies — The Company is a party to various legal proceedings arising in the ordinary course of business. In the opinion of management, the ultimate resolution of these legal proceedings will not have a material adverse effect on the Company’s financial position, results of operations, or liquidity.

******